UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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CONSOL Energy Inc.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CONSOL Energy Inc.

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

Telephone (724) 485-4000

Annual Meeting of Shareholders

to be held on April 28, 2009

Dear Shareholder:

You are cordially invited to attend CONSOL Energy Inc.’s 2009 Annual Meeting of Shareholders on April 28, 2009, at 11:30 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, Allegheny Room, 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231.

The enclosed Notice of Annual Meeting and the Proxy Statement describe the various matters to be acted upon during the meeting. In addition, there will be a report on the state of CONSOL Energy Inc.’s business and an opportunity for you to ask questions on subjects related to CONSOL Energy Inc.’s operations.

Whether or not you plan to attend the Annual Meeting, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or by internet (as described in the enclosed instructions, if applicable), or by completing and returning the enclosed proxy card or voting instruction card, which requires no additional postage if mailed in the United States.

If you need assistance, please contact CONSOL Energy Inc.’s Investor Relations Office at 724-485-4000. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 accompanies these enclosures.

The Annual Meeting gives us an opportunity to review CONSOL Energy Inc.’s results and discuss the steps CONSOL Energy Inc. has taken to assure a strong performance in the future. We appreciate your ownership of CONSOL Energy Inc., and I hope you will be able to join us at this year’s Annual Meeting.

Sincerely,

/s/ John Whitmire

John Whitmire Chairman of the Board

March 23, 2009

CONSOL Energy Inc.

CNX Center

1000 CONSOL Energy Drive

Canonsburg, PA 15317

Telephone (724) 485-4000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 28, 2009

Notice is hereby given that the Annual Meeting of Shareholders of CONSOL Energy Inc. will be held on April 28, 2009, at 11:30 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, Allegheny Room, 1111 Airport Boulevard, Pittsburgh, Pennsylvania for the following purposes:

1.	To elect directors to hold office in accordance with the Third Amended and Restated Bylaws of CONSOL Energy Inc.;

2.	To ratify the anticipated selection of Ernst & Young LLP, an independent registered public accounting firm, as the independent auditor of CONSOL Energy Inc. for the fiscal year ending December 31, 2009;

3.	To consider and vote upon a proposal to amend and restate the CONSOL Energy Inc. Equity Incentive Plan to, among other matters, increase the number of shares authorized for issuance thereunder;

4.	If properly presented, to consider and vote upon a proposal regarding majority voting in non-contested director elections; and

5.	If properly presented, to consider and vote upon a proposal to adopt a policy for the early disclosure of shareholder proposal voting results.

By resolution of the Board of Directors, we have fixed the close of business on March 5, 2009, as the record date for determining the shareholders of CONSOL Energy Inc. entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

Whether or not you plan to attend the Annual Meeting, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or by internet (as described in the enclosed instructions, if applicable), or by completing and returning the enclosed proxy card or voting instruction card, which requires no additional postage if mailed in the United States. Your prompt response will be helpful and your cooperation is appreciated. If you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

IMPORTANT NOTICE: REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 28, 2009:

The Proxy Statement, Annual Report on Form 10-K and related materials are available at http://materials.proxyvote.com/20854P.

Sincerely,

P. Jerome Richey Chief Legal Officer and Secretary

March 23, 2009

CONSOL Energy Inc.

CNX Center

1000 CONSOL Energy Drive

Canonsburg, PA 15317

INFORMATION ABOUT THE ANNUAL MEETING

March 23, 2009

The enclosed proxy is being solicited by the Board of Directors (the “Board”) of CONSOL Energy Inc. (“CONSOL Energy” or the “Corporation”) to be voted at the Annual Meeting of Shareholders to be held on April 28, 2009, at 11:30 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, Allegheny Room, 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231 (the “Annual Meeting”).

The specific proposals to be considered, and voted upon, at the Annual Meeting are summarized in the Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

Voting

The persons named as proxies on the accompanying proxy card have informed CONSOL Energy of their intention, if no contrary instructions are given, to vote the shares represented by such proxies:

•	in favor of the election as directors of CONSOL Energy of those persons nominated in this Proxy Statement to hold office in accordance with the Third Amended and Restated Bylaws of CONSOL Energy;

•

in favor of the ratification of the anticipated selection of Ernst & Young LLP, an independent registered public accounting firm, as the independent auditor of CONSOL Energy for the fiscal year ending December 31, 2009;

•	in favor of the adoption of the Amended and Restated CONSOL Energy Inc. Equity Incentive Plan to, among other matters, increase the number of shares authorized for issuance thereunder;

•	against the adoption of the shareholder proposal regarding majority voting in non-contested director elections;

•	against the adoption of the shareholder proposal to adopt a policy for the early disclosure of voting results of shareholder proposals; and

•	in accordance with their judgment, on any other matters which may properly come before the Annual Meeting.

The Board does not know of any business to be brought before the Annual Meeting other than as indicated in the Notice of Annual Meeting of Shareholders.

Annual Report

CONSOL Energy’s Annual Report to Shareholders and Annual Report on Form 10-K are being mailed to shareholders together with this Proxy Statement on or about March 23, 2009 to holders of record, as of March 5, 2009, of CONSOL Energy common stock.

Record Date and Vote Required for Approval

The record date with respect to this solicitation is March 5, 2009. All holders of record of CONSOL Energy common stock as of the close of business on March 5, 2009 are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. As of March 5, 2009, the Corporation had 180,637,172 shares of common stock outstanding. Each share of common stock is entitled to one vote. Shareholders do not have cumulative voting rights. The holders of a majority of the outstanding shares of common stock of the Corporation entitled to vote generally in the election of directors, represented in person or by proxy, will constitute a quorum at a meeting of shareholders, except in certain limited circumstances. Election of directors at all meetings of the shareholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the affirmative votes of a plurality of the votes cast is required for the election of directors. The approval of the proposal to amend and restate the CONSOL Energy Inc. Equity Incentive Plan requires the affirmative vote of a majority of shares of common stock present in person or by proxy at the meeting and entitled to vote; provided that the total vote cast on this proposal represents over 50% in interest of all securities entitled to vote on the proposal. Except as otherwise provided by law, CONSOL Energy’s Certificate of Incorporation or Third Amended and Restated Bylaws, on all other matters, the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the matter is required for approval. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as the CONSOL Energy Equity Incentive Plan and the shareholder proposals, although they may vote their clients’ shares on the election of directors and the ratification of the anticipated selection of Ernst & Young LLP, an independent registered public accounting firm, to serve as the independent auditor. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter. Proxies received but marked as abstentions and broker non-votes will be counted for quorum purposes.

The voting instruction form also serves as the voting instruction for the trustees who hold shares of record for participants in the CONSOL Energy Inc. Investment Plan for Salaried Employees. If voting instructions representing shares in this plan are not received, those shares will not be unvoted.

Revocation of Proxy

A proxy may be revoked by a shareholder at any time prior to the time that the proxy is exercised by delivery to the Corporate Secretary of a notice of revocation or a properly executed proxy bearing a later date or by voting in person at the meeting. If a proxy is properly executed and is not revoked by the shareholder, the shares it represents will be voted at the meeting in accordance with the instructions from the shareholder. If the proxy card is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board and in accordance with their judgment, on any other matter that may properly come before the Annual Meeting. Attendance at the meeting without a request to revoke a proxy will not effectively revoke a previously executed and delivered proxy.

Proxy Solicitation

All costs relating to the solicitation of proxies will be borne by CONSOL Energy. Georgeson Inc. has been retained by CONSOL Energy to aid in the solicitation of proxies, at an estimated cost of $8,500 plus reimbursement of out-of-pocket expenses. Proxies may also be solicited by officers, directors and employees personally, by mail, or by telephone, facsimile transmission or other electronic means. On request, CONSOL Energy will pay brokers and other persons holding shares of common stock in their names or in those of their nominees for their reasonable expenses in sending soliciting material to, and seeking instructions from, their principals.

Secrecy in Voting

As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are held confidential by CONSOL Energy. Such documents are available for examination only by the inspectors of election and certain employees who assist in the tabulation of the vote. The identity of the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

Attendance at the Meeting

Subject to space availability, all shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 10 a.m. Those who attend may be asked to present valid picture identification, such as a driver’s license or passport, and may be issued a ticket for admission to the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Please also note that if shares are held in “street name” (that is, through a broker or other nominee), a copy of a brokerage statement reflecting stock ownership as of the record date must be provided during check-in at the registration desk at the Annual Meeting.

CONSOL Energy will provide to any shareholder, without charge and upon the written request of the shareholder, a copy (without exhibits, unless otherwise requested) of CONSOL Energy’s Annual Report on Form 10-K as filed with the United States Securities and Exchange Commission (the “SEC”) for CONSOL Energy’s fiscal year ended December 31, 2008. Any such request should be directed to CONSOL Energy Inc., Investor Relations Department, 1000 CONSOL Energy Drive, Canonsburg, PA 15317.

BOARD OF DIRECTORS AND COMPENSATION INFORMATION

BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

The business and affairs of CONSOL Energy are under the direction of our Board. Our Board is currently comprised of eleven members. Those members are John Whitmire, James E. Altmeyer, Sr., Philip W. Baxter, William E. Davis, Raj K. Gupta, Patricia A. Hammick, David C. Hardesty, Jr., J. Brett Harvey, John T. Mills, William P. Powell, and Joseph T. Williams. We do not have a policy regarding directors’ attendance at the Annual Meeting of Shareholders; however, directors are encouraged to attend. All of the members of our Board attended the 2008 Annual Meeting of Shareholders, except for Mr. Baxter, who was not appointed to our Board until January  16, 2009.

Committees of the Board of Directors

Our Board has four standing committees: Audit, Compensation, Nominating and Corporate Governance, and Finance. Current charters for each committee are available on the Corporate Governance section of CONSOL Energy’s website at www.consolenergy.com. Actions taken by our committees are reported to the full Board. On February 17, 2009, the Board determined that all members of each of the Audit, Compensation and Nominating and Corporate Governance Committees are independent under the current listing standards of the New York Stock Exchange. See “Determination of Director Independence” on page 21 for additional information regarding the Board’s independence determinations of its members.

Audit Committee

Our Audit Committee, which currently consists of five directors, provides assistance to our Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, financial reporting, internal control and compliance functions of the Corporation and its subsidiaries. Our Audit Committee employs an independent registered public accounting firm to audit the financial statements of CONSOL Energy and its subsidiaries and perform other assigned duties. Further, our Audit Committee provides general oversight with respect to the accounting principles employed in financial reporting and the adequacy of CONSOL Energy’s internal controls. In discharging its responsibilities, our Audit Committee may rely on the reports, findings and representations of the Corporation’s auditors, legal counsel, and responsible officers. Our Board has determined that all members of the Audit Committee are financially literate within the meaning of SEC rules and under the current listing standards of the New York Stock Exchange. Our Board has also determined that Mr. Gupta qualifies as an “audit committee financial expert.” A copy of the audit committee’s report for the 2008 fiscal year is set forth in this Proxy Statement.

Compensation Committee

Our Compensation Committee, which currently consists of four directors, establishes executive compensation policies consistent with corporate objectives and shareholder interests. Our Compensation Committee also reviews the performance of executive officers and establishes, adjusts and awards compensation, including incentive-based compensation, as more fully discussed below. In addition, our Compensation Committee generally is responsible for:

•	establishing and periodically reviewing our compensation philosophy and the adequacy of compensation plans and programs for directors, executive officers and other Corporation employees;

•	overseeing our compensation plans;

•	reviewing and monitoring management development and succession plans and activities;

•	overseeing executive employment contracts, special retirement benefits, severance, change in control arrangements or similar plans;

•	reviewing and recommending to our Board the compensation of our non-employee directors for their service as directors; and

•	oversight of the outside consultant engaged by the Compensation Committee.

Our Compensation Committee’s charter generally permits it to delegate authority, duties and responsibilities or functions to one or more members of the Compensation Committee or to the Corporation’s officers other than for matters which laws or listing standards prohibit delegation. Under our Equity Incentive Plan (the “Plan”), our Compensation Committee is also permitted to delegate its power and authority to our officers. In February 2008, the Compensation Committee authorized our Chief Executive Officer to grant up to 380,000 shares (underlying stock option or restricted stock unit awards) to our non-executive employees in compliance with the terms and conditions of such delegation, the plan and applicable law and regulation.

Our Compensation Committee periodically reviews the compensation of non-employee directors, including the Chairman of the Board, and the principles upon which their compensation is determined, and periodically reports to our Board how the non-employee directors’ compensation practices compare with those of other similarly situated public corporations and, if the Compensation Committee deems it appropriate, recommends changes to our director compensation practices to our Board for approval.

Outside consulting firms retained by our Compensation Committee and management also provide assistance to the Compensation Committee in making its compensation-related decisions. In 2008, our Compensation Committee directly engaged Deloitte Consulting LLP (“Deloitte”) to assist with an evaluation of our compensation program for executive officers and directors. The scope of our consultants’ work for the Compensation Committee included, among other matters:

•	develop a relevant peer group of companies;

•	benchmark the components of our compensation program with the peer group;

•	assist our Compensation Committee with the development of performance goals related to the Long-Term Incentive Program under the Plan;

•	assess our stock ownership guidelines applicable to our directors and executive officers;

•	assess the overall competitiveness of our compensation program;

•	assess Board compensation relative to the same peer group used to benchmark executive compensation and make recommendations based on the market analysis; and

•	assist in calculating the estimated potential Internal Revenue Code Section 280G tax gross-up for named executives.

The compensation committee of the board of directors of CNX Gas Corporation, a publicly-traded subsidiary of CONSOL Energy (“CNX Gas”), separately retained in 2008 Deloitte to perform executive and director compensation services for that company. See the CNX Gas proxy statement filed on or about March 23, 2009, for a description of the scope of work performed by those firms for that company.

Our Compensation Committee has a charter, which is available on the Corporation’s website at www.consolenergy.com. For additional information regarding the Compensation Committee’s processes and procedures for the consideration and determination of executive officer compensation, see “Compensation Discussion and Analysis” on page 23.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which currently consists of four directors, is responsible for recommending to the Board nominees for election of directors at the Annual Meeting or appointment of directors in the event of any vacancy, generally monitoring CONSOL Energy’s corporate governance system and performing any other functions or duties deemed appropriate by the Board. In making director recommendations, the Nominating and Corporate Governance Committee will consider nominations submitted by shareholders. See “Additional Matters” on page 96 for more information on submitting director nominations.

The Nominating and Corporate Governance Committee reviews with our Board the size, function, and needs of the Board and, in doing so, takes into account that the Board as a whole should have competency in the following areas:

•	industry knowledge;

•	accounting and finance;

•	business judgment;

•	management;

•	leadership;

•	international markets;

•	business strategy;

•	crisis management;

•	corporate governance; and

•	risk management.

Our Board also seeks members from diverse backgrounds so that it consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. Directors must have experience in positions with a high degree of responsibility and leadership experience in the companies or institutions with which they are or have been affiliated. Directors are selected based upon contributions that they can make to CONSOL Energy. The Nominating and Corporate Governance Committee’s process for identifying and evaluating director nominees is as follows:

•	determines what types of backgrounds, skills, and attributes of Board members are needed to help strengthen and balance it, taking into account the competencies described above;

•	at appropriate times, actively seeks individuals qualified to become members of the Board; and

•	evaluates and recommends to our Board the slate of nominees for directors to be elected by the shareholders at CONSOL Energy’s next annual meeting of shareholders.

Recommendations include a review by the Nominating and Corporate Governance Committee of the contribution of fellow directors, as well as the qualifications of new nominees.

On January 16, 2009, our Chairman and our CEO recommended to the Board that Philip W. Baxter rejoin the Board, and this recommendation was approved on such date.

Finance Committee

The Finance Committee, which currently consists of five directors, monitors and provides advice and counsel to our Board and management regarding our asset mix, potential mergers and acquisitions, capital structure and policies, financial position and policies, financing activities, compliance with debt covenants, dividend policies and material investments and contracts. No member of the Finance Committee may be an officer or employee of CONSOL Energy or any of our subsidiaries.

Corporate Governance Web Page and Available Documents

We maintain a corporate governance page on our website at www.consolenergy.com that includes information about our corporate governance. The following documents are currently included on the website:

•	CONSOL Energy Corporate Governance Guidelines;

•	CONSOL Energy Code of Director Business Conduct and Ethics;

•	CONSOL Energy Code of Employee Business Conduct and Ethics, which covers all employees of CONSOL Energy, including executive employees; and

•	Charters of the Audit, Nominating and Corporate Governance, Compensation, and Finance Committees.

We will also provide a printed copy of these documents if you contact the Investor Relations department in writing at CONSOL Energy Inc., 1000 CONSOL Energy Drive, Canonsburg, Pennsylvania 15317.

Compensation Committee Interlocks and Insider Participation

During 2008, the members of the Compensation Committee were Messrs. Powell, Altmeyer, Mills and Ms. Hammick.

Mr. Altmeyer, a member of the Board (and member of the CNX Gas board of directors (which we refer to as the “CNX Gas Board”)) has a brother who is a member of Phillips, Gardill, Kaiser & Altmeyer, PLLC, a twelve attorney law firm based in Wheeling, West Virginia. The Corporation and CNX Gas paid this law firm approximately $318,703 and $215,684, respectively, in 2008 for workmen’s compensation, litigation and land-related legal services, which amounts represented approximately less than 2.0% and 0.8% of total amounts paid by the Corporation and CNX Gas respectively to all law firms retained in 2008. CONSOL Energy engaged Phillips Gardill Kaiser & Altmeyer PLLC many years prior to Mr. Altmeyer becoming a member of the Board.

Membership and Meetings of the Board of Directors and its Committees

All of the incumbent directors attended no fewer than 88% of the sum of:

•	the total number of meetings held by our Board (held during the period for which he or she was a director during 2008); and

•	the total number of meetings held by all committees of our Board on which he or she served (during the period that he or she served).

Current committee membership and the number of meetings of the full Board and its committees are shown in the following table:

	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance Committee
John Whitmire(1)	Chair	-	-	-	-
James E. Altmeyer, Sr.	Member	Member	Member	-	-
Philip W. Baxter(2)	Member	Member	-	-	Member
William E. Davis	Member	Member	-	Chair	-
Raj K. Gupta	Member	Chair	-	-	Member
Patricia A. Hammick	Member	-	Member	Member	-
David C. Hardesty, Jr.	Member	-	-	Member	Member
J. Brett Harvey	Member	-	-	-	-
William P. Powell	Member	-	Chair	-	Member
Joseph T. Williams	Member	-	-	Member	Chair
John T. Mills	Member	Member	Member	-	-
Number of 2008 Meetings	10(3)	10	4	3	5

(1)	Mr. Whitmire serves ex officio, meaning, as Chairman of the Board of CONSOL Energy, he attends and participates in meetings of the committees of the Board but is not a voting member of such committees.

(2)	Mr. Baxter did not attend any of the 2008 Board or committee meetings, as he was not appointed to the Board until January 16, 2009.

(3)	Of the 10 Board meetings, 5 were “Regularly Scheduled” and 5 were “Special Meetings.”

During 2008, the non-management directors held 5 executive sessions of the Board. The presiding director for these sessions was the Chairman of the Board.

Communication with the Board of Directors

Shareholders and other interested persons who wish to communicate with the Board may do so by writing to it and should address their communications to the attention of the Corporate Secretary at CONSOL Energy Inc., 1000 CONSOL Energy Drive, Canonsburg, PA 15317 or by sending an e-mail to directors@consolenergy.com. The Corporate Secretary will relay all such communication to the Board in its entirety or individual directors (as appropriate) at the next regularly scheduled Board meeting (or earlier as necessary). In accordance with instructions from the Board, the Corporate Secretary reviews all correspondence, organizes the communications for review by the Board and delivers communications to the full Board or individual directors, as appropriate. In the ordinary course, the Corporate Secretary does not deliver certain items that are unrelated to the Board’s duties, such as spam, junk mail, mass mailings, solicitations, resumes and job inquiries. Communications that are intended specifically for the chairman, the independent directors or the non-management directors should be sent to the street address or e-mail address noted above, to the attention of the chairman. Information concerning communications with the Board also is contained on CONSOL Energy’s website at www.consolenergy.com.

DIRECTOR COMPENSATION TABLE - 2008

The following table sets forth the compensation of the Board for the 2008 fiscal year, and includes fees paid for service on the CONSOL and CNX Gas Boards, as applicable:

Name(1)	Fees Earned or Paid in Cash		Stock Awards(2)		Option Awards(3)		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
John Whitmire	$100,000	(4)	$166,711	(5)	-		-	-	$30,000	(6)	$296,711
James E. Altmeyer, Sr.	$173,542	(7)	$190,874	(8)	$26,307	(9)	-	-	-		$390,723
Philip W. Baxter(10)	-		-		-		-	-	-		-
William E. Davis	$ 95,000		$105,870		$17,971		-	-	-		$218,841
Raj K. Gupta	$180,000	(11)	$203,387	(12)	$26,307	(13)	-	-	-		$409,694
Patricia A. Hammick	$ 80,000		$105,870	(14)	$17,971		-	-	-		$203,841
David C. Hardesty, Jr.	$ 80,000		$105,870	(15)	$28,734		-	-	-		$214,604
John T. Mills	$ 87,500		$105,870	(16)	$33,976		-	-	-		$227,346
William P. Powell	$ 87,500		$105,870	(17)	$17,971		-	-	-		$211,341
Joseph T. Williams	$157,500	(18)	$151,422	(19)	$37,973	(20)	-	-	-		$346,895

(1)	Mr. Harvey is a member of the Boards of Directors of CONSOL Energy and CNX Gas. Mr. Harvey’s compensation is reported in the Summary Compensation Table and other sections of this Proxy Statement. As an employee of CONSOL Energy, he does not receive any additional compensation in connection with his service on the Boards of Directors of CONSOL Energy and CNX Gas.

(2)	The values set forth in this column are based on the compensation cost recognized in 2008 for financial statement reporting purposes and computed in accordance with FAS 123R (disregarding any estimate of forfeitures related to service-based vesting conditions) and relate to equity awards granted by CONSOL Energy and CNX Gas. The compensation cost for CONSOL Energy and CNX Gas is computed based upon the closing price of that company’s stock on the date of grant. The values reflect the accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives.

With respect to CONSOL Energy stock awards: (i) the aggregate grant date fair value for 2008 stock awards for each director was $95,000, other than for Mr. Whitmire for whom it was $250,000; (ii) each director had 2,882 restricted stock units outstanding as of December 31, 2008 other than Mr. Whitmire who had 3,179 restricted stock units outstanding as of December 31, 2008; (iii) Ms. Hammick, Messrs. Hardesty and Powell each had 1,326 deferred restricted stock units outstanding as of December 31, 2008; (iv) Mr. Williams had 675 deferred restricted stock units outstanding as of December 31, 2008; (v) Mr. Gupta had 651 deferred restricted stock units outstanding as of December 31, 2008; and (vi) Messrs. Whitmire and Gupta had 10,587 and 2,330 deferred stock units, respectively, outstanding as of December 31, 2008. The aggregate grant date fair value was computed in accordance with FAS 123R (disregarding any estimate for forfeitures related to service-based vesting conditions).

With respect to CNX Gas stock awards: (x) the aggregate grant date fair value for 2008 restricted stock unit awards was $100,000 for each of Messrs. Altmeyer, Gupta and Williams; and (y) Messrs. Altmeyer and Gupta each had 4,325 restricted stock units outstanding and Mr. Williams had 4,031 restricted stock units outstanding as of December 31, 2008. The aggregate grant date fair value was computed in accordance with FAS 123R (disregarding any estimate for forfeitures related to service-based vesting conditions).

(3)	The values set forth in this column are based on the compensation cost recognized in 2008 for financial statement reporting purposes and computed in accordance with FAS 123R (disregarding any estimate of forfeitures related to service-based vesting conditions) and relate to option awards granted by CONSOL Energy and CNX Gas. The compensation cost for CONSOL Energy and CNX Gas is computed using the Black-Scholes option pricing model.

A discussion of the relevant assumptions made in the valuation of the CONSOL Energy option awards is stated in CONSOL Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “Form 10-K”) (Note 18 in the Form 10-K). The values reflect the accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives. As of December 31, 2008 with respect to CONSOL Energy, the number of options held by our non-employee directors was: (i) 12,962 for Messrs. Davis and Gupta, and Ms. Hammick. (ii) 19,744 for Mr. Whitmire; (iii) 15,962 for Mr. Powell; (iv) 2,692 for Mr. Hardesty; (v) 2,962 for Mr. Williams; (vi) 8,592 for Mr. Mills and (vii) 3,643 for Mr. Altmeyer. The aggregate grant date fair value was computed in accordance with FAS 123R (disregarding any estimate for forfeitures related to service-based vesting conditions).

With respect to the CNX Gas option awards: (x) for 2008 grants: fair value of grants $15.02, risk free interest rate 4.58%, expected volatility 34.5% and expected term 4.5 years; (y) for 2007 grants: fair value of grants $9.61, risk free interest rate 4.58%, expected volatility 34.5%

and expected term 4.5 years; and (z) for 2006 grants: fair value of grants $9.83, risk free interest rate 4.65%, expected volatility 32.39% and expected term 4.5 years. As of December 31, 2008 with respect to CNX Gas, the number of CNX Gas options held by the non-employee directors was 2,544 for each of Messrs. Altmeyer and Gupta and 7,184 for Mr. Williams. The aggregate grant date fair market was computed in accordance with FAS 123R (disregarding any estimate for forfeitures related to service-based vesting conditions).

(4)	Mr. Whitmire elected to defer $100,000 of his cash fees earned in 2008 under the Corporation’s 1999 Directors Deferred Compensation Plan, into which he chose to hypothetically invest such amounts in the Corporation’s common stock thereunder. 2,184 units, including dividend equivalent rights, were allocated to him, which shall be settled and paid in cash upon his termination from service on our Board.

(5)	Mr. Whitmire elected to receive 3,157 deferred stock units in lieu of $250,000 of common stock of CONSOL Energy. Please see “Understanding Our Director Compensation Table” on page 10 for a description of deferred stock units granted under our Plan. The aggregate grant date fair value of these deferred stock units was $250,065, and was computed in accordance with FAS 123R (disregarding any estimate for forfeitures related to service-based vesting conditions).

(6)	Mr. Whitmire is provided clerical support by CONSOL Energy at an annual cost not to exceed $30,000, which for 2008 totaled $30,000.

(7)	Mr. Altmeyer’s fees include $87,500 for service on CONSOL Energy’s Board, which was paid by CONSOL Energy, and $86,042 for service on the CNX Gas Board, which was paid by CNX Gas.

(8)	Amount represents $105,870 of 2008 expense relating to CONSOL Energy stock awards and $85,004 of 2008 expense relating to CNX Gas stock awards.

(9)	Amount represents $17,971 of 2008 expense relating to CONSOL Energy option awards and $8,336 of 2008 expense relating to CNX Gas option awards.

(10)	Mr. Baxter joined our Board in January 2009 and thus did not earn any compensation from CONSOL Energy in 2008. He did, however, earn compensation as Chairman of the CNX Gas Board in fiscal year 2008. For a description of the amounts he earned as Chairman of the CNX Gas Board in fiscal year 2008, see the CNX Gas proxy statement filed on or about March 23, 2009.

(11)	Mr. Gupta’s fees include $95,000 for service on CONSOL Energy’s Board, which was paid by CONSOL Energy, and $85,000 for service on the CNX Gas Board, which was paid by CNX Gas. Mr. Gupta elected to defer $95,000 of his 2008 Board fees into the CONSOL Energy Directors Deferred Fee Plan and $77,917 of his 2008 CNX Gas Board fees into the CNX Gas Directors Deferred Fee Plan. Please see “Understanding Our Director Compensation Table” on page 10 for a description of the Directors Deferred Fee Plan and deferred stock units granted under our Plan.

(12)	Amount represents $105,870 of 2008 expense relating to CONSOL Energy stock awards, $12,513 of 2008 expense relating to CONSOL Energy deferred stock units and $85,004 of 2008 expense relating to CNX Gas stock awards. Mr. Gupta elected to defer until termination of service 100% (or 1,200 restricted stock units) of his restricted stock unit award granted on April 29, 2008. Upon termination of service, shares underlying the restricted stock unit award will be delivered in successive equal installments over a 5-year period.

(13)	Amount represents $17,971 of 2008 expense relating to CONSOL Energy option awards and $8,336 of 2008 expense relating to CNX Gas option awards.

(14)	Ms. Hammick elected to defer until termination of service 100% (or 1,200 restricted stock units) of her restricted stock unit award granted on April 29, 2008. Upon termination of service, all of the shares underlying this restricted stock unit award will be delivered to her.

(15)	Mr. Hardesty elected to defer until termination of service, 100% (or 1,200 restricted stock units) of his restricted stock unit award granted on April 29, 2008. Upon termination of service, shares underlying the restricted stock unit award will be delivered to him.

(16)	Mr. Mills elected to defer until termination of service, 100% (or 1,200 restricted stock units) of his restricted stock unit award granted on April 29, 2008. Upon termination of service, shares underlying the restricted stock unit award will be delivered to him.

(17)	Mr. Powell elected to defer until termination of service, 100% (or 1,200 restricted stock units) of his restricted stock unit award granted on April 29, 2008. Upon termination of service, shares underlying the restricted stock unit award will be delivered to him.

(18)	Mr. Williams’ fees include $87,500 for service on CONSOL Energy’s Board, which was paid by CONSOL Energy, and $70,000 for service on the CNX Gas Board. Mr. Williams elected to defer $29,167 of his 2008 Board fees into the CONSOL Energy Directors Deferred Fee Plan and $23,334 of his 2008 Board fees into the CNX Gas Directors Deferred Fee Plan. Please see “Understanding Our Director Compensation Table” on page 10 for a description of the Directors Deferred Fee Plan and deferred stock units granted under our Plan.

(19)	Mr. Williams elected to defer until termination of service, 100% (or 1,200 restricted stock units) of his restricted stock unit award granted on April 29, 2008. Upon termination of service, shares underlying the restricted stock unit award will be delivered to him. Amount represents $105,870 of 2008 expense relating to CONSOL Energy stock awards and $45,552 of 2008 expense relating to CNX Gas stock awards.

(20)	Amount represents $17,971 of 2008 expense relating to CONSOL Energy option awards and $20,002 of 2008 expense relating to CNX Gas option awards.

UNDERSTANDING OUR DIRECTOR COMPENSATION TABLE

Executive Summary of Director Compensatory Arrangements

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board. Each of our non-employee directors is entitled to receive annual fees for their service, any portion of which may be deferred at such director’s election. In lieu of all or any portion of the annual retainer otherwise payable to our non-employee directors, our Board may grant deferred stock units, which carry dividend equivalent rights. The nature of each of these fees and awards are described in greater detail below.

CONSOL Energy Non-Employee Director Annual Fees and Awards

Our non-employee director compensation program is set forth in the following table:

Element of Compensation	Dollar Value
Annual Board Retainer	$80,000
Annual Committee Chair Retainer (excluding Audit Committee Chair Retainer)	$7,500
Annual Audit Committee Chair Retainer	$15,000
Annual Audit Committee Retainer (excluding Audit Committee Chair Retainer)	$7,500
Annual Equity Award (restricted stock units)	$95,000

CONSOL Energy Non-Employee Director Stock Options

Prior to October 2006, our non-employee directors received nonqualified stock options to acquire shares of the Corporation’s common stock. The exercise price per share of each nonqualified stock option award granted to a director was the fair market value of the Corporation’s common stock on the grant date and, accordingly, was intended to be exempt from coverage under Section 409A of the Internal Revenue Code (the “Code”). The options vest ratably and become exercisable in one-third increments on each anniversary of the grant date. Subject to the provisions of the particular nonqualified stock option agreement and the Plan, the holder of the option may exercise all or any part of the vested portion of the option at any time prior to the tenth anniversary of the grant date, which is the expiration date.

Upon a “change in control,” the unvested portion of option awards vest, and, unless otherwise provided, remain exercisable for the lesser of a one-year period or until the expiration date of the option award.

If the director ceases to be a director of the Corporation on account of death, disability or retirement at normal retirement age for directors, all unvested option awards immediately vest and become exercisable and remain exercisable until the normal expiration of the option award. If the director is terminated for any other reason other than “cause,” unvested option awards are forfeited and vested option awards remain exercisable for three months following the termination date. If the director is terminated for “cause,” all options, whether vested or not, are forfeited as of the termination date. See “CONSOL Energy Equity Incentive Plan Definitions” on page 73 for definitions of change in control, cause and disability under the Plan.

CONSOL Energy Non-Employee Director Restricted Stock Units

Each restricted stock unit received as part of an award represents the right to receive one share of common stock following the vesting date of that unit. Upon a change in control, restricted stock unit awards accelerate and vest.

Prior to February 19, 2008, restricted stock units were paid in three successive equal annual installments upon each director’s completion of continued service with us over the three-year period measured from the award date (subject to any deferral election that may have been made with respect to the payment of such shares). On February 19, 2008, the Board approved changes to the vesting schedule of restricted stock units, such that an award will now vest one year from the grant date or the next shareholders’ meeting, whichever comes first. Directors may make an elective deferral under the terms of their restricted stock units agreements, to delay distribution of restricted stock units until their separation from service. Subject to any such deferral election, restricted stock units are structured to be paid concurrent with vesting and are intended to comply with the short-term deferral exception under Section 409A of the Code.

As with the deferred stock units, a director is not entitled to shareholder rights until the director becomes the record holder of the shares following their actual issuance. Should a regular cash dividend be declared on our common stock at a time when unissued shares of common stock are subject to an award, then the number of shares subject to the award will automatically be increased by an amount determined in accordance with a pre-established formula. The additional shares resulting from this calculation will be subject to the same terms and conditions as the unissued shares of common stock to which they relate under the award.

For awards granted prior to February 19, 2008, if a director ceases to be a director on account of death, disability or retirement at normal retirement age (as defined in our Plan) for directors, all shares subject to such award will vest automatically and be delivered to the director immediately, or as soon as administratively practical thereafter (but in no event later than the 15th day of the third month following that date). If the director is terminated for “cause” (as defined in our Plan) or ceases to provide services for any reason other than death, disability or retirement at a normal age, the director’s award will be cancelled with respect to any unvested shares, and the number of restricted stock units will be reduced accordingly. The director will then cease to have any rights or entitlements to receive any shares of common stock under those cancelled units. In addition, in the event of a termination for “cause” or a breach of the proprietary information covenant, (i) the director will also forfeit all of his or her right, title and interest in and to any shares which have vested under the award and which are either held by him or her at that time or are otherwise subject to deferred issuance and (ii) to the extent the director sold any vested shares within the six (6) month period ending with the date of termination for “cause” or breach of the proprietary information covenant, the director will be required to repay to CONSOL Energy the cash proceeds received upon each such sale (which we refer to as the “clawback provisions”). In January 2008, the Board approved changes to the non-employee director restricted stock unit awards going forward, which include eliminating retirement as a trigger event for accelerated vesting and the clawback provisions. See “CONSOL Energy Equity Incentive Plan Definitions” on page 73 for definitions of cause and disability under our Plan.

As a condition to a director’s right and entitlement to receive shares subject to an award, the director must agree to abide by the terms and conditions of the proprietary information covenant and must return Corporation materials also as described above.

CONSOL Energy Chairman Agreement with Mr. Whitmire

We entered into an agreement with Mr. Whitmire on February 22, 1999 pursuant to which he was engaged as the non-executive Chairman of our Board, subject to election by our shareholders. In order to more formally and completely document his duties and responsibilities as Chairman, as well as his compensation arrangements, a new agreement was entered into with him as of April 27, 2004. This agreement was amended and restated on April 29, 2008. Under the terms of this agreement, as amended and restated, Mr. Whitmire receives annual compensation as follows:

•	$100,000, in quarterly installments; and

•	restricted stock units having a fair market value of $250,000 on the grant date

The above-described compensation will be in lieu of any and all cash, equity or other compensation to which other Board members are entitled to receive in connection with their service on our Board. In addition, Mr. Whitmire is provided clerical support by us at an annual cost not to exceed $30,000 and is reimbursed for business expenses for performing his duties for the Corporation.

Mr. Whitmire’s term of service as Chairman will continue until the earlier of the date on which he ceases to serve as a member of our Board for any reason, or the date on which he ceases to serve as Chairman, while remaining a member of our Board. Mr. Whitmire’s service as Chairman may be terminated by either Mr. Whitmire or us, with or without “cause” (as defined in this agreement), on at least 90 days prior written notice to the other party or at any time by mutual consent of the parties and provided, further, that the service period will terminate immediately and automatically upon Mr. Whitmire’s death or permanent disability or incapacity, as determined in the good faith judgment of our Board.

In the event that Mr. Whitmire’s service as Chairman terminates during a service year, then he will thereafter receive no additional cash compensation under the agreement but he will retain his entire grant of restricted stock units for the service year in which the termination occurs. If, following such termination, he remains on our Board, he will thereafter be entitled to compensation as is provided by us to our other non-employee directors; provided that for the remainder of that service year, he will not be entitled to any additional stock, option or restricted stock unit grants by virtue of non-Chairman Board service.

CONSOL Energy Non-Employee Directors Deferred Compensation Plan (adopted 1999)

The CONSOL Energy Directors Deferred Compensation Plan was adopted on October 25, 1999. The CONSOL Energy Directors Deferred Compensation Plan permits members of our Board to defer all or a portion of any Board fees, such as the annual retainer, meeting fees or other amounts earned for services performed as a member of our Board and allows each participant’s earnings under the plan to be based on the performance of specified authorized hypothetical investments that participants may periodically designate. These hypothetical investment options may include hypothetical investments in CONSOL Energy’s common stock. The CONSOL Energy Directors Deferred Compensation Plan is an unfunded and unsecured liability of CONSOL Energy, and benefits will be paid from our general assets. Accordingly, participants are general unsecured creditors of the Corporation with respect to the benefits. Currently, Mr. Whitmire is the only participant in the CONSOL Energy Directors Deferred Compensation Plan. The CONSOL Energy Directors Deferred Compensation Plan was amended in 2007 to ensure compliance with Section 409A of the Code. The changes include clarifying the timing of distribution events, including upon separation from service; clarifying the timing and implementation of deferral elections; and, to the extent applicable, providing that the payment benefits will be subject to a six-month delay in the event the participant is a “specified employee” (within the meaning of Section 409A) at the time of termination. The amendments were not intended to materially increase the benefits payable under the CONSOL Energy Directors Deferred Compensation Plan.

CONSOL Energy Non-Employee Directors Deferred Fee Plan (adopted 2004)

The CONSOL Energy Directors Deferred Fee Plan was adopted on July 20, 2004 to allow non-employee directors of the Corporation to defer payment of all or a portion of their annual cash Board retainer and director meeting fees. Participation is at the election of the particular director and, upon the Corporation receiving a deferral agreement from a director, we will establish an account on behalf of such person which will be credited with the deferred fees. Previously, the account of each participant was credited, on a quarterly basis, with interest based on the interest rate in effect on the last day of the applicable quarter. On February 21, 2006, our Board approved an amendment to the CONSOL Energy Directors Deferred Fee Plan which provides that a participant’s account will be adjusted by an amount equal to the amount that would have been earned (or lost) if amounts deferred under the plan had been invested in hypothetical investments designated by the participant based on a list of hypothetical investments provided by the plan administrator from time to time or, in the event that a participant fails to designate such hypothetical investments, the participant’s account shall earn interest as provided in the plan. Earnings will be credited to the participant’s account quarterly. The amount payable to a director participant will be paid in cash as soon as administratively practicable after the earlier of: the director’s termination of service as a director or the date elected by such director which must be at least two years after the end of the plan year for which fees are deferred. The CONSOL Energy Directors Deferred Fee Plan is an unfunded and unsecured liability of the Corporation, and benefits will be paid from our general assets. Accordingly, participants are general unsecured creditors of the Corporation with respect to the benefits. Currently, Messrs. Gupta and Williams are the only participants in the Directors Deferred Fee Plan.

The CONSOL Energy Directors Deferred Fee Plan was recently amended to ensure compliance with Section 409A of the Code. The changes include clarifying the timing of distribution events, including upon separation from service; clarifying the timing and implementation of deferral elections; and, to the extent applicable, providing that the payment benefits will be subject to a six-month delay in the event the participant is a “specified employee” (within the meaning of Section 409A) at the time of termination. The amendments were not intended to materially increase the benefits payable under the CONSOL Energy Directors Deferred Fee Plan.

CONSOL Energy Non-Employee Director Deferred Stock Units

Our Board may grant deferred stock units to directors who are not employees of CONSOL Energy or any of its affiliates, referred to as eligible directors, in lieu of all or any portion of the annual cash retainer otherwise payable to the eligible directors. Under the terms of our Plan, the Board may permit a director to elect to receive deferred stock units in lieu of all or any portion of the annual retainer or meeting fees otherwise payable to an eligible director in cash, or to defer receipt of shares or cash to be paid pursuant to deferred stock units. The deferred stock units have dividend equivalent rights. Deferred stock units that have vested are paid following the earlier of: the director’s separation from service; or the date elected by the director on his or her payment date election form previously filed with the Corporation. Upon a change in control, unvested deferred stock units will accelerate and vest.

A director is not entitled to shareholder rights, including voting rights and actual dividend rights, with respect to the shares subject to an award until the director becomes the record holder of the shares following their actual issuance. Should a regular cash dividend be declared on the Corporation’s common stock at a time when the director holds deferred stock units, he or she will be entitled to dividend equivalent payments equal to the cash dividends declared on the shares. Dividend equivalents are converted into additional deferred stock units based on a pre-established formula. The additional deferred stock units resulting from this calculation will be subject to the same terms and conditions as the deferred stock units subject to the award.

If the director ceases to be a director on account of death, disability, or retirement at normal retirement age for directors, all unvested deferred stock units granted to a director will automatically vest and become non-forfeitable. If the director is terminated for “cause” or ceases to provide services for any reason other than death, disability or retirement at a normal age, all unvested deferred stock units and any rights to the underlying shares are immediately forfeited for no consideration. In addition, in the event of a termination for “cause” or a breach of the proprietary information covenant, the director will also forfeit all of his or her right, title and interest in and to any shares which have vested under their award. See “CONSOL Energy Equity Incentive Plan Definitions” on page 73 for definitions of cause and disability under our Plan. Deferred stock units are structured to comply with Section 409A of the Code. Accordingly, distributions shall be made only upon a permissible distribution event, including upon separation from service, and the timing and implementation of deferral elections must occur as prescribed by Section 409A of the Code.

CONSOL Energy Stock Ownership Guidelines for Directors

Our Board has adopted stock ownership guidelines for the directors to further align their interests with our shareholders and ensure that they maintain an appropriate financial stake in CONSOL Energy. The stock ownership guidelines provide, among other things, that directors hold CONSOL Energy common stock (not including shares issuable upon the exercise of options) equal to three times the annual Board cash retainer on or before the fifth anniversary of becoming a Board member.

CNX Gas Non-Employee Director Annual Fees and Awards

The CNX Gas Board amended the compensation program for non-employee directors. Changes were made in January 2009, including the elimination of the CNX Gas Board’s Compensation, Finance and Nominating and Corporate Governance Committees.

Element of Compensation	Dollar Value
Annual Board Retainer (Non-Chairman)	$70,000
Annual Board Retainer (Non-Executive Chairman)	$120,000	*
Annual Committee Chair Retainer (excluding Audit Committee Chair Retainer)	$7,500	*
Audit Committee Chair Retainer	$15,000
Audit Committee Member Retainer (excluding Audit Committee Chair)	$7,500
Annual Equity Award (Non-Executive Chairman) (restricted stock units)	$200,000	*
Annual Equity Award (Non-Chairman) (restricted stock units)	$100,000

In connection with the management reorganization, effective January 16, 2009, the Non-Executive Chairman of the CNX Gas Board position and all CNX Gas Board committees other than its Audit Committee have been eliminated, and as such, the fees and/or equity awards denoted by an asterisk above have also been eliminated. Additionally, the other equity awards described above are scheduled to be first made in 2009 after the CNX Gas Annual Meeting of Stockholders. However, the CNX Gas Board is expected to re-evaluate its Director compensation after the CNX Gas Annual Meeting of Shareholders, and accordingly, the fees and equity awards might change.

All cash payments are to be made quarterly in arrears.

In addition, the Non-Executive Chairman in 2008 was provided clerical support by CNX Gas at an annual cost not to exceed $24,000.

CNX Gas Non-Employee Director Stock Options

The exercise price per share of each nonqualified stock option award granted to a CNX Gas director is the fair market value of CNX Gas’ common stock on the grant date. Options vest and become exercisable in one-third increments on each of the first three anniversaries of the grant date. Subject to the provisions of the particular nonqualified stock option agreement and CNX Gas’ Equity Incentive Plan, the holder of the option may exercise all or any part of the vested portion of the option at any time prior to the tenth anniversary of the grant date. See “CNX Gas Stock Options” on page 78 for a discussion of the effects of termination and “change in control” on the CNX Gas nonqualified stock options. CNX Gas directors no longer receive CNX Gas stock options.

CNX Gas Non-Employee Director Restricted Stock Units

CNX Gas restricted stock unit awards entitle a CNX Gas director to receive shares of CNX Gas’ common stock in a series of installments over their period of continued service with CNX Gas. The restricted stock unit awards (including associated dividend equivalent rights) are made annually. Beginning with the grants made in 2008, those annual grants vest in their entirety on the one-year anniversary of the grant date. For grants made prior to 2008, the restricted stock units vest in 3 equal annual amounts over the 3-year period measured from the grant date. With respect to all grants, each unit represents the right to receive one share of CNX Gas common stock following the vesting date of that unit. A CNX Gas director is not entitled to shareholder rights until the CNX Gas director becomes the record holder of the shares following their actual issuance. Should a regular cash dividend be declared on CNX Gas’ common stock at a time when unissued shares of common stock are subject to an award, then the number of shares subject to the award will automatically be increased by an amount determined in accordance with a pre-established formula. The additional shares resulting from this calculation will be subject to the same terms and conditions as the unissued shares of common stock to which they relate under the award. Upon a change in control, the award accelerates and vests.

CNX Gas Non-Employee Directors Deferred Fee Plan

The CNX Gas Corporation Directors Deferred Fee Plan was adopted on December 10, 2007 to allow non-employee directors of CNX Gas to defer payment of all or a portion of their annual cash fees paid in 2008 or thereafter with respect to service in 2008 or thereafter. Participation is at the election of the particular director and, upon CNX Gas receiving a deferral agreement from a director, CNX Gas establishes an account on behalf of such person which is credited with the deferred fees. A participant’s account will be adjusted by an amount equal to the amount that would have been earned (or lost) if amounts deferred under the plan had been invested in hypothetical investments designated by the participant based on a list of hypothetical investments provided by the plan administrator from time to time or, in the event that a participant fails to designate such hypothetical investments, the participant’s account shall earn interest as provided in the plan. These hypothetical investment options may include hypothetical investments in CNX Gas common stock. The amount payable to a director participant will be paid in cash as soon as administratively practicable after the earlier of: the director’s termination of service as a director or the date elected by such director, which must be at least two years after the end of the plan year for which fees are deferred. The CNX Gas Corporation Directors Deferred Fee Plan is an unfunded and unsecured liability of CNX Gas, and benefits will be paid from its general assets. Accordingly, participants are general unsecured creditors of CNX Gas with respect to the benefits. Currently, Messrs. Gupta and Williams are the only participants in the CNX Gas Directors Deferred Fee Plan.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information with respect to beneficial ownership of the Corporation’s common stock by:

•	beneficial owners of more than five percent of CONSOL Energy’s common stock as of December 31, 2008, based upon information filed with the SEC; and

•

each director and each nominee for director, each executive officer named in the Summary Compensation Table set forth below, and all directors and executive officers of the Corporation as a group, based on information known to the Corporation as of March 5, 2009.

Amounts shown include options that are currently exercisable or that may become exercisable within 60 days and the shares underlying deferred stock units and restricted stock units which a person listed below may acquire within 60 days. Unless otherwise indicated, the named person has the sole voting and dispositive powers with respect to shares of CONSOL Energy common stock set forth opposite such person’s name.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Wellington Management Company, LLP(2) 75 State Street Boston, MA 02109	15,491,813	8.55%

Capital World Investors(3) 333 South Hope Street Los Angeles, CA 90071	17,556,400	9.7%

BlackRock, Inc.(4) 40 East 52nd Street New York, NY 10022	12,290,856	6.78%

T. Rowe Price Associates, Inc.(5) 100 E. Pratt Street Baltimore, MD 21202	12,055,017	6.6%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
J. Brett Harvey(6)(7)	1,302,763	*

William J. Lyons(6)	215,118	*

Nicholas J. DeIuliis(6)	3,999	*

P. Jerome Richey(6)	31,700	*

Robert P. King(6)	20,829	*

Robert F. Pusateri(6)(8)	20,580	*

John Whitmire(6)(9)	33,548	*

David C. Hardesty, Jr.(6)	8,305	*

Patricia A. Hammick(6)	21,585	*

Raj K. Gupta(6)(9)	25,114	*

William E. Davis(6)	22,490	*

Joseph T. Williams(6)	12,495	*

James E. Altmeyer, Sr.(6)(10)	18,394	*

William P. Powell(6)	23,499	*

John T. Mills(6)	24,120	*

Philip W. Baxter(11)	-	*

All directors and executive officers as a group (16)(6)	1,784,539	*

*	Indicates less than one percent (1%) ownership.

(1)	As of March 5, 2009, there were 180,637,172 shares of CONSOL Energy common stock outstanding.

(2)	Based on a Schedule 13G/A filed by Wellington Management Company, LLP on February 17, 2009. Wellington Management Company, LLP is deemed to be the beneficial owner of, and have shared dispositive power with respect to 15,491,813 shares and shared voting power with respect to 9,885,643 shares.

(3)	Based on a Schedule 13G/A filed with the SEC on February 13, 2009. The filing was made by Capital World Investors, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and the Growth Fund of America, Inc., an investment company registered under Section 8 of the Investment Company Act of 1940. Capital World Investors is deemed to be the beneficial owner of, and has sole dispositive power with respect to 17,556,400 shares and has no sole or shared voting power with respect to such shares, as a result of its acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, including The Growth Fund of America, Inc., which has no sole or shared dispositive power with respect to its shares, but has sole voting power with respect to 10,856,400 shares.

(4)	Based on a Schedule 13G/A filed by BlackRock, Inc. on February 10, 2009. BlackRock, Inc., as a parent holding company for a number of investment management subsidiaries, is deemed to be the beneficial owner of, and have shared voting and dispositive power with respect to all 12,290,856 shares. The following subsidiaries of BlackRock, Inc. are investment advisors which hold shares of our common stock: BlackRock Advisors LLC, BlackRock Asset Management U.K. Limited, BlackRock Capital Management, Inc., BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Channel Islands) Ltd, BlackRock Japan Co. Ltd, BlackRock Investment Management UK Ltd and State Street Research & Management Co.

(5)	Based on a Schedule 13G/A filed by T. Rowe Price Associates, Inc. on February 12, 2009. T. Rowe Price Associates, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of, and have sole dispositive power with respect to 12,055,017 shares. T. Rowe Price Associates, Inc. is deemed to have sole voting power with respect to 2,740,091 of the shares.

(6)

Includes shares issuable pursuant to options that are currently exercisable (or may become exercisable on or before May 5, 2009) as follows: Mr. Harvey, 1,093,628; Mr. Lyons, 161,569; Mr. DeIuliis, 2,940; Mr. Richey, 17,793; Mr. King, 10,432; Mr. Pusateri, 10,394; Mr. Whitmire, 19,744; Ms. Hammick, 12,962; Mr. Williams, 2,962; Mr. Altmeyer, 3,643; Mr. Davis, 12,962; Mr. Powell, 15,962; Mr. Gupta, 12,962; Mr. Mills, 8,592; Mr. Hardesty, 2,692, and for all directors and executive officers as a group, 1,389,237. Also includes restricted stock units that will be vested on or before May 5, 2009, as follows: Mr. Harvey, 22,457; Mr. Lyons, 4,806; Mr. DeIuliis, 1,050;

Mr. Richey, 2,610; Mr. Pusateri, 1,512; Mr. Whitmire, 3,179; Ms. Hammick, 2,207; Mr. Williams, 2,207; Mr. Altmeyer, 2,207; Mr. Davis, 2,207; Mr. Powell, 2,207; Mr. Gupta, 2,207; Mr. Mills, 2,207; Mr. Hardesty, 2,207, and for all directors and executive officers as a group, 53,270.

(7)	Includes 2,000 shares of common stock owned by Mr. Harvey’s spouse. Mr. Harvey disclaims beneficial ownership of such shares, and the inclusion of such shares shall not be an admission that the reporting person is the beneficial owner for purposes of Section 16 under the Securities Exchange Act of 1934.

(8)	Includes 1,700 shares of common stock owned by Mr. Pusateri’s spouse. Mr. Pusateri disclaims beneficial ownership of such shares, and the inclusion of such shares shall not be an admission that the reporting person is the beneficial owner for purposes of Section 16 under the Securities Exchange Act of 1934.

(9)	Includes 10,625 and 2,337 deferred stock units held by Messrs. Whitmire and Gupta, respectively.

(10)	Includes 1,600 shares of common stock held in a trust established for the benefit of Mr. Altmeyer’s spouse. Mr. Altmeyer disclaims beneficial ownership of such shares, and the inclusion of such shares shall not be an admission that the reporting person is the beneficial owner for purposes of Section 16 under the Securities Exchange Act of 1934.

(11)	Mr. Baxter joined our Board in January 2009 and received an initial equity grant of 994 restricted stock units.

Brokerage account agreements may grant security interests in securities held at the broker to secure payment and performance obligations of the brokerage account holder in the ordinary course. Shares shown in the table for the directors and executive officers may be subject to this type of security interest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

CONSOL Energy’s directors and its executive officers are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of CONSOL Energy common stock with the SEC and the New York Stock Exchange. Based upon a review of filings with the SEC, written representations that no other reports were required, and on CONSOL Energy’s records, CONSOL Energy believes that during 2008, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with, except that J. Brett Harvey filed an amended Form 4 on March 31, 2008, to correct the total number of restricted stock units and shares subject to an option granted to Mr. Harvey on February 19, 2008, which were, due to an administrative error, incorrectly reported on a Form 4 filed on February  21, 2008.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The nominees for election as directors are identified as follows. Each director holds office until the next annual election of directors at the Annual Meeting and until the director’s successor is elected and qualified. All nominees are current members of the Board. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may designate following recommendation by the Nominating and Corporate Governance Committee, or the Board may reduce the number of directors to eliminate the vacancy. The following contains information concerning the nominees, including their recent employment, positions with CONSOL Energy, other directorships, and age as of March  20, 2009.

Biographies of Directors

John Whitmire

Chairman of the Board, age 68

John Whitmire has served as Chairman of the Board of CONSOL Energy since March 3, 1999. Mr. Whitmire currently serves ex officio on the Audit, Compensation, Finance and Nominating and Corporate Governance Committees. Mr. Whitmire is also a director of Transocean Inc. (formerly Global Santa Fe Corporation before it was merged into Transocean Inc.), which is engaged in the business of offshore drilling for oil and natural gas reserves and El Paso Corporation, which provides natural gas and related energy products. Mr. Whitmire currently serves as Chair of the executive compensation committee of Transocean Inc., Chair of the health, safety and environmental committee of El Paso Corporation, and is a member of the audit committee of El Paso Corporation as well.

J. Brett Harvey

President, Chief Executive Officer and Director, age 58

J. Brett Harvey has been President and Chief Executive Officer and a director of CONSOL Energy since January 1998. He has been a director of CNX Gas since June 30, 2005, the date of its formation, and was appointed as chairman of the CNX Gas Board in January 2009. Mr. Harvey was also elected to the position of chairman and chief executive officer of CNX Gas in January 2009. Mr. Harvey is a member of the board of directors of the Bituminous Coal Operators’ Association and a member of the executive committee and the board of the American Coalition for Clean Coal Energy. In December 2005, Mr. Harvey was elected to the board of directors of Barrick Gold Corporation, the world’s largest gold producer (“Barrick”). He serves on the Barrick compensation and environmental, health and safety committees. In December of 2007, Mr. Harvey was also elected to the board of directors of Allegheny Technologies Incorporated, a specialty metals producer, and serves on its nominating and corporate governance and compensation committees.

James E. Altmeyer, Sr.

Director, age 70

James E. Altmeyer, Sr. has been a director of CONSOL Energy since November 2003 and a director of CNX Gas since June 30, 2005, the date of its formation. He currently serves as a member of the Audit and Compensation Committees of CONSOL Energy. He also serves as a member of the audit committee of CNX Gas. Mr. Altmeyer served as President and Chief Executive Officer of Altmeyer Funeral Homes, Inc. of West Virginia, Ohio, and Virginia from 1972 until 2007, at which time he became Chairman of Altmeyer Funeral Homes, Inc. He has also been President of Altmeyer Realty, a real estate holding company, and of Martin-Steadfast Insurance Company since 1972. Since 1987, Mr. Altmeyer has served on the board of directors of WesBanco, Inc., a multi-state bank holding company, and currently serves on its audit committee. Mr. Altmeyer also serves as a member of the executive committee of the board of directors of Wheeling Hospital; President of the American Legion Home Corporation; Vice Chairman of the Chambers Foundation and as a member of the board of directors of the General Douglas MacArthur Foundation.

Philip W. Baxter

Director, age 60

Philip W. Baxter rejoined the Board in January 2009. He currently serves as a member of the Audit and Finance Committees of the Board. Mr. Baxter served as the Chairman of the board of directors of CNX Gas from June 30, 2005, the date of its formation, until January 2009, and continues to serve as a director of CNX Gas. Mr. Baxter served as Chairman of the Audit Committee and as a member of the Finance Committee of CONSOL Energy and served as a Director of CONSOL Energy from August 1999 until August 2, 2005. Mr. Baxter has been the President of Stan Johnson Company, a nationally recognized leader in commercial real estate brokerage specializing in single-tenant properties, since September 2002. Mr. Baxter was Chief Financial Officer and Executive Vice President of the Tulsa-based energy conglomerate, Mapco Inc., until March 1998 when it merged with The Williams Company. During his 18-year career at Mapco, Mr. Baxter held a number of officer level positions including Chief Information Officer and Senior Vice President of Strategic Planning. Prior to his career at Mapco, he held a number of financial positions with Williams Energy Company, a subsidiary of The Williams Company.

William E. Davis

Director, age 66

William E. Davis joined the Board in January 2004. He currently serves as Chairman of the Nominating and Corporate Governance Committee and as a member of the Audit Committee. Since November 2007, Mr. Davis has been a director of AbitibiBowater Inc., which produces a broad range of paper and forest products marketed around the world, and serves on its nominating and governance and compensation committees. Mr. Davis was a director of Abitibi Consolidated Inc, which produced newsprint, commercial printing paper and other wood products, from April 2003 to November 2007, and served on its audit and nominating and governance committees. Mr. Davis was also the chairman of the board of directors and Chief Executive Officer of Niagara Mohawk Power Corporation, an electricity and natural gas utility located in upstate New York from May 1993 to February 2002. Following the sale of Niagara Mohawk in February 2002 and until his retirement in April 2003, Mr. Davis served as chairman of National Grid USA and as an executive director of National Grid (UK), owner and operator of the electricity transmission network in England and Wales. He served as Chairman and Chief Executive Officer of the Metropolitan Development Foundation of Central New York until December 4, 2008.

Raj K. Gupta

Director, age 66

Raj K. Gupta has been a director of CONSOL Energy since February 2004 and a director of CNX Gas since June 30, 2005, the date of its formation. He currently serves as Chairman of the Audit Committee and as a member of the Finance Committee. He also serves as a member of the audit committee of CNX Gas. Since July 2007, Mr. Gupta has also served as chairman of the board of directors of Quetzal Energy, Inc., a Canadian-based international oil and gas company operating in Guatemala, Central America. Mr. Gupta currently works as an independent management consultant. From 2000 to December 2004, Mr. Gupta served on the board of directors of Yukos Oil Company, Moscow, Russia, chaired its compensation committee and was a member of its audit and finance committees. Since 2000, Mr. Gupta has been a member of the Advisory Council of the Industrial, Manufacturing and Systems Engineering at Kansas State University. He also serves on the advisory board of Preng & Associates in Houston.

Patricia A. Hammick

Director, age 62

Patricia A. Hammick has served on the Board since June 2001. She currently serves on the Nominating and Corporate Governance and Compensation Committees. Mrs. Hammick also currently serves as lead independent director for the board of directors of Dynegy Inc., an independent power producer to which she was elected in April of 2003. Since January 2007, she has also been a director of SNC – Lavalin Group, Inc. (“SNC”), a company engaged in engineering and construction, infrastructure ownership and management, and facilities and operations management. She serves as a member of SNC’s audit and health, safety & environment committees. She is a member of the National Association of Corporate Directors and was an adjunct professor in graduate studies at The George Washington University from 2001 to 2003.

David C. Hardesty, Jr.

Director, age 63

David C. Hardesty, Jr. joined the Board in October 2005. He currently serves as a member of the Nominating and Corporate Governance and Finance Committees. Mr. Hardesty is President Emeritus and Professor of Law at West Virginia University (WVU). He was President of WVU from 1995 to 2007. While serving as President, he was also a member of the National Security Higher Education Advisory Board. In addition, Mr. Hardesty served as the permanent chair of WVU’s affiliated research corporation, teaching hospital and the hospital’s parent health care system of hospitals. He also serves on the board of numerous professional and civic organizations. Prior to his career in academia, Mr. Hardesty was a partner in the law firm of Bowles Rice McDavid Graff & Love in Charleston, West Virginia, where he practiced in the areas of state and local taxation, corporate and banking and administrative law, and is currently Of Counsel at this law firm. Mr. Hardesty was also State Tax Commissioner during Senator John D. Rockefeller IV’s first term as governor of West Virginia (1977-1980). He also served as chairman of the National 4-H Council, a director and officer in the Big East Conference, and a member of the Bowl Championship Series Presidential Oversight Committee, as well as a founding directors of the Blanchettee Rockefeller Neurosciences Institute.

John T. Mills

Director, age 61

John T. Mills joined the Board in March 2006. Mr. Mills currently serves as a member of the Audit and the Compensation Committees. In January 2008, Mr. Mills became a member of the board of directors and audit, conflicts and risk management committees of Regency GP, LLC, the general partner of Regency GP, LP, the general partner of Regency Energy Partners LP, a natural gas gathering, processing and transportation master limited partnership. Mr. Mills served as the chairman of the board of directors of Horizon Offshore, Inc., a marine construction company, from September 2004 until December 11, 2007, when it was acquired by Cal Dive International Inc. He currently serves on the board of directors of Cal Dive International Inc., a marine contractor providing manned diving, derrick, pipelay and pipe burial services to the offshore oil and natural gas industry, and serves on the audit, compensation and corporate governance and nominating committees. Mr. Mills was the Chief Financial Officer of Marathon Oil Corporation, an integrated energy company, from January 2002 until his retirement in December 2003.

William P. Powell

Director, age 53

William P. Powell has served on the Board since January 2004. He currently serves as Chairman of the Compensation Committee and as a member of the Finance Committee. Since 1993, Mr. Powell has also been a director of Cytec Industries, a global specialty chemicals and materials company, where he chairs the governance committee and has served on the audit committee. Until May 2007, Mr. Powell was a managing director of Williams Street Advisors, a New York City-based merchant banking boutique. Mr. Powell resigned from William Street Advisors to establish a family office, 535 Partners LLC. Mr. Powell serves as managing partner of 535 Partners LLC.

Joseph T. Williams

Director, age 71

Joseph T. Williams has been a director of CONSOL Energy since January 2004. He currently serves as Chairman of the Finance Committee and a member of the Nominating and Corporate Governance Committee. Mr. Williams also served as a director of CNX Gas from July 10, 2006 until January 2009. Mr. Williams is a retired oil and natural gas industry executive who has held positions as chairman or Chief Executive Officer or both for NASDAQ, American, and New York Stock Exchange listed companies. He is currently a member of a number of industry organizations, including the Society of Petroleum Engineers and the 25 Year Club of the Petroleum Industry.

Related Party Policy and Procedures

Our Audit Committee adopted a written Related Party Policy and Procedures for the review and approval or ratification of related party transactions with directors, nominees for director and executive officers. A copy of the policy is available on our website at www.consolenergy.com.

Under the policy, prior to entering into a related person transaction, a director, nominee or executive officer is to notify our chief financial officer and general counsel of the material facts regarding it. If our chief financial officer and general counsel determine that the proposed transaction is a related person transaction, it is presented to our Audit Committee (or if it is not practicable or desirable to wait until the next Audit Committee meeting, to the chairman of the Audit Committee) for approval. The Audit Committee will consider all relevant facts and circumstances including the terms of the transaction and terms that would be available to unrelated parties, the benefits to us, and, if it involves an independent director, any impact on independence. The Audit Committee will also inform our Nominating and Corporate Governance Committee of any related party transactions involving directors or nominees. Since the SEC’s related party regulation also applies to directors’ and executive officers’ family members as well as entities in which they may be deemed to have an indirect material interest, it is possible that related person transactions could occur without a director or executive officer being aware of them and bringing them to us for approval. When we become aware of a related person transaction that has not been previously approved, the policy provides that it will be presented to our Audit Committee for ratification or other action. The policy also provides that our Audit Committee will review on an annual basis ongoing related person transactions having a remaining term of more than six months or a remaining amount in excess of $120,000. The transactions described above in “Related Party Transactions” and the transactions that were described in “Compensation Committee Interlocks and Insider Participation” on page 6 were ratified under this policy. We also require that officers and directors complete director and officer questionnaires annually and that they adhere to written codes of business conduct and ethics regarding various topics including conflicts of interest, loans from the Corporation, the receipt of gifts, service in outside organizations, political activity and corporate opportunities; officers and directors certify compliance with these codes in writing each year. With respect to CNX Gas, its audit committee’s charter addresses its review, and, if appropriate, approval or ratification of transactions between it (including its subsidiaries) and related persons that are required to be reported by it under the SEC’s related party regulation.

For a description of certain relationships and related transactions, see “Compensation Committee Interlocks and Insider Participation” on page 6.

Determination of Director Independence

Our Board is required under the New York Stock Exchange rules to affirmatively determine the independence of each director and to disclose this determination in the Proxy Statement for each annual meeting of shareholders of CONSOL Energy. Based on the independence standards set forth in our Corporate Governance Guidelines which are described below, our Board at its meeting held on February 17, 2009, determined that all non-employee directors (i.e., all directors except J. Brett Harvey) had no material relationship with CONSOL Energy (either directly or indirectly, including as a partner, shareholder, or officer of an organization that has a relationship with CONSOL Energy) and are “independent” under our Corporate Governance Guidelines and the corporate governance rules of the New York Stock Exchange codified in Section 303A of the NYSE Listed Company Manual. The Board considered the transactions described in “Compensation Committee Interlocks and Insider Participation” on page 6 with respect to Mr. Altmeyer. Each member of the Audit Committee meets the heightened independence standards required for audit committee members under the NYSE listing standards and the SEC rules.

The Board established the following standards for determining director independence in our Corporate Governance Guidelines, which are available on the Corporate Governance section of the Corporation’s website at www.consolenergy.com.

A director will not be deemed independent if:

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(i) the director is, or has been within the previous three years, employed by CONSOL Energy, or an immediate family member is, or has been within the previous three years, an executive officer of CONSOL Energy; provided, that employment as an interim Chairman or CEO or other executive officer shall not disqualify a director from being considered independent following that employment;

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(ii) the director or an immediate family member has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from CONSOL Energy, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); provided, that compensation received by a director for former service as an interim Chairman or CEO or other executive officer need not be considered in determining independence under this paragraph (ii) and provided, further, that compensation received by an immediate family member for service as an employee of CONSOL Energy (other than an executive officer) need not be considered in determining independence under this paragraph (ii);

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(iii) (A) the director or an immediate family member is a current partner of the firm that is CONSOL Energy’s internal auditor or external auditor (each an “Audit Firm”); (B) the director is a current employee of an Audit Firm; (C) the director has an immediate family member who is a current employee of an Audit Firm and who personally works on CONSOL Energy’s audit; or (D) the director or an immediate family member was, within the previous three years (but is no longer), a partner or employee of an Audit Firm and personally worked on CONSOL Energy’s audit within that time;

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(iv) the director or an immediate family member is, or has been within the previous three years, employed as an executive officer of another company where any of CONSOL Energy’s present executive officers at the same time serves or served on such company’s compensation (or equivalent) committee of the board of directors; or

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(v) the director is a current employee, or an immediate family member is an executive officer, of a company that has made payments to, or received payments from, CONSOL Energy for property or services in an amount which, in any of the previous three fiscal years, exceeds the greater of $1 million or

2% of such other company’s consolidated gross revenues. For purposes of the foregoing, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year; and

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(vi) for members of the audit committee only: other than in the capacity as a member of the audit committee, the Board, or any other committee of the Board, the director (A) does not accept, directly or indirectly, any consulting, advisory, or other compensatory fee from CONSOL Energy, provided that compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with CONSOL Energy (provided that such compensation is not contingent in any way on continued service), or (B) is not an affiliated person of CONSOL Energy.

“Immediate family members” of a director are the director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who share such person’s home. When applying the look-back period referenced in clauses (i) – (v) above, directors need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

“Executive officer” has the meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934.

Any related person transaction required to be disclosed under SEC Regulation S-K, Item 404, shall be considered in determining the independence of a director or nominee.

Required Vote

As more fully set forth in Section 2.9 of CONSOL Energy’s Third Amended and Restated Bylaws, the affirmative vote of a plurality of the votes cast at the Annual Meeting shall elect directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE ABOVE-NAMED NOMINEES FOR THE BOARD OF DIRECTORS.

EXECUTIVE COMPENSATION AND STOCK OPTION INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis section is designed to explain the material elements of compensation paid to our executive officers and to describe the manner and context in which compensation is awarded to and earned by these individuals.

Our executive compensation program consists of base salary, time-based restricted stock units and at-risk compensation, both short and long-term. The elements of our executive compensation program include base salary, annual cash incentive awards, long-term incentive awards, retirement and other post-employment programs and perquisites.

The Compensation Committee uses a variety of resources, including tally sheets, competitive market analysis, and input from independent consultants to make decisions regarding our executives’ compensation which are consistent with our executive compensation philosophy and objectives. The Compensation Committee considers the Corporation’s business performance, financial goals, the current industry environment and various tax considerations in determining how to apply the Corporation’s executive compensation philosophy to decisions regarding executive compensation.

The five individuals identified in the Summary Compensation Table of this Proxy Statement comprise our “named executives.” In 2008, four of our named executives were employees of CONSOL Energy, and one was an employee of CONSOL Energy’s publicly-traded subsidiary – CNX Gas. The four employees of CONSOL Energy included our Chief Executive Officer (Mr. Harvey), our Chief Financial Officer (Mr. Lyons), our former President – Coal Group (Mr. Lilly, who has since retired) and our Chief Legal Officer (Mr. Richey), and their compensation in 2008 was determined by our Compensation Committee (and the independent members of our Board in the case of our Chief Executive Officer). The CNX Gas employee was its Chief Executive Officer (Mr. DeIuliis) and his compensation for 2008 was determined in December 2008 by the CNX Gas Board and its former compensation committee.

As a result of a management reorganization of CONSOL Energy and CNX Gas in January 2009 (as described immediately below), Mr. DeIuliis, now President and Chief Operating Officer of CNX Gas, became an employee of CONSOL Energy and assumed the title of Executive Vice President and Chief Operating Officer of CONSOL Energy. Although the CNX Gas Board and its compensation committee approved his 2009 compensation package in December 2008, the Compensation Committee for CONSOL Energy also reviewed and approved his 2009 compensation package in February 2009 since he is now the Chief Operating Officer of CONSOL Energy.

The analysis that follows describes the material elements of CONSOL Energy’s compensation programs for the four named executives who were CONSOL Energy employees during 2008 (except with respect to an equity award granted to Mr. DeIuliis, who was an employee of CNX Gas in 2008). For information regarding the executive compensation arrangements for our Chief Operating Officer for 2008, please refer to the CNX Gas proxy statement filed in March 2009.

Management Reorganization

On January 16, 2009, our Board and the CNX Gas Board implemented a reorganization of the management structure of the two companies. In this proxy statement, we will refer to this reorganization as the “management reorganization.” The changes effected by this management reorganization are as follows:

•	J. Brett Harvey, President and Chief Executive Officer of CONSOL Energy, was appointed to the additional position of Chairman and Chief Executive Officer of CNX Gas.

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Nicholas J. DeIuliis, President and Chief Executive Officer of CNX Gas, was appointed Executive Vice President and Chief Operating Officer for CONSOL Energy. He also will serve as President and Chief Operating Officer of CNX Gas.

•	William J. Lyons, Executive Vice President and Chief Financial Officer of CONSOL Energy and Chief Financial Officer of CNX Gas, is now also an Executive Vice President of CNX Gas.

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P. Jerome Richey, Senior Vice President and General Counsel of CONSOL Energy, was appointed Executive Vice President – Corporate Affairs and Chief Legal Officer CONSOL Energy and CNX Gas and also will serve as Secretary for CONSOL Energy and CNX Gas.

•	Robert P. King was appointed Executive Vice President – Business Advancement and Support Services for CONSOL Energy and CNX Gas.

•	Robert F. Pusateri was appointed Executive Vice President – Energy Sales and Transportation Services, for both CONSOL Energy and CNX Gas.

Effective January 16, 2009, these persons became the executive officers of CONSOL Energy and CNX Gas.

The goal of the management reorganization is to improve performance and profitability of both CONSOL Energy and CNX Gas, as well as to increase efficiency and reduce costs across all business areas by creating a more unified organizational structure that will have functional, operational, and financial responsibility for all coal, gas and related assets, while still recognizing the status of CNX Gas as a separate public company.

Elements of Our Executive Compensation Program

The Compensation Committee seeks to achieve its objectives through the following elements of our executive compensation program:

•	Base Salary

•	Short-Term Incentive Compensation

•	Long-Term Incentive Compensation

-  Restricted Stock Units

-  Options

-  Performance Share Units

•	Post-Employment Compensation

-  Retirement Benefits

-  Employment and Letter Agreements

-  Change in Control Agreements

•	Perquisites

Objectives of Our Executive Compensation Program

One of the primary objectives of our executive compensation program is to attract and retain talented individuals to manage and lead CONSOL Energy. Accordingly, our Compensation Committee is responsible for approving the compensation of our executive officers and, in the case of our Chief Executive Officer, recommending his compensation to the independent members of the Board for final approval.

We believe that the quality, skills and dedication of our named executives are critical factors affecting the short and long-term value of CONSOL Energy. As a result, the objectives of our compensation program are as follows:

•	promote the achievement by CONSOL Energy of annual and long-term performance objectives;

•	provide incentives for our named executives to achieve performance goals;

•	reward our named executives for the achievement of performance goals;

•	align our named executives’ interests with the interests of CONSOL Energy and its shareholders; and

•	provide compensation opportunities that will attract and retain superior executive personnel who will make significant contributions to CONSOL Energy’s short and long-term success.

Through the use of our long-term compensation program, executive officers have the opportunity to receive total compensation at the top quartile among our peer group of companies, only if absolute and relative performance warrant such a payout.

Role of Outside Compensation Consultants

The Compensation Committee has engaged outside compensation consulting firms to assist it with the development of our compensation program, and these consultants, engaged by the Compensation Committee, work for the Compensation Committee in coordination with management.

The Compensation Committee looks to the outside compensation consultants to review the elements of our compensation program and recommend any modifications thereto, including the appropriate mix of short and long-term incentives, based on the consultants’ review of the market practices of a peer group of companies (which are recommended by the consultant after discussions with the Compensation Committee and management, and approved by the Compensation Committee). The consultants also provide ongoing input on the design of our incentive programs and the underlying performance metrics.

The Compensation Committee also uses the compensation consultants’ benchmarking studies to determine the market pay practices of similarly situated executives to our named executives. The Compensation Committee’s policy is to use the data prepared and presented by the outside compensation consultants as a reference point or guideline. Actual compensation may be higher or lower than the compensation for executives in similar positions at comparable companies.

The rationale for having higher or lower compensation than other executives at comparable companies is a function of that person’s performance, skills, experience and specific role in the organization, as well as CONSOL Energy’s overall performance. For example, with respect to each of our named executives, the compensation consultant found in February 2008, the 2008 compensation packages recommended by the Compensation Committee were between the median and 86th percentile of proxy data. It was determined that for each of these individuals, their history with the Corporation, the depth and breadth of their experiences, their job responsibilities and CONSOL Energy’s performance in 2007 warranted the recommended level of compensation. Additionally, when reviewing the ranking of CONSOL Energy’s compensation packages to its peers, the Compensation Committee analyzes the size of CONSOL Energy relative to the Peer Group. For example, at the end of 2007, CONSOL Energy’s revenues of $3.7 billion positioned itself at the 74th percentile of the Peer Group and CONSOL Energy’s market capitalization of $10.5 billion was positioned at the 63rd percentile of the Peer Group.

2008 Peer Group

For purposes of establishing 2008 compensation, the Compensation Committee approved a Peer Group that consisted of the following 14 companies (the “Peer Group”):

Allegheny Energy Inc.	Massey Energy Company
Alpha Natural Resources, Inc.	Noble Energy, Inc.
Arch Coal, Inc.	Peabody Energy Corporation
Chesapeake Energy Corporation	PPL Corporation
Equitable Resources, Inc.	Questar Corporation
EOG Resources, Inc.	Teco Energy, Inc.
Foundation Coal Holdings, Inc.	Vectren Corporation

The Peer Group was modified in 2008 to better reflect CONSOL Energy’s size and business operations. The compensation consultant explained that the Peer Group should be increased in size to ensure there are sufficient matches for each position and to minimize the potential impact of one or two outliers which could bias the data. Additionally, the consultant’s standard methodology is to recommend that peer companies are in the same sub-industry (coal) and/or industry (energy) as CONSOL Energy and then to examine the size of companies based on revenues and market capitalization to identify the most comparable companies. Applying this methodology, the consultant suggested adding five companies to the Peer Group (Chesapeake Energy Corporation, EOG Resources, Inc., Noble Energy, Inc., PPL Corporation and Questar Corporation). The consultant continued to include Foundation Coal and Alpha Natural Resources in the proposed peer group due to their focus on coal (even though they did not meet the revenue and market capitalization parameters). Finally, Barrick Gold Corporation (for industry reasons) and Apache Corp. (for size considerations) were eliminated from the Peer Group for 2008.

In connection with the 2008 compensation program, the compensation consultant also used data of S&P 500 companies (excluding financial services companies) and proxy data from fifteen similarly-sized general industry companies to supplement its findings and provide the Compensation Committee with a general industry perspective on competitive pay levels. This data was used as a reference point only and was not directly used for benchmarking purposes.

2009 Peer Group

In December 2008, our outside compensation consultants reviewed additional companies in the coal and energy industries. Based on that review, the consultants recommended, and our Compensation Committee approved, adding Patriot Coal Corporation to the Peer Group for purposes of establishing 2009 compensation levels. Patriot Coal Corporation is a coal company that was spun off from Peabody Energy Corporation in November 2007. While it is one of the smaller companies in the Peer Group based on revenue and market capitalization, it is an appropriate comparator company based on business focus and the geographic location of its operations.

Considerations of the Compensation Committee

The Compensation Committee relies on its own judgment in setting each executive officer’s compensation and not on any rigid guidelines or strict formulas. To establish compensation for a particular executive officer, the Corporation’s human resources personnel make an initial assessment and submit it to our Chief Executive Officer for review (except in the case of the Chief Executive Officer’s compensation). This assessment considers relevant industry salary practices, the position’s complexity and level of responsibility, its importance to us in relation to other executive positions, and the competitiveness of an executive officer’s total compensation. Our Chief Executive Officer may make appropriate changes to this assessment based on his determination of such named executive’s past performance. The Compensation Committee then reviews:

•	our Chief Executive Officer’s compensation recommendations for each named executive (other than himself);

•	our Chief Executive Officer’s evaluation of each named executive’s performance and internal value; and

•	the benchmarking studies compiled by the outside compensation consultant.

From this information, the Compensation Committee approves, in consultation with the Chief Executive Officer and the outside compensation consultant, the amount of each executive officer’s annual base salary, bonus and long-term incentive compensation.

To establish compensation for our Chief Executive Officer, the Compensation Committee reviews:

•	the benchmarking studies and compensation recommendation compiled by the outside compensation consultant; and

•	the Chief Executive Officer’s self-evaluation of his performance in light of the prior year’s goals and objectives, and the Board of Director’s evaluation of his performance.

The Compensation Committee’s current intent is to perform at least annually a strategic review of our named executives’ overall compensation packages to determine whether they provide adequate incentives and whether they properly compensate our executive officers relative to comparable officers in other companies with which we compete for executives. Our Compensation Committee’s most recent overall compensation review occurred in early 2009. Our Chief Executive Officer, Chief Financial Officer and Chief Legal Officer typically attend all or a portion of the Compensation Committee meetings. However, the named executives are not present during that portion of the meeting in which their compensation is considered and approved.

Performance of CONSOL Energy in 2008

In 2008, CONSOL Energy achieved certain milestones in a number of critical areas in which we judge our performance:

•	We recorded our best safety performance in the history of the Corporation, with our reportable incidence rate improving by 19% in 2008 (2.7 times better than the industry average).

•

Our total revenue and net cash from operations were the highest in the 145-year history of the Company, and our net income was higher than any year but 2005 when we sold a portion of CNX Gas to the public.

•	Our average realized prices for coal and gas were the highest since we became a publicly-owned company in 1999.

•	We completed several strategic acquisitions.

•	We successfully recruited employees in a tight market for talent by positioning the Company as safe, stable, and growing.

•	Our share price reached a record high $119.10 prior to the unprecedented economic events during the fall of 2008.

Objectives and Performance of Named Executives

2008 Performance Goals and Objectives

As mentioned above, the performance of our named executives is considered when establishing individual compensation. This means that the individual’s performance is taken into account when compensating a named executive for prior performance and/or approving a compensation package for the following year. This section is intended to explain the considerations used with respect to our named executives’ performance.

Our Corporation takes a team approach to achieving our strategic vision for CONSOL Energy. For 2008, our named executives had the following as their combined primary performance goals and objectives:

Executives’ Primary Goals and Objectives for 2008

Safety	Improving safety by continuing CONSOL Energy’s efforts to achieve a zero incidence rate (e.g., establishing an effective incentive and training program)

Productivity	Continuing to optimize production rates and offsetting rising costs through efficient deployment of CONSOL Energy’s resources (e.g., investment in upgrading older mines with new technology)

Sales and Marketing	Expanding both financial margins and market share for CONSOL Energy’s coal

Finance	Maintaining and protecting current financial margins measured by CONSOL Energy’s (i) net income and (ii) earnings before deducting net interest expense (interest expense less interest income), income taxes and depreciation, depletion and amortization (which we refer to as EBITDA)*

Executives’ Primary Goals and Objectives for 2008

Organization	Continuing to analyze CONSOL Energy’s corporate and management structure to identify opportunities for enhancement and to unlock value

Business Development	Expanding core business and business support via acquisitions and joint ventures

Environmental	Participating in Greenhouse Gas initiatives and developing innovative environmental mitigation measures to maintain regulatory compliance

Recruiting	Continuing to enhance CONSOL Energy’s image as an employer and becoming the employer of choice for prospective employees

Corporate Governance	Effectuating good corporate governance by continuing to assist the Board in its oversight of CONSOL Energy and further enhancing communication between management and the Board

*	CONSOL Energy’s EBITDA target for 2008 constitutes confidential information. At the time in which the EBITDA target was established, the Compensation Committee believed that it was a challenging, but achievable target that would be met based upon CONSOL Energy’s prior performance, business plan and objectives. The EBITDA target used by the Compensation Committee represented a significant improvement from the prior year’s target and was based on an annual profit objective that was approved by our Finance Committee and then by the full Board. Additionally, the Chairman of the Finance Committee does not serve on the Compensation Committee, thereby providing further separation between the process for establishing our profit objective and the process for establishing executive compensation. Additionally, the Chairman of the Compensation Committee serves on the Finance Committee and as part of that Committee, oversees the development of our profit objective.

The Compensation Committee, in conjunction with our Chief Executive Officer, determined that our named executives exceeded their 2008 goals and objectives.

2009 Performance Goals and Objectives

Our named executives’ collective goals and objectives for 2009 are substantially similar to their goals and objectives for 2008. The goals and objectives largely remained the same because these goals are long-term objectives which will be realized over time and which will drive CONSOL Energy’s strategic success. The Compensation Committee will review in 2010, as it did in 2009 prior to approving 2008 award pay-outs, whether our named executives made measurable strides toward the achievement of these goals in the one-year period.

Mix of Total Compensation

The Compensation Committee analyzed the mix of salary, short-term incentive compensation and long-term compensation for purposes of setting 2008 compensation.

2008 PAY MIX
Named Executive	Salary	Annual Incentive Compensation Awards*	Long-Term Incentive Compensation**	Total At-Risk Compensation (Short- Term Incentive Compensation,* Options, and Performance Share Units**)
Chief Executive Officer	12%	14%	74%	76%
Chief Financial Officer	24%	16%	60%	56%
President – Coal Group (retired 1/31/09)	23%	16%	61%	57%
Chief Legal Officer	38%	21%	40%†	48%

*	For purposes of short-term incentive compensation awards, assumes target payout.
**	For purposes of Performance Share Unit awards, assumes target payout.
†	Salary, Annual Incentive and Long-Term Incentive do not add to 100% due to rounding.

Base Salary

2008 Base Salary

The objectives of base salary are to provide fixed compensation necessary to attract and retain key executives and to offset the cyclicality in our business that may impact variable pay year-to-year. Factors considered in establishing base salaries include competitiveness with external market data, internal worth and value assigned to the named executive’s role and responsibilities at CONSOL Energy, and the named executive’s skill and performance.

The Compensation Committee (and in the case of the Chief Executive Officer, the independent members of the Board) approved the base salaries of our named executives in February 2008 after the 2007 proxy data (containing 2006 compensation information) and survey data became available.

In January 2008, the Compensation Committee approved annual base salary increases for each of our named executives, except the Chief Executive Officer (whose base salary was not increased for the reasons described below). For those named executives receiving an annual base salary increase, the increases ranged from 2% to 9% from 2007.

The annual base salaries were approved as follows:

Named Executive	Salaries for 2008
Chief Executive Officer	$1,000,000
Chief Financial Officer	$480,000
President – Coal Group (retired 1/31/09)	$600,000
Chief Legal Officer	$380,000

Based in part on each person’s 2007 performance, it was deemed reasonable to have salaries for each of the executive officers that are aligned at or above the 75th percentile of the Peer Group. This is consistent with our revenue and market capitalization position relative to our Peer Group at the end of 2007.

2009 Base Salary

In February 2009, the Compensation Committee approved annual base salary increases for each of our named executive officers, except the Chief Executive Officer (whose base salary was not increased for the reasons described below). For our new Chief Operating Officer, the Chief Financial Officer and the Chief Legal Officer, the increases ranged from 6.0 to 7.1% from 2008. These increases were attributable, in part, to the additional responsibilities assumed by the named executives as a result of the management reorganization.

Short-Term Incentive Compensation

2008 Short-Term Incentive Compensation

We implemented the Short-Term Incentive Compensation Plan (which we call the “Short-Term Plan”) to provide incentives to our employees to achieve performance goals and to reward our employees for the achievement of those goals. The Short-Term Plan is designed to deliver greater cash awards when CONSOL Energy and the employees are successful in achieving established targets and to pay less when CONSOL Energy and/or the employee fall short of these targets. The Short-Term Plan is also designed to provide incentive compensation (measured at target) that is comparable to compensation provided by companies with which CONSOL Energy competes for executive talent.

In February 2008, the Compensation Committee approved design changes to the short-term incentive compensation awards in order to qualify the 2008 awards thereunder as “performance-based compensation” under Section 162(m) of the Code (as described below). With respect to the 2008 cash incentive awards, the Compensation Committee granted such awards as performance-based compensation under the Equity Incentive Plan (subject to a maximum annual award for each executive of $2,000,000). Each of the named executives had an opportunity to earn a 2008 bonus if CONSOL Energy achieved threshold level goals for any of the following reasons: (i) total shareholder return relative to the Shareholder Return Peer Group (50th percentile), (ii) EBITDA, or (iii) annual net income. If any of the thresholds were achieved, each named executive had the opportunity to earn his maximum bonus which the Compensation Committee may, in its discretion, reduce through the exercise of negative discretion.

In exercising its negative discretion, the Compensation Committee may rely on a number of factors, including the following formula, to determine the amount actually paid:

Base Salary	x	Opportunity Percentage	x	Annual Incentive Compensation Factor	=	Annual Award Payment

The “Opportunity Percentage” referenced in the above formula is expressed as a percentage of base salary. In early 2008, the Compensation Committee determined the Opportunity Percentages for our named executives after the 2007 proxy data (containing 2006 compensation information) and survey data became available. The Compensation Committee (and in the case of the Chief Executive Officer, the independent members of the Board) approved the Opportunity Percentages as follows:

Named Executive	Opportunity Percentages for 2008	Target Payout under the Short-Term Plan*
Chief Executive Officer	120%	$1,200,000
Chief Financial Officer	65%	$312,000
President – Coal Group (retired 1/31/09)	70%	$420,000
Chief Legal Officer	55%	$209,000

*	The 2008 target payout amounts for the named executives under the Short-Term Plan ranged from a 2% to 9% increase from the 2007 target payout amounts, except in the case of the Chief Executive Officer, whose target payout amount increased by 20% from 2007. The Compensation Committee increased the Chief Executive Officer’s target payout, as opposed to his annual salary (which remained constant relative to his salary in 2007) in order to link more of his cash compensation to performance.

The “Opportunity Percentages” and target payouts are benchmarked against the Peer Group and survey data (as available). This data was utilized to ensure that recommendations were within market. As a result of this study, the Compensation Committee approved the named executives’ (other than himself) Opportunity Percentages and target payouts as proposed by the Chief Executive Officer and noted that the target payouts were generally competitive between median and 75th percentile levels of the Peer Group.

The “Annual Incentive Compensation Award Factor,” as referred to in the above formula, consists of two targets (each weighted equally). One target consists of individual performance (which includes those objectives set forth in the section above), and the other target consists of CONSOL Energy performance (which is a function of whether CONSOL Energy achieved its profit objective). Each of these targets is measured independently such that if one target is not achieved, an opportunity exists for the other target to be achieved, resulting in an annual award payment. The scores may range from 70-200% for each target, with a 100% score indicating achievement of a target and a higher score (up to 200%) indicating that the target was exceeded. If the minimum score of 70% is not reached for a target, a score of zero will be recorded for that target.

The CONSOL Energy performance target for 2008 was CONSOL Energy’s profit objective net income, while the minimum threshold score was equal to 80% of the financial target and the maximum score was equal to 120% of the financial target. The profit objective net income number is derived directly from the Board-approved plan for the year and is deemed confidential information. When this net income target was established, the Compensation Committee believed that it was a challenging, but achievable net income target based upon CONSOL Energy’s prior performance and its business plan and objectives.

In early 2009, the Compensation Committee and the independent members of the Board reviewed and evaluated the Chief Executive Officer’s self-assessment in light of his stated goals and objectives and agreed to an individual performance score of 185. In the case of our Chief Financial Officer and Chief Legal Officer, their individual performance targets were based on the target goals referenced above. In January 2009, our Chief Executive Officer reviewed and discussed with the Compensation Committee his assessment of their performances in 2008 relative to the goals. Our Compensation Committee concurred with our Chief Executive Officer’s assessment of executive performance and approved performance scores for our Chief Financial Officer and Chief Legal Officer that were at or within the following range: 160 to 180.

Consequently, the ultimate payouts under the 2008 short-term incentive awards were as follows:

Named Executive	Short-Term Incentive Plan Payout for 2008 Performance
Chief Executive Officer	$1,832,400
Chief Financial Officer	$550,000
President – Coal Group (retired 1/31/09)	*
Chief Legal Officer	$350,000

*	Our former President – Coal Group retired on January 31, 2009 and was not eligible for a payout for 2008 performance under the Short-Term Incentive Plan.

Section 162(m)

With some exceptions, Section 162(m) of the federal income tax laws limits CONSOL Energy’s deduction for compensation in excess of $1 million paid to certain covered employees (generally our Chief Executive Officer and the four next highest-paid executive officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

For 2008, the Compensation Committee decided to administer the short-term incentive compensation awards under the Equity Incentive Plan in order to comply with Section 162(m) and obtained shareholder approval for a new Executive Annual Incentive Plan at the 2008 annual meeting of shareholders for annual grants of cash bonus awards thereafter. As part of the Corporation’s long-term incentive compensation program, the Corporation maintains the performance share unit and option programs which are also intended to be in compliance with Section 162(m).

2009 Short-Term Incentive Compensation

In February 2009, the Compensation Committee approved the 2009 Short-Term Plan target payouts which, if earned, would be paid to the Company’s officers and other employees in the first quarter of 2010. The target payouts were approved under the new shareholder-approved CONSOL Energy Inc. Executive Annual Incentive Plan so that awards to be granted thereunder to covered employees would comply with Section 162(m) of the Code. In consultation with the outside compensation consultant and management, the Compensation Committee determined to retain the design of the Short-Term Plan and approved target payouts with substantially similar terms and conditions to the 2008 Short-Term Plan target payouts.

The Compensation Committee maintained Opportunity Percentages for the Chief Financial Officer and the Chief Legal Officer, but increased our Chief Executive Officer’s Opportunity Percentage from 120% to 130%. This increase was determined simultaneously with the decision to maintain the base salary for our Chief Executive Officer in 2009 at $1,000,000.

Long-Term Incentive Compensation

Mix of Long-Term Incentive Compensation

The Compensation Committee believes that combined grants of stock options, restricted stock units and performance share units provide a balance for our named executives between risk and potential reward consistent with the market trends of our peers. In February 2008, the Compensation Committee determined that target long-term incentive expected value would be derived 1/3 from stock options, 1/3 from restricted stock units and 1/3 from performance share units (assuming target performance is achieved). This allocation was based primarily on a desire to balance risk and retention. It was further determined by the Compensation Committee that this general mix, for officer awards, provided rewards for stock price appreciation and financial performance over the short and long-term.

For the Chief Executive Officer, the Compensation Committee recommended, and the independent members of the Board approved, altering the long-term incentive mix for him in order to provide compensation that is more performance oriented, and the Compensation Committee decreased the emphasis on time-based restricted stock units. Accordingly, his target long-term incentive expected value in 2008 was derived 42% from stock options, 42% from performance share units and 16% from restricted stock units. The rationale for this mix was to link our Chief Executive Officer’s compensation more to performance-related equity (as opposed to time-based restricted stock units). The number of units and options to be received is based on the closing market price of CONSOL Energy’s common stock on the grant date and the Black-Scholes value, respectively.

2008 Long-Term Incentive Compensation

In February 2008, the Compensation Committee reviewed the matters described above for purposes of establishing each executive’s target long-term incentive value. The Compensation Committee, in coordination with our Chief Executive Officer, approved maintaining the same mix of restricted stock units, options and performance share units to be granted to our named executives, other than the Chief Executive Officer. As discussed above, the Compensation Committee decided in 2008 to place more emphasis on the long-term performance component of our named executives’ 2008 total direct compensation to incentivize our key management members to achieve our longer-term performance objectives and strategic plan.

In light of these objectives, the Compensation Committee approved an increase from 2007 in the long-term incentive opportunity for each of our Chief Executive Officer, our Chief Financial Officer, our former President – Coal Group, and our Chief Legal Officer of 29.98%, 22.20%, 18.21% and 20.12%, respectively. As a result, the Compensation Committee approved the following equity awards (in the dollar amounts shown below):

Named Executive	Stock Options	Restricted Stock Units	Performance Share Units (Target)	Total
Chief Executive Officer	$2,600,000	$1,000,000	$2,600,000	$6,200,000
Chief Financial Officer	$400,000	$400,000	$400,000	$1,200,000
President – Coal Group (retired 1/31/09)	$533,333	$533,333	$533,333	$1,600,000	*
Chief Legal Officer	$133,333	$133,333	$133,333	$400,000	*

*	Numbers for stock options, restricted stock units and performance share units may not add to total due to rounding.

These increased long-term incentive opportunities are positioned between the median and 75th percentile of the peer group.

Additional information regarding each of the equity grants and their terms and conditions is more fully described in “Understanding Our Summary Compensation and Grants of Plan-Based Awards Tables” on page 44.

2009 Long-Term Incentive Compensation

In February 2009, the Compensation Committee, in coordination with our Chief Executive Officer, approved maintaining the same mix of restricted stock units, options and performance share units to be granted to our named executives, other than the Chief Executive Officer. Consistent with its decisions in 2008, the Compensation Committee decided to place more emphasis on the long-term performance component of our named executives’ 2009 total direct compensation to incentivize our key management members to achieve our longer-term performance objectives consistent with our strategic plan. Accordingly, the Compensation Committee approved an increase from 2008 in the long-term incentive opportunity of each of our Chief Executive Officer, Chief Financial Officer and Chief Legal Officer of approximately 6.5%, 6.3% and 7.9%, respectively.

The Compensation Committee maintained the same equally weighted mix of long-term equity awards for the named executives. The independent members of the Board approved stock options, restricted stock units and performance share units comprising approximately 45%, 15% and 40% for the Chief Executive Officer’s long-term incentive compensation.

As a result of the management reorganization, our new Chief Operating Officer will participate in the CONSOL Energy long-term incentive compensation program. In February 2009, the Compensation Committee approved equity awards for Mr. DeIuliis. As with the other CONSOL Energy named executives, the award has three components – restricted stock units, stock options and performance share units. The mix is evenly weighted among the three components, and the award replaces the long-term award made by the CNX Gas Compensation Committee in December 2008.

Options and Restricted Stock Units

The Compensation Committee has the authority to administer the Equity Incentive Plan and make annual awards of non-qualified options to purchase our common stock and restricted stock units (along with associated dividend equivalent rights, which accrue and are ultimately paid in stock only if the underlying units vest) to our named executives. The Compensation Committee believes that our stock option and restricted stock unit awards promote the achievement by CONSOL Energy of short and long-term performance objectives, while aligning our named executives’ interests with CONSOL Energy’s shareholders.

The stock option and restricted stock unit awards vest ratably over a three-year period to enhance our retention objectives. The stock option and restricted stock unit awards also provide that, upon a change in control, the unvested portion of the awards will vest. In the event of a potential change in control transaction, this provision will motivate executives to take actions that are in the best interests of CONSOL Energy and its shareholders and reduce the distraction regarding the impact of such a transaction on the personal situation of the executives.

Additionally, our award agreements contain confidentiality provisions, two-year non-competition and two-year non-solicitation provisions, which protect our business by, for example, causing a forfeiture of awards if a named executive violates these covenants. See “CONSOL Energy Stock Options” on page 71 and “CONSOL Energy Restricted Stock Units” on page 72 for a more detailed description of the restrictive covenants in option and restricted stock unit awards and the effects of employment termination.

The Compensation Committee has determined that it should grant equity awards at the beginning of the year that follows the year in which performance occurred, and therefore, such awards will be granted (when and as appropriate) at the first regularly scheduled Compensation Committee and Board meetings in which comprehensive compensation packages are approved. By doing so, equity awards will be granted closer in time to a review of each named executive’s year-end performance.

2008 Long-Term Incentive Program (“LTIP”)

In 2008, the Compensation Committee retained outside compensation consultants to assist it in designing an LTIP that would address the Compensation Committee’s objectives. In connection with developing the LTIP, the outside compensation consultants provided the Compensation Committee with general energy sector compensation data from published compensation surveys and proxy data of the Peer Group. The data reflected the use of different long-term incentive programs and the pay magnitude in terms of both target opportunity and actual payouts.

In February 2008, the Compensation Committee (and the independent members of the Board with respect to the Chief Executive Officer) approved performance unit awards for each of our named executive officers. For the performance period of January 1, 2008 through December 31, 2010, the program provides that each named executive’s maximum award will be eligible for potential vesting if a threshold level of performance is achieved for any one of three performance goals: (i) total shareholder return relative to CONSOL Energy’s peers (50th percentile), (ii) cumulative EBITDA for the period, or (iii) cumulative net income for the period. If any of these goals is achieved, the maximum awards will be subject to Compensation Committee discretion to reduce the awards by exercising negative discretion, which negative discretion may include considerations of CONSOL Energy’s performance relative to total shareholder return to its peers during the period and EBITDA performance. The incorporation of “negative discretion” will provide flexibility to reduce an award, after taking into account each executive’s performance and the performance of CONSOL Energy.

The target information for our total shareholder return performance metric is as follows:

OUTCOME RELATIVE TO TOTAL SHAREHOLDER RETURN PEER GROUP
Level of Performance	Percentage Ranking in TSR	Percent of Performance Units Earned
Below Threshold	Below 25th percentile	0%
Threshold	25th percentile	12.5%
Target	50th percentile	50%
Outstanding	75th percentile	100%

The target information for our EBITDA performance metric is as follows:

EBITDA
Level of Performance	Absolute EBITDA	Percent of Performance Units Earned
Below Threshold	*	0%
Threshold (80% of Target)	*	25%
Target	*	50%
Outstanding (120% of Target)	*	100%

*	The Compensation Committee determined that the EBITDA and net income target numbers constitute confidential information. When EBITDA and net income goals were established, the Compensation Committee believed that they were challenging, yet achievable target levels based upon a review of CONSOL Energy’s performance in the prior three-year period and its business goals and objectives for the performance period covering 2008-2010. The cumulative EBITDA target for 2008-2010 represented a significant improvement over the cumulative EBITDA target for 2007-2009 as used in the 2007 LTIP.

The performance share unit award agreements include a change in control provision, which provides that in the event of a change in control of CONSOL Energy, the units will accelerate and vest at target. In the event of a potential change in control transaction, this provision will motivate executives to take actions that are in the best interests of CONSOL Energy and its shareholders and reduce the distraction regarding the impact of such a transaction on the personal situation of the executives.

The Shareholder Return Peer Group (as referenced above) is comprised of the following 29 companies:

Alliance Resource Partners, L.P.	International Coal Group, Inc.
Alpha Natural Resources, Inc.	James River Coal Company
Anadarko Petroleum Corporation	Massey Energy Company
Apache Corp.	Newfield Exploration Company
Arch Coal, Inc.	Nexen Inc.
Cabot Oil & Gas Corporation	Noble Energy, Inc.
Callon Petroleum Company	Peabody Energy Corporation
Chesapeake Energy Corporation	Penn Virginia Corporation
Cimarex Energy Co.	Pioneer Natural Resources Company
Comstock Resources, Inc.	Rio Tinto Group (GBR) – ADR
Denbury Resources Inc.	St. Mary Land & Exploration Company
Devon Energy Corporation	Stone Energy Corporation
Encana Corporation	Ultra Petroleum Corporation
EOG Resources, Inc.	Westmoreland Coal Company
Foundation Coal Holdings, Inc.

For purposes of measuring total shareholder return, the Compensation Committee selected the above group of 29 energy companies in which we compete for capital in the market. How well CONSOL Energy performs in that competition is measured by our respective total shareholder return. The Compensation Committee further believes that these companies are similar to CONSOL Energy from an investor’s perspective. Unlike the 14-company Peer Group used to benchmark pay levels, this peer group was not adjusted based on company size, and represents a broader mix of energy companies.

2009 Long-Term Incentive Program

In February 2009, the Compensation Committee (and the independent members of the Board with respect to the Chief Executive Officer) approved new performance unit awards for each of our named executives. The program is structured substantially similar to the 2008 Long-Term Incentive Program and covers the performance period of January 1, 2009 through December 31, 2011.

Exchange Offer

On January 16, 2009 the boards of CONSOL Energy and CNX Gas decided to consolidate the management teams of the companies, as discussed above under “Management Reorganization.” Among other matters, our Chief Executive Officer became the Chief Executive Officer of CNX Gas, while the former Chief Executive Officer of CNX Gas became our and CNX Gas’ Chief Operating Officer, and our other executive officers became the executive officers of CNX Gas. Prior to this management reorganization, CNX Gas had adopted three long-term performance share award programs for its executives and management, or as we call them, “PSUs”: the 2007 PSUs, the 2008 PSUs and the 2009 PSUs. None of our executive officers have any PSUs other than our Chief Operating Officer who received them prior to the management reorganization in his capacity as the then Chief Executive Officer of CNX Gas.

Due to the management reorganization, no awards were made nor will be made relative to the CNX Gas 2009 PSUs, as these were cancelled by the CNX Gas board. With respect to the outstanding 2007 PSUs and 2008 PSUs, due to our executives becoming the executive officers of CNX Gas and the CNX Gas Chief Executive Officer becoming our Chief Operating Officer and former CNX Gas employees assuming responsibilities at CONSOL Energy, we decided that we should treat those awards as though they had ended effective on the date of the management reorganization. Thus, we computed the value of those awards assuming that the end date for measurement purposes was January 16, 2009 (the date of the management reorganization). Although earned 2007 PSUs and 2008 PSUs were to be settled in cash following the end date, we desired not to pay them out in cash, but rather to use CONSOL Energy restricted stock units (“CONSOL RSUs”) to incentivize (i) performance for both companies, (ii) former CNX Gas employees who assumed responsibilities with CONSOL Energy to stay with CONSOL Energy, and (iii) other employees who remained at CNX Gas to continue employment, all through the original measurement date.

To achieve these goals, we took the value of the CNX Gas PSUs and determined what an equivalent value at January 16, 2009 would be for CONSOL RSUs. In order to effectuate this, on March 13, 2009, CONSOL Energy filed a registration statement on Form S-4 relating to the registration of CONSOL Energy RSUs and the common stock underlying those RSUs, to be issued to the holders of the 2007 PSUs and 2008 PSUs. Since the PSUs are governed by existing award agreements, we intend to accomplish this by requesting the holders of the PSUs to surrender them to CNX Gas in exchange for CONSOL Energy issuing CONSOL RSUs on substantially similar terms (including but not limited to vesting periods and forfeiture terms). This proxy statement does not constitute an offer of CONSOL RSUs or the underlying CONSOL Energy common stock to the holders of the 2007 PSUs or the 2008 PSUs; any such offer will only be made pursuant to a prospectus.

Stock Ownership Guidelines for Executives

The stock ownership guidelines provide that all employees designated as officers for purposes of the policy should own shares of the Corporation’s stock, the value of which is a multiple of that person’s base salary. Shares issuable upon the exercise of options or settlement of performance share units held by an individual are not counted for purposes of determining whether an individual has satisfied the ownership guideline requirement. For the named executives, the stock ownership guidelines are as follows:

Named Executive	Multiple of Base Salary
Chief Executive Officer	5
Chief Financial Officer	3
Chief Operating Officer	3
President – Coal Group (retired 1/31/09)	3
Chief Legal Officer	2

Our stock ownership guidelines were implemented by the Compensation Committee in order to further align our named executives’ interest with shareholders and to comply with best practices. The Compensation Committee believes that long-term stock ownership by our named executives further ensures that their interests are aligned with those of other shareholders. CONSOL Energy reviews compliance with the stock ownership guidelines annually. As of early 2009, Messrs. Harvey, Lyons, Lilly and Richey had satisfied their stock ownership guidelines. Mr. DeIuliis, our newest employee to CONSOL Energy, has approximately five years to comply with the stock ownership guidelines.

Post Employment Benefits

Retirement Benefits

In 2005 and 2006, the Compensation Committee studied CONSOL Energy’s retirement plans with the assistance of the outside compensation consultants. These plans included the Employee Retirement Plan (which we call the “Pension Plan”) and the Retirement Restoration Plan (which we call the “Restoration Plan”). The Compensation Committee reviewed a market study prepared by an outside compensation consultant which surveyed 86 pension plans of energy and mining industry companies to determine “market” practices with retirement benefit plans and to develop an overall retirement benefit program which was consistent with such market practices. The Compensation Committee determined, after that review, that CONSOL Energy’s cumulative retirement benefits for the named executives were below the median of the peer group.

In April 2005, the Board, after discussions with, and upon the recommendation of, the Compensation Committee, amended the Pension Plan to, among other matters, modify the benefit formulas applicable to participants’ future accrual of benefits under the plan. The modification to the benefit formula reduced the benefits offered to all employees and also eliminated the lump sum feature of the Pension Plan for benefits accruing after December 31, 2005. The Compensation Committee retained outside compensation consultants to review the impact of this modification to the Pension Plan on the Restoration Plan, which provides some employees (including our named executives) with supplemental retirement benefits that are otherwise linked to and limited by the Pension Plan due to statutory limitations applicable to the Pension Plan. In October 2006, the consultants advised the Compensation Committee that, without amending the Restoration Plan or adopting a supplemental retirement plan, the amendment to the Pension Plan (effective January 1, 2006) would result (over time) in an inadequate retirement benefit being provided to the named executives and other executives eligible to receive a supplemental retirement benefit for the following reasons:

•

The Pension Plan amendment reduced the defined benefit component of total retirement benefits to a level that was not competitive with industry and peer practices for executives (on a total benefit basis); and

•	The Pension Plan amendment caused retirement benefits for executives to be disproportionately lower than those for non-executives when stated as a percentage of the final average pay.

After a review of the Restoration Plan and based on an outside compensation consultant’s analysis and recommendations, our Compensation Committee determined in December 2006 that it was advisable to restore benefits offered to certain levels of employees through the adoption of the Supplemental Retirement Plan. The CONSOL Energy Supplemental Retirement Plan, unlike the Restoration Plan, is independent of the Pension Plan formula. Benefits under the CONSOL Energy Supplemental Retirement Plan are calculated by taking 50% of the average of the highest five consecutive annual compensation amounts (including short-term incentive compensation payments), and multiplying by a service fraction.

In light of the foregoing, the Compensation Committee recommended to our Board, and our Board authorized, that the Restoration Plan be frozen effective December 31, 2006, for CONSOL Energy employees and that the Restoration Plan be replaced prospectively with the CONSOL Energy Supplemental Retirement Plan effective January 1, 2007. The objective of the CONSOL Energy Supplemental Retirement Plan is to promote the interests of CONSOL Energy and our shareholders by facilitating the attraction and retention of key employees vital to our success.

Because CNX Gas employees do not participate in the CONSOL Energy Supplemental Retirement Plan, they were offered a one-time distribution election of benefits accrued through December 31, 2005 under the Restoration Plan calculated as of January 1, 2006. Accordingly, Mr. DeIuliis made this election and received a lump sum payment from the Restoration Plan on January 30, 2007 of $199,353. In addition, in August 2007, Mr. DeIuliis executed a letter agreement with CONSOL Energy in which CONSOL Energy agreed to pay him approximately $407,000 for various matters, including benefits that would have otherwise accrued in 2006 under CONSOL Energy’s Retirement Restoration Plan, but for certain plan amendments that were approved by the Board in December 2006. Pursuant to this agreement, Mr. DeIuliis agreed, among other matters, that he would not assert any claims regarding any retirement benefits or other deferred compensation benefits provided by CONSOL Energy. However, as a result of the management reorganization and the fact that Mr. DeIuliis is now an employee of CONSOL Energy, he will participate in the CONSOL Energy Supplemental Retirement Plan effective January 16, 2009 (the date of the management reorganization).

Additional details regarding the Pension Plan, the Restoration Plan, the CONSOL Energy Supplemental Retirement Plan and the agreements are more fully described in “Understanding Our Pension Benefits Table” on page 54.

Employment and Letter Agreements

We have entered into an employment agreement with our Chief Executive Officer and into letter agreements with our Chief Legal Officer and our former President – Coal Group, who retired effective January 31, 2009. CONSOL Energy entered into each of these agreements for purposes of attracting the named executive to CONSOL Energy. In the case of our Chief Executive Officer’s most recent employment agreement, the Compensation Committee believed that such an agreement was necessary for purposes of maintaining consistency with market and past practice and retaining our Chief Executive Officer. For a description of the additional terms of each of these agreements, see “Understanding our Summary Compensation and Grants of Plan-Based Awards Tables” on page 44 and “Understanding Our Change in Control and Employment Termination Tables” on page 66.

Change in Control Agreements

We have entered into Change in Control Agreements with each of our named executives (which we refer to as “CIC Agreements”). The Compensation Committee believes that the CIC Agreements will motivate executives to take actions that are in the best interests of CONSOL Energy and its shareholders and reduce the distraction regarding the impact of such a transaction on the personal situation of the executives. Under the CIC Agreements, each named executive will receive severance benefits if such named executive’s employment is terminated or constructively terminated after, or in connection with, a change in control (as defined in the respective CIC Agreements) if such named executive enters into a general release of claims reasonably satisfactory to us. Under these circumstances, these named executives would be entitled to, among other severance payments and benefits, a lump sum cash payment equal to a multiple of base pay plus a multiple of incentive pay as follows:

Named Executive	Multiple of Base Salary and Incentive Pay
Chief Executive Officer	3
Chief Financial Officer	2.5
President – Coal Group (retired 1/31/09)	2.5
Chief Legal Officer	2

In connection with a review of all of CONSOL Energy’s CIC Agreements, management noted that the multiplier for Mr. Lyons’ CIC Agreement (as well as the agreements for other employees) needed to be modified for internal pay equity purposes. Accordingly, in September 2008, management proposed, and the Compensation Committee approved, changing Mr. Lyons’ from 2.0 to 2.5 such that it was consistent with Mr. Lilly’s.

Additionally, equity grants would accelerate and vest. To protect our business interests, the CIC Agreements also contain confidentiality obligations, a one-year non-competition covenant and a two-year non-solicitation covenant. Additional terms of these agreements are more fully described in “Understanding Our Change in Control and Employment Termination Tables” on page 66.

In connection with the sale of approximately 18.5% of CNX Gas to investors in 2005, CONSOL Energy and CNX Gas wanted to ensure the retention and smooth transition of executive officers of CONSOL Energy to CNX Gas by providing them with agreements substantially similar to the CONSOL Energy CIC Agreements. The Compensation Committee reviewed with CONSOL Energy’s executive officers information regarding the potential cost of entering into change in control agreements with key employees of CNX Gas if a change in control triggering event occurred (including cost by individual agreement, total cost with respect to all agreements and market analysis of such costs). After consideration of this information, our Compensation Committee determined that the potential costs were consistent with market practice and such agreements were approved and authorized by the Compensation Committee.

Pete Lilly’s Letter Agreement (for Retirement)

Mr. Lilly retired from his position as President – Coal Group of CONSOL Energy effective January 31, 2009. In connection with Mr. Lilly’s retirement, CONSOL Energy and Mr. Lilly entered into a letter agreement effective March 10, 2009, pursuant to which the Corporation will provide Mr. Lilly certain separation benefits, subject to his release of claims against the Corporation and his continued compliance with restrictive covenants in his equity award agreements under the Corporation’s Equity Incentive Plan, including two-year non-competition and two-year non-solicitation covenants, and confidentiality provisions. Pursuant to this letter agreement, Mr. Lilly will be entitled to the following cash payments, in addition to certain accrued benefits: a one-time severance payment of $635,000, minus required deductions, and a one-time bonus payment of $450,000, minus required deductions.

Additionally, the provisions applicable to a “reduction in force” will be applied to his equity awards. These provisions generally (subject to the other terms and conditions of the equity award agreements) have the following effect: (i) with respect to performance share unit awards, such awards are retained and scheduled to be paid, to the extent earned as determined at the end of the applicable performance period and the terms of the program documents; (ii) with respect to option awards, the unvested portion of such awards will continue to vest in accordance with the applicable award’s vesting schedule and, once vested, remain exercisable until the expiration of such option’s term; and (iii) with respect to restricted stock unit awards, the unvested portion of such awards accelerates and vests. As of January 31, 2009, Mr. Lilly held options to purchase 187,488 shares of the Company’s common stock, 26,874 restricted stock units and 19,727 performance share units.

Change in Control Tax Gross-Up

In connection with the Compensation Committee’s objective to provide compensation opportunities that will attract and retain superior executive personnel who will make significant contributions to CONSOL Energy, our CIC agreements provide for tax gross-ups in the event of a change in control. If a change in control of CONSOL Energy causes compensation, including performance-based compensation, or awards, including but not limited to equity awards, to be paid or result in accelerating the vesting, a disqualified individual could, in some cases, be considered to have received “parachute payments” within the meaning of Section 4999 and Section 280G of the federal income tax laws. Pursuant to Section 4999, a disqualified individual can be subject to a 20% excise tax on excess parachute payments. Similarly, under Section 280G, CONSOL Energy is denied a deduction for excess parachute payments. As indicated above, CONSOL Energy and CNX Gas have entered into change in control agreements whereby, if it is determined that any payment or distribution by CONSOL Energy or CNX Gas (in the case of its Chief Executive Officer) to or for the disqualified person’s benefit would constitute an “excess parachute payment,” CONSOL Energy or CNX Gas (in the case of its Chief Executive Officer) will pay to the disqualified person a gross-up payment, subject to certain limitations, such that the net amount retained by the disqualified person after deduction of any excise tax imposed under Section 4999, and any tax imposed upon the gross-up payment, will be equal to the excise tax on such payments or distributions. Gross-up payments will not be deductible by CONSOL Energy or CNX Gas (in the case of its Chief Executive Officer). In connection with incorporating gross-up provisions in the CIC agreements, the Compensation Committee determined that such gross-up payments were consistent with general market practice and ensured that each executive received the intended level of severance benefits, unencumbered by the 20% excise tax.

Perquisites

We provide our named executives and other senior officers with perquisites that we believe are reasonable, competitive and consistent with CONSOL Energy’s compensation program. We believe that our perquisites help maximize an executive’s time, and assist us in recruiting and retaining our named executives and senior officers. Our principal perquisite programs primarily include the personal use of the corporate aircraft in accordance with the terms and conditions of the Aircraft Policy, country club memberships, financial planning assistance, a vehicle allowance and certain associated tax gross-ups. These programs are more fully described in the footnotes to the Summary Compensation Table and “Understanding Our Summary Compensation and Grants of Plan-Based Awards Tables” on page 44.

Section 409A

Section 409A of the Code generally provides that amounts deferred under nonqualified deferred compensation arrangements will be subject to accelerated income recognition, interest and substantial penalties unless the arrangement satisfies certain design and operational requirements. Final regulations for Section 409A were issued in April 2007, and the transition period for amending plans to comply with Section 409A ended on December 31, 2008. CONSOL Energy has amended our compensatory arrangements affected by Section 409A, including the employment agreement with our Chief Executive Officer and the CIC Agreements. These changes are intended to ensure that compensation payable under the arrangements is not subject to taxation under Section 409A, and principally include clarifying the timing of compensatory payments and incorporating definitional modifications in order to comply with Section 409A (or certain exceptions thereto). Any such amendments are not intended to materially increase the benefits payable under our plans and arrangements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with CONSOL Energy’s management and, based upon such review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement. The Compensation Committee’s charter is available on our website at www.consolenergy.com.

Members of the Compensation Committee:

              William P. Powell, Chairman

              Patricia A. Hammick

              James E. Altmeyer, Sr.

              John T. Mills

March 23, 2009

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of CONSOL Energy under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates the Report by reference therein.

SUMMARY COMPENSATION TABLE - 2008, 2007 AND 2006

The following table discloses the compensation for Mr. Harvey, the principal executive officer of CONSOL Energy, William J. Lyons, the principal financial officer of CONSOL Energy, and the other three most highly compensated executive officers of CONSOL Energy or its subsidiaries who were serving as executive officers at the fiscal year ended December 31, 2008, whose total annual compensation (excluding items described in the column entitled “Change in Pension Value and Nonqualified Deferred Compensation Earnings”) exceeded $100,000.

Name and Principal Position (a)	Year (b)	Salary (c)	Stock Awards(1) (d)		Option Awards(2) (e)		Non-Equity Incentive Plan Compensation(3) (f)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) (g)		All Other Compensation (h)		Total (i)
J. Brett Harvey(5) President and Chief Executive Officer – CONSOL, Chief Executive Officer – CNX Gas	2008	$1,000,000	$2,256,368	(7)	$1,085,755	(7)	$1,832,400	$1,825,480		$214,993	(8)	$8,214,996
	2007	$996,108	$3,240,838	(7)	$2,708,068	(7)	$1,470,000	$2,335,863		$149,391	(8)	$10,900,268
	2006	$956,192	$3,085,407	(6)(7)	$3,314,455	(7)	$1,450,000	$1,444,179		$134,383	(8)	$10,384,616
William J. Lyons(9) Executive Vice President & Chief Financial Officer – CONSOL & CNX Gas	2008	$477,404	$467,322	(11)	$184,892	(11)	$550,000	$732,849		$45,023	(12)	$2,457,490
	2007	$450,400	$589,047	(11)	$466,848	(11)	$434,000	$402,229		$39,837	(12)	$2,382,361
	2006	$418,615	$637,582	(10)(11)	$670,265	(11)	$400,000	$786,151		$47,934	(12)	$2,960,547
Peter B. Lilly President – Coal Group (retired 1/31/09)	2008	$598,806	$828,504		$621,618		$0	$423,851		$70,828	(14)	$2,543,607
	2007	$581,689	$747,842		$565,570		$575,000	$474,938		$62,015	(14)	$3,007,054
	2006	$541,346	$493,438	(13)	$589,050		$500,000	$124,292		$167,290	(14)	$2,415,416
Nicholas J. DeIuliis(15) Executive VP & COO – CONSOL, President & COO – CNX Gas	2008	$546,154	$3,567,212	(16)	$944,139	(17)	$1,106,000	$22,663		$59,915	(18)	$6,246,083
	2007	$495,769	$864,451	(19)	$974,627	(20)	$755,300	$377,661	(21)	$48,954	(18)	$3,516,762
	2006	$432,692	$346,503	(22)	$826,849	(23)	$747,000	$180,614		$55,528	(18)	$2,589,186
P. Jerome Richey Executive VP – Corporate Affairs, Chief Legal Officer & Secretary – CONSOL & CNX Gas	2008	$376,885	$248,653	(24)	$160,159		$350,000	$148,738		$39,442	(25)	$1,323,877
	2007	$346,462	$158,974	(26)	$114,897		$282,000	$225,302		$40,111	(25)	$1,167,746

(1)	The values set forth in this column are based on the compensation cost recognized in 2006 (except in the case of Mr. Richey), 2007 and 2008 for financial statement reporting purposes and computed in accordance with FAS 123R. Pursuant to the SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The compensation cost for CONSOL Energy and CNX Gas is computed based upon the closing price of that company’s stock on the date of grant. These amounts reflect the accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives.

(2)	The values set forth in this column are based on the compensation cost recognized in 2006 (except in the case of Mr. Richey), 2007 and 2008 for financial statement reporting purposes and computed in accordance with FAS 123R. Pursuant to the SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. With respect to the CONSOL Energy equity awards, a discussion of the relevant assumptions made in the valuation of these awards is stated in CONSOL Energy’s Form 10-K (Note 18 in the Form 10-K). With respect to the CNX Gas awards, the following assumptions were used to recognize compensation cost in 2006, 2007 and 2008 for financial statement purposes: (A) for 2008 grants: fair value of grants $15.02, risk free interest rate 4.58%, expected volatility 34.50% and expected term 4.5 years; (B) for 2007 grants: fair value of grants $9.61, risk free interest rate 4.58%, expected volatility 34.5% and expected term 4.5 years; and (C) for 2006 grants: fair value of grants $9.83, risk free interest rate 4.65%, expected volatility 32.39% and expected term 4.5 years.

(3)	Includes bonuses earned in 2006 (except in the case of Mr. Richey), 2007 and 2008 respectively. Under the CONSOL Energy and CNX Gas Short-Term Incentive Compensation Plans, the relevant performance measures for the cash awards are satisfied in the applicable annual performance period.

(4)

Amounts reflect the actuarial increase in the present value of the named executive’s benefits under the CONSOL Energy Employee Retirement Plan, CONSOL Energy Retirement Restoration Plan and the CONSOL Energy Supplemental Retirement Plan for

Messrs. Harvey, Lilly, Lyons and Richey, and under certain of these plans and the CNX Gas Retirement Plan for Mr. DeIuliis. This increase includes amounts which the named executive may not be entitled to receive such as unvested amounts. Amounts determined using the interest rate and mortality assumptions consistent with those used in the Form 10-K (Note 15 in the Form 10-K).

(5)	Mr. Harvey does not receive any compensation from CONSOL Energy or CNX Gas in connection with his service as a director on each of their respective boards of directors.

(6)	Mr. Harvey elected to defer until retirement 50% (or 21,372 restricted stock units) of a restricted stock unit award granted to him on May 2, 2006 under our Plan. For more information, please see the “Nonqualified Deferred Compensation Table” on page 57.

(7)	Under the early retirement provisions of our stock option award and restricted stock unit agreements, Mr. Harvey is eligible for early retirement in which case the unvested portion of his outstanding awards will continue to vest and, in the case of his options, become exercisable even if he terminates employment with us. As a result of the early retirement provisions contained in Mr. Harvey’s award agreements, the Corporation is required, under FAS 123R, to report the full grant date fair value of the awards granted to him in 2006, 2007, and 2008 for financial statement reporting purposes. These values are set forth in the column.

(8)	Personal benefits include for 2008, an annual vehicle allowance, annual physical exam, country club membership, financial planning, and certain associated tax gross ups. The total also includes $13,800 in matching contributions made by CONSOL Energy under its 401(k) plan and $137,695 for air travel on the Corporation’s airplane, plus associated tax gross up of $10,275. Personal benefits include for 2007, an annual vehicle allowance, annual physical exam, country club membership, luncheon and city club dues, financial planning, use of company lodge and certain associated tax gross ups. The total also includes $13,500 in matching contributions made by CONSOL Energy under its 401(k) plan and $66,901 for air travel on the Corporation’s airplane, plus associated tax gross up of $1,525. Personal benefits include for 2006, an annual vehicle allowance, annual physical exam, country club membership, luncheon and city club dues, financial planning and certain associated tax gross ups. The total also includes $13,200 in matching contributions made by CONSOL Energy under its 401(k) plan and $55,837 for air travel on the Corporation’s airplane, plus associated tax gross up of $2,060. The aggregate incremental cost of Mr. Harvey’s personal use of the corporate aircraft is determined on a per flight basis and includes the cost of fuel used, the cost of onboard catering, landing fees, trip related hangar and parking costs, crew expenses (including hotel lodging and meals) and other variable costs specifically incurred. On occasion, Mr. Harvey had one or more family members accompanying him on the airplane. Mr. Harvey has also used for personal matters administrative and other staff, of which there has been no additional incremental cost to the Corporation.

(9)	Mr. Lyons did not receive any compensation from CONSOL Energy or CNX Gas in connection with his service as a director on the CNX Gas Board.

(10)	Mr. Lyons elected to defer until retirement 100% (or 10,500 restricted stock units) of a restricted stock unit award granted on May 2, 2006 under our Plan. For more information, please see the “Nonqualified Deferred Compensation Table” on page 57.

(11)	Under the early retirement provisions of our stock option and restricted stock unit agreements, Mr. Lyons is eligible for early retirement in which case the unvested portion of his outstanding awards will continue to vest and, in the case of his options, become exercisable even if he terminates employment with us. As a result of the early retirement provisions contained in Mr. Lyons’ award agreements, the Corporation is required, under FAS 123R, to report the full grant date fair value of the awards granted to him in 2006, 2007, and 2008 for financial statement reporting purposes. These values are set forth in the column.

(12)	Personal benefits for 2008 include an annual vehicle allowance, annual physical exam, country club membership, financial planning and certain associated tax gross ups. The total also includes $13,800 in matching contributions made by CONSOL Energy under its 401(k) plan. Personal benefits for 2007 include an annual vehicle allowance, annual physical exam, financial planning, and certain associated tax gross ups. The total also includes $13,500 in matching contributions made by CONSOL Energy under its 401(k) plan. Personal benefits for 2006 include an annual vehicle allowance, annual physical exam, financial planning, air travel and certain associated tax gross ups. The total also includes $13,200 in matching contributions made by CONSOL Energy under its 401(k) plan. On one occasion, Mr. Lyons had one family member accompanying him on the airplane.

(13)	Mr. Lilly elected to defer until retirement 100% (or 14,354 restricted stock units) of a restricted stock unit award granted on May 2, 2006 under our Plan. For more information, please see the “Nonqualified Deferred Compensation Table” on page 57.

(14)

Personal benefits for 2008 include an annual vehicle allowance, annual physical exam, country club membership, luncheon and city club dues, financial planning, air travel on the Corporation’s airplane, and certain associated tax gross ups. The total also includes $13,800 in matching contributions made by CONSOL Energy under its 401(k) plan. Personal benefits for 2007 include an annual vehicle allowance, annual physical exam, country club membership, luncheon and city club dues, financial planning, air travel on the Corporation’s airplane, and certain associated tax gross ups. The total also includes $13,500 in matching contributions made by CONSOL Energy under its 401(k) plan. Personal benefits for 2006 include an annual vehicle allowance, annual physical exam, country club membership, luncheon and city club dues, financial planning, air travel on the Corporation’s airplane, certain associated tax gross ups and an award for excellence in safety. The total amount also includes (a) $100,000 out of a total of $400,000 paid as consideration to Mr. Lilly for lost compensation resulting from his resignation from the boards of directors of Penn Virginia Resources, LLC and of Penn Virginia Corporation (as a condition to his employment with us), which was paid in four (4) equal installments, with each installment made annually on the anniversary date of his employment with CONSOL Energy commencing on October 28, 2003 and ending on October 28, 2006, and (b) $13,200 in matching contributions made by CONSOL Energy under its 401(k) plan. On occasion, Mr. Lilly had one family member accompanying him on the airplane. Mr. Lilly retired on January 31, 2009, and in connection with his retirement, he entered into a letter agreement, which is more fully described in the “Compensation, Discussion and Analysis.”

(15)	All payments and awards made, as referenced herein, are made by CNX Gas and relate to CNX Gas equity (excluding the change in pension value, which includes an increase in the CONSOL Energy qualified plan in 2006 and compensation expense included in the “Stock Awards” and “Option Awards” columns relating to equity awards granted to Mr. DeIuliis by CONSOL Energy under our Plan in years prior to 2006). With respect to Mr. DeIuliis, he did not receive any compensation from CONSOL Energy or CNX Gas in connection with his service as a director on the CNX Gas Board.

(16)	Of this amount, $33,402 is derived from awards granted by CONSOL Energy, and $3,533,810 is derived from awards granted by CNX Gas.

(17)	Of this amount, $35,366 is derived from awards granted by CONSOL Energy, and $908,773 is derived from awards granted by CNX Gas.

(18)	Personal benefits for 2008 include an annual vehicle allowance, annual physical exam, country club membership, financial planning, and certain associated tax gross ups. The total amount also includes $13,800 in matching contributions paid by CNX Gas under CONSOL Energy’s 401(k) plan. Personal benefits for 2007 include an annual vehicle allowance, country club membership, financial planning and certain associated tax gross ups. The total amount also includes $12,981 in matching contributions paid by CNX Gas under CONSOL Energy’s 401(k) plan. Personal benefits for 2006 include an annual vehicle allowance, annual physical exam, financial planning and certain associated tax gross ups. The total amount also includes $13,200 in matching contributions paid by CNX Gas under CONSOL Energy’s 401(k) plan and $9,300 paid due to an administrative error in connection with the sale of shares under his 10b5-1 plan. On one occasion, Mr. DeIuliis had one family member accompanying him on the airplane.

(19)	Of this amount, $81,317 is derived from awards granted by CONSOL Energy, and $783,134 is derived from awards granted by CNX Gas.

(20)	Of this amount, $66,921 is derived from awards granted by CONSOL Energy, and $907,706 is derived from awards granted by CNX Gas.

(21)	The positive change in Mr. DeIuliis’ pension value in 2007 is primarily due to: (i) his election to be paid a lump sum for all benefits accrued through December 31, 2005 under the CONSOL Energy Retirement Restoration Plan and (ii) a lump sum payment to him of the benefits that would have accrued in 2006 under the CONSOL Energy Retirement Restoration Plan in exchange for his entering into a letter agreement in which among other matters he agreed he had no further claim under this plan. Unlike the actuarial increase in the present value of Mr. DeIuliis’ benefits under the CONSOL Energy Employee Retirement Plan and CONSOL Energy Retirement Restoration Plan which are determined based on FAS 87 assumptions as stated in Footnote 4 above, these payments were determined using the PBGC rate in effect at January 1, 2007 and assumed mortality in accordance with the 1971 Group Annuity Mortality Table set back two years.

(22)	Of this amount, $120,551 is derived from awards granted by CONSOL Energy, and $225,952 is derived from awards granted by CNX Gas.

(23)	Of this amount, $96,922 is derived from awards granted by CONSOL Energy, and $729,927 is derived from awards granted by CNX Gas.

(24)	Mr. Richey elected to defer until retirement 100% (or 1,685 restricted stock units) of a restricted stock unit award granted on February 19, 2008 under our Plan. For more information, please see the “Nonqualified Deferred Compensation Table” on page 57.

(25)	Personal benefits for 2008 include an annual vehicle allowance, financial planning, and certain associated tax gross ups. The total also includes $13,800 in matching contributions made by CONSOL Energy under its 401(k) plan. Personal benefits for 2007 include an annual vehicle allowance, financial planning, air travel on the Corporation’s plane and certain associated tax gross ups. The total amount also includes $13,500 in matching contributions made by CONSOL Energy under its 401(k) plan.

(26)	Mr. Richey elected to defer until retirement 100% (or 3,185 restricted stock units) of a restricted stock unit award granted on February 20, 2007 under our Plan. For more information, please see the “Nonqualified Deferred Compensation Table” on page 57.

GRANTS OF PLAN-BASED AWARDS - 2008

The following table sets forth each grant of awards made to a named executive in the 2008 fiscal year under plans established by CONSOL Energy or CNX Gas.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(5) ($) (l)
Name (a)	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
J. Brett Harvey	2/19/08	(4)	-	-	-	-	-	-	12,715	-	-	1,000,035
	2/19/08	(4)	-	-	-	-	-	-	-	89,885	78.65	2,719,920
	2/19/08	(4)	-	-	-	16,529	33,058	66,116	-	-	-	5,200,023
	-		350,000	1,200,000	2,000,000				-	-	-	-
William J. Lyons	2/19/08	(4)	-	-	-	-	-	-	5,086	-	-	400,014
	2/19/08	(4)	-	-	-	-	-	-	-	13,828	78.65	418,435
	2/19/08	(4)	-	-	-	2,543	5,086	10,172	-	-	-	800,028
	-		109,200	312,000	624,000	-	-	-	-	-	-	-
Peter B. Lilly (retired 1/31/09)	2/19/08	(4)	-	-	-	-	-	-	6,781	-	-	533,326
	2/19/08	(4)	-	-	-	-	-	-	-	18,438	78.65	557,934
	2/19/08	(4)	-	-	-	3,390	6,781	13,562	-	-	-	1,066,651
	-		147,000	420,000	840,000	-	-	-	-	-	-	-
Nicholas J. DeIuliis	1/1/08	(6)	-	-	-	33,451	66,902	167,255	-	-	-	5,199,958
	-		392,000	560,000	1,120,000	-	-	-	-	-	-	-
P. Jerome Richey	2/19/08	(4)	-	-	-	-	-	-	1,695	-	-	133,312
	2/19/08	(4)	-	-	-	-	-	-	-	4,609	78.65	139,468
	2/19/08	(4)	-	-	-	847	1,695	3,390	-	-	-	266,624
	-		73,150	209,000	418,000	-	-	-	-	-	-	-

(1)	Payments made to Messrs. Harvey, Lyons, Lilly and Richey were made pursuant to the CONSOL Energy Short-Term Incentive Compensation Plan, as amended, and payments to Mr. DeIuliis were made pursuant to the CNX Gas Short-Term Incentive Compensation Plan, as amended.

(2)	These columns report the number of performance share units that may be earned based on the awards granted to Messrs. Harvey, Lyons, Lilly and Richey under the CONSOL Energy 2008 Long-Term Incentive Program under the Plan and to Mr. DeIuliis under the CNX Gas 2008 Long-Term Incentive Program under its equity incentive plan. The amounts reflect threshold (50%), target (100%), and maximum (200%) performance levels with respect to the awards granted to Messrs. Harvey, Lyons, Lilly and Richey and threshold (50%), target (100%), and maximum (250%) with respect to Mr. DeIuliis.

(3)	Each of the restricted stock unit awards included in this column have associated dividend equivalent rights.

(4)	Grants were made under the Plan.

(5)	The full grant date fair value calculations are computed in accordance with FAS 123R for the equity awards granted by CONSOL Energy and CNX Gas, as the case may be, in 2008 under each company’s equity incentive plan, as applicable (disregarding any estimates of forfeitures related to service-based vesting conditions). The calculations relating to the performance share units granted under the equity incentive plans were based on achievement at a maximum performance level. A discussion of the relevant assumptions made in the valuation of these awards is stated in CONSOL Energy’s Form 10-K (Note 18 in the Form 10-K). In the case of Mr. DeIuliis’ grant of performance share units from CNX Gas, the grant date fair value of each performance share unit was $31.09. The value was calculated by averaging the closing price of one share of CNX Gas common stock for the ten trading days prior to the grant date of January 1, 2008.

(6)	Grant made under the CNX Gas Equity Incentive Plan. This award was also disclosed in the CONSOL Energy proxy statement filed in March 2008.

UNDERSTANDING OUR SUMMARY COMPENSATION AND

GRANTS OF PLAN-BASED AWARDS TABLES

Executive Summary of CONSOL Energy Plans and Agreements with Named Executive Officers

In addition to their base salary, our executive officers receive a mix of at-risk compensation, both short and long-term, for their services. Pursuant to various plans which have been adopted by the Corporation, our executive officers are eligible to receive annual cash incentive awards based on the achievement of certain performance targets, stock options, restricted stock units and performance share units. Executive officers are also entitled to use of the Corporation’s owned and chartered aircraft, pursuant to certain terms and conditions set forth below. The executive officers of CNX Gas are entitled to similar awards. Each of these elements of compensation and the plans under which they are awarded are discussed below in greater detail.

Certain of our executive officers have executed agreements with the Corporation or its subsidiary, CNX Gas, entitling them to additional benefits aside from those available under our various plans. The following is a list of agreements relating to the compensation arrangements between the Corporation or CNX Gas and those individuals (each of which are discussed below in greater detail):

•	Employment Agreement with our Chief Executive Officer;

•	Letter Agreement with our former President-Coal Group;

•	Letter Agreement with our Chief Legal Officer; and

•	Time Sharing Agreement with our Chief Executive Officer

Employment Agreement with our Chief Executive Officer

Mr. Harvey entered into an employment agreement with CONSOL Energy on June 3, 2005. The Employment Agreement was amended and restated on December 2, 2008. The following is a description of the Employment Agreement, as amended and restated (the “Employment Agreement”).

The current term of the Employment Agreement ends on June 3, 2009, unless sooner terminated, and is automatically extended for additional one year terms thereafter, unless not later than ninety (90) days immediately preceding such anniversary, the Corporation or Mr. Harvey shall have given written notice to the other that it does not wish to extend the Employment Agreement. Under the Original Employment Agreement, Mr. Harvey received an annual base salary of $850,000. Under the Employment Agreement, Mr. Harvey will receive an annual base salary of $1,000,000. The Employment Agreement further provides that Mr. Harvey is eligible to participate in an annual bonus plan on terms established from time to time by the Board. His annual target bonus under that plan will not be less than 100% of his then current base salary. During the term of the Employment agreement, he is also eligible to participate in any Corporation long-term incentive plan, and in all employee benefit and fringe benefit plans and arrangements made available by the Corporation to its executives and key management employees upon the terms and subject to the conditions set forth in the applicable plan or arrangement.

The Employment Agreement provides, among other matters, that if our Chief Executive Officer resigns for good reason (as defined in the Employment Agreement) or is terminated without cause (as defined in the Employment Agreement) and in each such case has delivered a signed release of claims reasonably satisfactory to the Corporation to the Corporation’s General Counsel within thirty (30) days of the date of his termination and not revoked such release within the seven-day revocation period provided for in such release, he is entitled to receive, among other severance payments and benefits, an amount equal to two times his then current base salary and two times the target annual bonus amount (subject to his compliance with the confidentiality, non-competition and non-solicitation restrictions set forth in the employment agreement). The confidentiality provisions survive the termination of his employment with us and the non-competition and non-solicitation provisions survive for a period of two years following the termination of his employment.

Additionally, the employment agreement provides our Chief Executive Officer with service credit for eleven additional years of service under the CONSOL Energy Employee Retirement Plan and our retiree medical plan, which benefits represent his years of service at PacifiCorp Energy Inc. and its affiliates; and provided further that if this credit cannot be provided under the CONSOL Energy Employee Retirement Plan, CONSOL Energy will provide these benefits under a supplemental retirement plan. The amount of unreduced retirement benefits payable to Mr. Harvey (i.e., amount owed to him at normal retirement age) from PacifiCorp Energy Inc. will be deducted from benefits paid by the Corporation to Mr. Harvey under the CONSOL Energy Retirement Restoration Plan or the CONSOL Energy Supplemental Retirement Plan, as applicable. Credited service was negotiated and agreed to with our Chief Executive Officer in 1997, as an inducement for him to leave PacifiCorp Energy Inc. and join our Corporation as its Chief Executive Officer, and was re-affirmed in the 2005 employment agreement.

For more information regarding Mr. Harvey’s employment agreement, see “Understanding our Change in Control and Employment Termination Tables” on page 66.

Letter Agreement with our Former President-Coal Group

In October 2002, the Corporation entered into an agreement with Mr. Lilly to induce him to join the Corporation. However, this letter agreement is no longer effective since he retired on January 31, 2009.

The agreement provided for:

•	an initial annual base salary of $380,000;

•	with respect to the Short-Term Plan, an annual compensation opportunity which was initially set at 65% of his base salary;

•	a stock option grant to purchase 80,000 shares of the Corporation’s common stock (vesting ratably over a four-year period);

•

participation in the Corporation’s severance pay plan based on the years of his total industry service with one week of pay under the plan equal to each full year of industry service with a maximum of 25 weeks; and

•	other benefits including, without limitation, a vehicle allowance, country club membership and standard employee benefits offered by the Corporation to its employees.

In addition, the Corporation agreed, as consideration for Mr. Lilly’s lost compensation resulting from his resignation from the board of directors of Penn Virginia Resources, LLC and of Penn Virginia Corporation (as a condition to his employment with the Corporation), to pay him $400,000 in four equal installments, with each installment to be made annually on the anniversary date of his employment with the Corporation commencing on October 28, 2003 and ending on October 28, 2006. Mr. Lilly is also entitled to credited service from August 1, 1977 with respect to retiree medical benefits under The CONSOL Energy Inc. Comprehensive Medical Expense Benefits Plan For Salaried Employees.

Letter Agreement with our Chief Legal Officer

Mr. Richey’s agreement provides for the following:

•	an annual base salary of $280,000;

•	an annual incentive compensation opportunity to earn up to 50% of his annual base salary;

•	participation in the Corporation’s Plan with an initial grant equal in fair market value to $300,000 on the grant date in the form of stock options and restricted stock units;

•	one year’s severance pay, in addition to all salary, compensation and benefits due; and

•	other benefits including a vehicle allowance and five weeks paid vacation per year.

CONSOL Energy Short-Term Incentive Compensation Plan

To be eligible for an annual award under the Short-Term Plan, a named executive must be an active, full-time, employee on December 31, have worked for at least three months of that same year and be an active employee on the date the annual award is distributed unless the named executive is an early, normal, or incapacity retiree then the named executive must only be an active, full-time employee on December 31. For more information on the Short-Term Plan, see “Compensation Discussion and Analysis” on page 23.

Stock Options Awarded under the CONSOL Energy Equity Incentive Plan

Our Plan permits the granting of options, both incentive stock options and non-qualified stock options, to purchase shares of CONSOL Energy common stock. Our Compensation Committee establishes the exercise price at the time each option is granted. The Plan provides that the option exercise price for each share covered by an option, including incentive and non-qualified options, must equal or exceed the fair market value of a share of CONSOL Energy common stock on the date the option is granted, and that the term of the option may not exceed ten years from the grant date. Accordingly, options are intended to be excepted from coverage under Section 409A of the Code.

The exercise price of options granted under the Plan may be paid for by (i) cash, or its equivalent, (ii) by exchanging shares of CONSOL Energy common stock (which are not the subject of any pledge or other security interest) with a fair market value on the exercise date equal to the aggregate exercise price of the options, or (iii) a participant electing to pay all or any portion of the aggregate exercise price by having shares with a fair market value on the exercise date equal to the aggregate exercise price withheld by CONSOL Energy or sold by a broker-dealer.

Our Plan also provides that the Compensation Committee may provide in an award agreement for the automatic grant of a restoration option to a participant who delivers shares in payment of the exercise price of any option granted under our Plan, or in the event that the withholding tax liability arising upon exercise of any such option by a participant is satisfied through the withholding by CONSOL Energy of shares otherwise deliverable upon exercise of the option. A restoration option entitles the holder to purchase a number of shares equal to the number of such shares delivered or withheld upon exercise of the original option. A restoration option must have an exercise price of not less than 100% of the fair market value on the grant date. To date, the Compensation Committee has not granted any options with a restoration provision.

The Plan was recently amended to ensure compliance with Section 409A of the Code. The changes include clarifying eligible service recipients; the timing of distribution events, including upon separation from service; clarifying the timing and implementation of deferral elections; and, to the extent applicable, providing that the payment benefits will be subject to a six-month delay in the event a participant is a “specified employee” (within the meaning of Section 409A) at the time of termination. The amendments were not intended to materially increase the benefits payable under the Plan.

Restricted Stock Units Awarded under the CONSOL Energy Equity Incentive Plan

Restricted stock units are also be granted under our Plan. Our Compensation Committee determines the number of restricted stock units to be granted to each participant, the duration of such awards, the conditions under which the restricted stock units may be forfeited to CONSOL Energy, and the other terms and conditions of such awards. Restricted stock units are structured to comply with Section 409A of the Code. Accordingly, distributions shall be made only upon a permissible distribution event, including upon separation from service, and the timing and implementation of deferral elections must occur with rules prescribed by Section 409A of the Code.

Variable Long-Term Incentive Compensation Award under the CONSOL Energy Equity Incentive Plan

In 2005, the Compensation Committee developed a variable long-term incentive compensation award (which we call the “LTIC”), which was payable in stock options and restricted stock units in 2007 to our Chief Executive

Officer, if he attained certain pre-determined performance goals in 2006. The payout of this award, made in February 2007 is included in the “Summary Compensation Table – 2008, 2007 and 2006” on page 40.

The terms of this award provided that if at the time of the performance review of the Chief Executive Officer, the independent members of the Board determined that our Chief Executive Officer had achieved any of the pre-established performance goals during the performance period, the Chief Executive Officer would be entitled to a pro rata portion of the award. Additionally, our Board reserved the discretion to grant all or any portion of the award if any or none of the performance goals was achieved during the performance period. In February 2007, our Board determined that our Chief Executive Officer had met certain performance goals for 2006, and options and restricted stock units were granted to him under our Plan, and which grants are subject to the terms and conditions, including vesting restrictions, contained in the Corporation’s standard nonqualified stock option and restricted stock unit award agreements. The Board’s assessment of our Chief Executive Officer’s 2006 performance in connection with determining the LTIC award amounts is described in the “Compensation Discussion and Analysis” section in CONSOL Energy’s proxy statement filed on March 30, 2007. Options are valued using the Black-Scholes option valuation methodology. The exercise price of any options and the value of any shares underlying restricted stock units issued in satisfaction of an equity award are based on the fair market value of our common stock on the grant date as provided under the terms of our Plan.

Long-Term Incentive Performance Program

The 2008 LTIP, as approved by the Board upon recommendation of the Compensation Committee, provides each named executive and the other executives with a number of performance share units, including dividend rights. The number of performance share units is equal to the target cash value of the award as so determined for an executive, divided by the average closing price of a share of CONSOL Energy’s common stock on the grant date. The performance share units represent a contingent right to receive one share of CONSOL Energy common stock to the extent such unit is earned and becomes payable pursuant to the terms of the LTIP. Compensatory payments under the 2007 LTIP are structured to comply with the short-term deferral exception under Section 409A of the Code. For more information on the 2008 LTIP, see “Compensation Discussion and Analysis” on page 23.

CNX Gas Short-Term Incentive Compensation Plan

CNX Gas’ Short-Term Incentive Compensation Plan has a threshold level of net income which must be achieved for incentive payments to be made pursuant to the program. In 2008, CNX Gas’ compensation committee approved short-term incentive compensation awards for several individuals, including Mr. DeIuliis. CNX Gas’ compensation committee authorized the payment of an annual incentive (i.e., bonus) award to Mr. DeIuliis, which is set forth in the “Summary Compensation Table – 2008, 2007 and 2006” on page 40. For 2008, the threshold net income threshold was $90 million, which was achieved. If the threshold level of net income is achieved, incentive payments are paid with respect to the program based on:

•	corporate performance criteria consisting of safety, unit cost and production; and

•	the achievement of individual performance goals.

The actual bonuses earned are then determined by comparing CNX Gas’ actual performance during fiscal year 2008 against the target performance goals for each of the above mentioned criteria and the employee’s actual performance against his or her individual performance goals.

Stock Options Awarded under the CNX Gas Equity Incentive Plan

Stock options were granted to Mr. DeIuliis under CNX Gas’ equity incentive plan. The exercise price per share of each stock option award granted is the fair market value of CNX Gas’ common stock on the grant date. The options granted to the Mr. DeIuliis during 2005 vest in four equal installments on the first four anniversaries of the grant date while the options granted during 2006 vest in their entirety on the third anniversary of the grant date. Subject to the provisions of the particular option agreement and CNX Gas’ equity incentive plan, the holder of the option may exercise all or any part of the vested portion of the option at any time prior to the tenth anniversary of the grant date, which is the expiration date. See “CNX Gas Stock Options” on page 78 for a description of the employment termination, change in control and restrictive covenant provisions of the CNX Gas option agreements.

CNX Gas Long-Term Incentive Programs under the CNX Gas Equity Incentive Plan

On October 11, 2006 and December 10, 2007, CNX Gas approved and adopted programs under CNX Gas’ equity incentive plan, each called the CNX Gas Long-Term Incentive Program. The performance share units represent a contingent right to receive a cash payment, determined by reference to the value of one share of CNX Gas’ common stock, if such performance share unit is earned and becomes payable pursuant to the terms of the program. The total number of performance share units earned, if any, by a participant is based on CNX Gas’ total shareholder return relative to the total shareholder return of each company in a peer group of companies for the period of October 11, 2006 to December 31, 2009, in the case of the 2006 awards, and January 1, 2008 to December 31, 2010, in the case of the December 2007 awards.

A determination of total stockholder return for each performance period will be calculated based on the same methodology as used by CONSOL Energy for its Long-Term Incentive Performance Program (as described in “Long-Term Incentive Performance Program” on page 47), except that the analysis will use the stock prices of CNX Gas and its peers, and the payout schedule will be as follows:

OUTCOME RELATIVE TO PEER GROUP

Level of Performance	Percentage Ranking in Total Stockholder Return	Percent of Performance Units Earned
Below Threshold	Below 25th percentile	0%

Threshold	25th percentile	50%

Target	50th percentile	100%

Outstanding	75th percentile	200%

Maximum	90th percentile or greater	250%

Note: Interpolation between points will be made on a straight line basis. Below the 25th percentile and above the 90th percentile, there will be no interpolation.

Any performance share units earned by a participant will be settled and paid in cash by CNX Gas or its affiliates, as applicable, with the amount calculated to be based on how well the CNX Gas’ stock price performs relative to its peers over the performance period.

Exchange Offer

See “Exchange Offer” in “Compensation and Discussion Analysis” on page 23.

Aircraft Policy

We have a policy titled the “Use of Corporate-Owned or – Leased or Chartered Aircraft” (which we refer to as the “Aircraft Policy”). To best utilize the time of directors, executive officers, and members of management as well as due to potential security concerns, we own, lease and charter aircraft for use by our directors, executives, members of management and their spouses in connection with business travel. To comply with applicable laws and prevent any abuse of this aircraft by having it used for personal reasons, we have instituted the Aircraft Policy. The policy sets forth the detailed procedures by which a person may use CONSOL Energy-owned or – leased aircraft and chartered aircraft including, without limitation, completing a request form which details the trip and a description of the business activities and accompanying persons and, in the case of CONSOL Energy-owned or – leased aircraft, the prior approval of our Chief Executive Officer for trips for which he is not present. In the case of flights on which our Chief Executive Officer is present, the flight manifest is approved by our Chief Financial Officer and Chief Legal Officer. The Aircraft Policy also informs any user of CONSOL Energy-owned or – leased or chartered aircraft that such use could result in imputed income, as a taxable employee benefit, to the director(s), executive(s) or member(s) of management under federal tax regulations relating to the non-business use of aircraft.

Time Sharing Agreement

On May 1, 2007, the Corporation entered into a Time Sharing Agreement (which we refer to as the “Time Sharing Agreement”) with Mr. Harvey. The Time Sharing Agreement provides that CONSOL Energy will, from time to time, lease its Gulfstream Aerospace G-II59 aircraft (the “Aircraft”) to Mr. Harvey with a flight crew for the operation thereof, as and when required by Mr. Harvey, so long as the Aircraft is not otherwise employed on behalf of the Corporation . Mr. Harvey’s use of the Aircraft will constitute a non-exclusive lease and the Time Sharing Agreement will only be applicable in instances in which the Corporation seeks partial reimbursement of Aircraft-related costs. Pursuant to the Time Sharing Agreement, Mr. Harvey has agreed that the rates to be charged for any particular flight (round-trip between Pittsburgh, Pennsylvania and Toronto, Canada) will be $1,500 unless otherwise modified by the Chairman of the Compensation Committee in compliance with the Time Sharing Agreement and applicable law. The Corporation has the right to charge Mr. Harvey on a flight-by-flight basis up to an amount which equals: (i) fuel, oil, lubricants, and other additives; (ii) travel expenses of the crew; (iii) hangar and tie-down costs away from the Aircraft’s base of operation; (iv) insurance obtained for the specific flight; (v) landing fees, airport taxes, and similar assessments; (vi) customs, foreign permit, and similar fees directly related to the flight, if applicable; (vii) in-flight food and beverages; (viii) passenger ground transportation; (ix) flight planning and weather contract services; and (x) an additional charge equal to 100% of the expenses listed in (i) above.

CONSOL Energy is also obligated to provide and maintain Aircraft third party aviation legal liability insurance under the Time Sharing Agreement, naming Mr. Harvey as an additional insured and to indemnify and agree to hold Mr. Harvey harmless from and against any and all liabilities, claims, demands, suits, judgments, damages, losses, costs and expenses (including reasonable legal expenses and attorneys’ fees) arising in connection with the Aircraft. The Corporation and Mr. Harvey will both have the right to terminate the Time Sharing Agreement with immediate effect upon written notice to the other party and the Time Sharing Agreement will automatically terminate upon the cessation of Mr. Harvey’s employment with us.

OUTSTANDING EQUITY AWARDS TABLES AT FISCAL YEAR-END - 2008

The following tables set forth all unexercised options, restricted stock units and performance share unit awards that have been awarded to our named executives by each of CONSOL Energy and CNX Gas (as applicable) and were outstanding as of December 31, 2008.

Outstanding Equity Awards at Fiscal Year End for CONSOL Energy - 2008

	Option Awards							Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (Exercisable) (#) (b)		Number of Securities Underlying Unexercised Options (Unexercisable) (#) (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(12) (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested(13) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(14) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(13) ($) (j)
J. Brett Harvey	200	(1)	-		-	15.090	3/1/2011	-		-	-	-
	200,000	(2)	-		-	13.265	10/25/2011	-		-	-	-
	120,000	(3)	-		-	6.805	9/10/2012	-		-	-	-
	240,200	(4)	-		-	8.600	4/30/2013	-		-	-	-
	133,740	(5)	-		-	15.390	4/27/2014	-		-	-	-
	90,752	(6)	30,184	(6)	-	22.750	5/3/2015	-		-	-	-
	21,176	(7)	21,178	(7)	-	32.785	2/24/2016	-		-	-	-
	65,658	(8)	65,660	(8)	-	44.100	5/2/2016	-		-	-	-
	13,720	(9)	27,443	(9)	-	34.850	2/20/2017	-		-	-	-
	45,450	(10)	90,902	(10)	-	34.850	2/20/2017	-		-	-	-
	-		89,885	(11)	-	78.650	2/19/2018	-		-	-	-
	-		-		-	-	-	94,273	(9)	2,694,322	-	-
	-		-		-	-	-	-		-	124,306	3,552,665
William J. Lyons	200	(1)	-		-	15.090	3/1/2011	-		-	-	-
	50,200	(4)	-		-	8.600	4/30/2013	-		-	-	-
	41,240	(5)	-		-	15.390	4/27/2014	-		-	-	-
	16,862	(6)	5,554	(6)	-	22.750	5/3/2015	-		-	-	-
	16,128	(8)	16,128	(8)	-	44.100	5/2/2016	-		-	-	-
	9,356	(10)	18,715	(10)	-	34.850	2/20/2017	-		-	-	-
	-		13,828	(11)	-	78.650	2/19/2018	-		-	-	-
	-		-		-	-	-	18,958		541,820	-	-
	-		-		-	-	-	-		-	23,872	682,262
Peter B. Lilly	200	(4)	-		-	8.600	4/30/2013	-		-	-	-
	44,390	(5)	-		-	15.390	4/27/2014	-		-	-	-
	31,301	(6)	10,369	(6)	-	22.750	5/3/2015	-		-	-	-
	22,048	(8)	22,050	(8)	-	44.100	5/2/2016	-		-	-	-
	12,897	(10)	25,795	(10)	-	34.850	2/20/2017	-		-	-	-
	-		18,438	(11)	-	78.650	2/19/2018	-		-	-	-
	-		-		-	-	-	26,874		768,059	-	-
	-		-		-	-	-	-		-	32,673	933,794
Nicholas J. DeIuliis	200	(6)	2,740	(6)	-	22.750	5/3/2015	-		-	-	-
	-		-		-	-	-	1,050		30,009	-	-
P. Jerome Richey	-		4,445	(6)	-	22.750	5/3/2015	-		-	-	-
	2,734	(8)	5,470	(8)	-	44.100	5/2/2016	-		-	-	-
	3,172	(10)	6,347	(10)	-	34.850	2/20/2017	-		-	-	-
	-		4,609	(11)	-	78.650	2/19/2018	-		-	-	-
	-		-		-	-	-	7,378		210,863	-	-
	-		-		-	-	-	-		-	8,065	230,498

(1)	Options granted March 1, 2001 vest and become exercisable in their entirety on the first anniversary of the grant date.

(2)	Options granted October 25, 2001 vest and become exercisable in four equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.

(3)	Options granted September 10, 2002 vest and become exercisable in four equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.

(4)	Options granted April 20, 2003 vest and become exercisable in four equal annual installments (subject to rounding) beginning on the first anniversary of the grant date, except for 200 shares, which vest and become exercisable in their entirety on the first anniversary of the grant date.

(5)	Options granted April 27, 2004 vest and become exercisable in four equal annual installments (subject to rounding) beginning on the first anniversary of the grant date, except for 200 shares, which vest and become exercisable in their entirety on the first anniversary of the grant date.

(6)	Options granted May 3, 2005 vest and become exercisable in four equal annual installments (subject to rounding) beginning on the first anniversary of the grant date, except for 200 shares, which vest and become exercisable in their entirety six months after the grant date.

(7)	Options granted February 24, 2006 vest and become exercisable in four equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.

(8)	Options granted May 2, 2006 vest and become exercisable in four equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.

(9)	Under the LTIC, Mr. Harvey’s option and restricted stock unit awards were granted on February 20, 2007 for 2006 performance. Mr. Harvey was granted 13,773 restricted stock units and options to purchase 41,163 shares of our common stock. The market value of the restricted stock units was $480,000 (which was determined by multiplying the closing market price of $34.85 of CONSOL Energy common stock on February 20, 2007 (the grant date) by the number of shares underlying the restricted stock unit award).

(10)	Options granted February 20, 2007 vest and become exercisable in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.

(11)	Options granted February 19, 2008 vest and become exercisable in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.

(12)	Restricted stock units granted on April 27, 2004, May 3, 2005, February 24, 2006 and May 2, 2006 vest in four equal annual installments (subject to rounding) beginning on the first anniversary of the grant date. However, certain restricted stock units granted on April 27, 2004, February 20, 2007 and February 19, 2008 vest in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.

(13)	The market value for restricted stock units and performance share units was determined by multiplying the closing market price for CONSOL Energy common stock on December 31, 2008 ($28.58) by the number of shares underlying the restricted stock unit awards and performance share units.

(14)	This column shows the aggregate number of unvested performance shares as of December 31, 2008. The performance period for each of the performance share awards granted in 2007 is January 1, 2007 through December 31, 2009 and for awards granted in 2008 is January 1, 2008 through December 31, 2010, assuming the achievement of pre-established performance objectives. The performance share amounts presented for the 2007 and 2008 performance share awards are based on achieving performance goals at maximum and target levels, respectively.

Outstanding Equity Awards At Fiscal Year End For CNX Gas - 2008

Name (a)	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($) (j)
J. Brett Harvey	-		-		-	-	-	-	-	-		-
William J. Lyons	-		-		-	-	-	-	-	-		-
Peter B. Lilly	-		-		-	-	-	-	-	-		-
Nicholas J. DeIuliis	211,110	(1)	70,371	(1)	-	$16.00	8/8/2015	-	-	-		-
	- -		162,768 -	(2)	- -	$28.50 -	4/28/2016 -	- -	- -	- 319,726	$	- 8,728,520
P. Jerome Richey	-		-		-	-	-	-	-	-		-

(1)	Options granted August 8, 2005 vest and become exercisable in four equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.

(2)	Options granted April 28, 2006 vest and become exercisable in their entirety on the third anniversary of the grant date.

(3)	Total number of performance share units reported in this column is based on achieving actual performance goals. As of December 31, 2008, the 160,525 performance share unit awards vest, if earned, on December 31, 2009, and the 159,201 performance share unit awards vest, if earned, on December 31, 2010. As of January 16, 2009, the date in which the pending exchange offer will be measured, Mr. DeIuliis may exchange 303,547 CNX Gas performance share units for 291,625 CONSOL Energy restricted stock units.

(4)	The values for the performance share unit awards were determined by multiplying the closing market price of CNX Gas common stock on December 31, 2008 ($27.30 per share) by the number of shares underlying the awards at outstanding performance level which was determined to be between target and maximum. As of January 16, 2009, the date in which the pending exchange offer will be measured, Mr. DeIuliis may exchange $7,722,236 of CNX Gas performance share units (measured by multiplying 303,547 CNX Gas performance share units by $25.44 – the CNX Gas stock price on January 16, 2009) pursuant to the pending exchange offer. In return, he would receive 291,635 CONSOL Energy restricted stock units.

OPTION EXERCISES AND STOCK VESTED TABLE - 2008

The following table set forth information concerning each exercise of CONSOL Energy stock options and the vesting of restricted stock units of CONSOL Energy during the 2008 fiscal year.

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting ($) (e)
J. Brett Harvey	-	-	55,052	(1)	$4,496,785	(1)
William J. Lyons	-	-	10,675	(2)	$876,091	(2)
Peter B. Lilly	-	-	17,824	(3)	$1,465,260	(3)
Nicholas J. DeIuliis (4)	8,580	557,234	2,606		$216,347
P. Jerome Richey	4,443	343,222	3,649	(5)	$301,514	(5)

(1)	Mr. Harvey elected to defer 50% of his restricted stock unit award, granted on May 2, 2006, to be paid in a lump sum at the time of termination. Included in the above number are 5,416 shares valued at $465,515 at vesting that have been deferred.

(2)	Mr. Lyons elected to defer 50% of his restricted stock unit award, granted on April 27, 2004, and 100% of his restricted stock unit award, granted on May, 2, 2006 to be paid in a lump sum at the time of termination. Included in the above number are 4,042 shares valued at $337,784 at vesting that have been deferred.

(3)	Mr. Lilly elected to defer 100% of his restricted stock unit award, granted on May 2, 2006, to be paid in a lump sum at the time of termination. Included in the above number are 3,634 shares valued at $306,310 at vesting that have been deferred.

(4)	In 2008, Mr. DeIuliis exercised options to purchase CONSOL Energy common stock through a 10b5-1 Plan, but not options to purchase CNX Gas common stock and had not received any grants of restricted stock units from CONSOL Energy or CNX Gas.

(5)	Mr. Richey elected to defer 100% of his restricted stock unit awards, granted on May 2, 2006 and February 20, 2007, to be paid in a lump sum at the time of termination. Included in the above number are 1,967 shares valued at $159,738 at vesting that have been deferred.

PENSION BENEFITS TABLE

The following table provides information with respect to each plan that provides for specified retirement payments or benefits, or payments or benefits that will be provided primarily following retirement, including tax-qualified defined benefit plans and supplemental employee retirement plans (which we refer to as the CONSOL Energy Supplemental Retirement Plan), but excluding defined contribution plans.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit(1) ($) (d)		Payments During Last Fiscal Year ($) (e)
J. Brett Harvey	CONSOL Energy Employee Retirement Plan CONSOL Energy Retirement Restoration Plan CONSOL Energy Supplemental Retirement Plan	11 20(2) 20(2)	$ $ $	214,219 3,494,597 3,399,649	- - -
William J. Lyons	CONSOL Energy Employee Retirement Plan CONSOL Energy Retirement Restoration Plan CONSOL Energy Supplemental Retirement Plan	33 31 20	$ $ $	819,482 1,876,927 566,563	- - -
Peter B. Lilly	CONSOL Energy Employee Retirement Plan CONSOL Energy Retirement Restoration Plan CONSOL Energy Supplemental Retirement Plan	6 4 6	$ $ $	110,150 317,159 799,702	- - -
Nicholas J. DeIuliis	CONSOL Energy Employee Retirement Plan CONSOL Energy Retirement Restoration Plan CNX Gas Employee Retirement Plan	15 16 3	$ $ $	130,625 0 9,628	- - -
P. Jerome Richey	CONSOL Energy Employee Retirement Plan CONSOL Energy Retirement Restoration Plan CONSOL Energy Supplemental Retirement Plan	3 1 4	$ $ $	25,327 4,507 355,271	- - -

(1)	Accumulated benefit computed through December 31, 2008 computed using FAS 87 assumptions as stated in the Form 10-K (Note 15 in the Form 10-K). This increase includes amounts which the named executive may not be entitled to receive such as unvested amounts.

(2)	Mr. Harvey’s employment agreement provides service credit for eleven additional years of service under the CONSOL Energy Employee Retirement Plan and under our supplemental retirement plans (up to a total maximum of twenty years under the CONSOL Energy Supplemental Retirement Plan) which represent his years of service at PacifiCorp Energy Inc. and its affiliates. Of the amounts shown above, $1,949,979 and $1,090,275 represent the benefit resulting from service credit provided to Mr. Harvey for his service at PacifiCorp Energy Inc. under the CONSOL Energy Restoration Plan and CONSOL Energy Supplemental Retirement Plan, respectively. The amount of unreduced retirement benefits payable to Mr. Harvey (i.e., the amount owed to him at normal retirement age) from PacifiCorp Energy Inc. and its affiliates will be deducted from benefits paid by CONSOL Energy to Mr. Harvey under the CONSOL Energy Retirement Restoration Plan and the CONSOL Energy Supplemental Retirement Plan. Amounts shown have been reduced by amounts payable to Mr. Harvey by PacifiCorp Energy Inc. and its affiliates.

UNDERSTANDING OUR PENSION BENEFITS TABLE

Executive Summary of CONSOL Energy Pension Plans

This section provides information regarding the Corporation’s retirement programs, which include the following:

•	CONSOL Energy Employee Retirement Plan;

•	CONSOL Energy Retirement Restoration Plan;

•	CONSOL Energy Supplemental Retirement Plan; and

•	CNX Gas Employee Retirement Plan.

CONSOL Energy Employee Retirement Plan (the “Pension Plan”)

The Pension Plan is a defined benefit plan that pays retirement benefits based on years of service and compensation. It is a qualified plan, meaning that it is subject to a variety of IRS rules. These rules contain various requirements on coverage, funding, vesting, and the amount of compensation that can be taken into account in calculating benefits. The Pension Plan has a fairly broad application across the employee population, and forms a part of the general retirement benefit program available to employees.

Eligibility

Full-time (or those who have completed 1,000 or more hours of service during a twelve-month consecutive period beginning on the employment date), salaried, production and maintenance and operations and maintenance employees who have completed five years of employment with the Corporation, earn the right to receive benefits upon retirement at the normal retirement age of 65. Payments commencing prior to age 65 are reduced based on various early reduction schedules depending upon age at the payment commencement date and years of service at the time of termination. Payment under the Pension Plan may not commence prior to age 50 except in the event of an incapacity retirement as described below.

Incapacity Retirement

Employees who have attained age 40 with at least ten years of service who are deemed disabled and consequently receive a Social Security disability award (proving the disability occurred while engaged in employment with CONSOL Energy or CNX Gas) are eligible for an incapacity retirement resulting in an unreduced benefit, payable in the form of an annuity, commencing the month following termination. Messrs. Harvey, Lyons and DeIuliis would have been eligible for incapacity retirement under the Pension Plan as of December 31, 2008 if they had incurred a qualifying disability on that date.

Separation Retirement

Employees who terminate employment with five years or more of service prior to attaining age 50 or have attained age 50 but have fewer than ten years of service upon termination qualify for a separation retirement. Payment of the accrued vested benefit is payable at an amount reduced for age beginning at age 50, or the full benefit may be paid at age 65. Messrs. DeIuliis and Lilly are currently eligible for separation retirement under the Pension Plan, however, Mr. DeIuliis would not be entitled to payment until he attained age 50. Mr. Richey will be eligible for Separation Retirement once he attains five years of service.

Early Retirement

Employees who have completed ten or more years of service with the Corporation and are age 50 or older upon termination are eligible for early retirement. Under early retirement, an employee may elect to defer payment to age 65 or elect to begin payment the first of any month up to age 65, subject to a reduction for age as mentioned above. Messrs. Harvey and Lyons are eligible for early retirement under the Pension Plan.

Normal Retirement

Employees who terminate employment with five or more years of service and have attained age 65 qualify for normal retirement. Payment of the full benefit commences the month following termination. None of the named executives qualify for normal retirement under the Pension Plan as of December 31, 2008.

Form of Payment

The portion of accrued pension benefit earned under the Pension Plan as of December 31, 2005 may be elected to be paid in the form of a lump-sum payment except in the case of an incapacity retirement as discussed above. Pension benefits earned after January 1, 2006 are payable in the form of a single life annuity, 50% joint and survivor annuity, 75% joint and survivor annuity or 100% joint and survivor annuity.

Calculation of Benefits

Pension benefits for salaried employees under the Pension Plan, as amended, are based on an employee’s years of service and average monthly pay during the employee’s five highest-paid years, which is referred to as the covered compensation. Average monthly pay for this purpose includes regular compensation but excludes compensation in excess of limits imposed by the federal income tax laws. Such covered compensation is reflected in the “Salary” column of the Summary Compensation Table (up to $230,000). Prior to January 1, 2006, pension benefits under the Pension Plan were based on the average monthly pay during the employee’s three highest-paid years and included annual amounts payable under the Corporation’s Short-Term Plan not in excess of limits imposed by the federal income tax laws, which limits the amount of annual benefits which may be payable from the qualified pension trust. Retirement benefits provided under the Pension Plan in excess of these limitations are paid from the Corporation’s general revenues under the separate, non-funded, non-qualified Pension Plans, which are described below.

CNX Gas Employees

Compensation earned by employees of CNX Gas on and after January 1, 2006 is included in determining the employee’s final average compensation for purposes of calculating retirement benefits attributable to service earned prior to January 1, 2006 under the Pension Plan, to the extent that the final average compensation does not increase by more than 4.25% per year from January 1, 2006 onward. Any benefits that are attributable to this prior service due to increases in the final average compensation earned on and after January 1, 2006 in excess of the 4.25% per year threshold, not in excess of limits imposed by federal income tax laws, are paid under the CNX Gas Employee Retirement Plan. This applies only to those CNX Gas employees who were previously employed by CONSOL Energy prior to August 1, 2004 and who are otherwise eligible to participate in the Pension Plan. Mr. DeIuliis is eligible for this additional compensation growth under the Pension Plan. Years of service earned on or after January 1, 2006 by employees of CNX Gas who are members of the Pension Plan are used in determining eligibility for early, incapacity and separation retirement and when calculating early reduction factors for payments commencing prior to age 65. For additional information on the CNX Gas retirement plan, please see “CNX Gas Employee Retirement Plan” on page 57.

CONSOL Energy Retirement Restoration Plan (the “Restoration Plan”)

The Restoration Plan is an unfunded deferred compensation plan maintained by the Corporation for the benefit of employees whose eligible compensation under the Pension Plan exceeded limits imposed by the federal income tax laws. The Corporation established this plan in order to attract and maintain persons that the Corporation considered to be important to its success by providing retirement benefits that are not restricted by the artificial limits imposed by the Code. The reasons for the existence of this plan, and the reasons that changes were made to this plan, are also discussed above in the “Compensation Discussion and Analysis” on page 23.

In December 2006, the Board authorized amendments which froze the Restoration Plan effective December 31, 2006 for CONSOL Energy employees and December 31, 2005 for CNX Gas employees. After that date, no existing participant accrues benefits and no compensation or service is counted for purposes of the Restoration Plan. A participant’s benefit is calculated as of that date with reference to the participant’s benefits under the Pension Plan as of that date.

To comply with Section 409A of the federal income tax laws, the Restoration Plan was further amended to provide that all distributions of benefits accrued and vested under the plan as of December 31, 2006, and through December 31, 2005 for CNX Gas employees, will be paid in a lump sum, which will be paid no later than 30 days following the later to occur of the end of the month following the month in which the participant turns age 50 or the end of the month following the month in which the participant incurs a separation of service. The benefit will be calculated and actuarially reduced, as necessary (using assumptions specified in the Pension Plan), based on a participant’s benefit being initially expressed as a single life annuity payable commencing on such participant’s normal retirement date.

Payment under the plan may not commence prior to age 50 except in the event of an incapacity retirement or under a termination due to a change in control. Payments commencing prior to age 65 are reduced based on various early reduction schedules depending upon age at the payment commencement date and years of service at the time of termination. The Restoration Plan provides the same types of retirement options as described above for the Pension Plan. Messrs. Harvey and Lyons are eligible for early retirement under the Restoration Plan. Mr. Lilly is eligible for separation retirement under the Restoration Plan. Mr. Richey will be eligible for separation retirement under the Restoration Plan once he attains five years of service. In addition, CNX Gas employee participants were also eligible to elect to receive in 2007 lump sum payments of accrued benefits. Mr. DeIuliis made this election and is no longer entitled to any other benefits under the Restoration Plan.

CONSOL Energy Supplemental Retirement Plan

On December 5, 2006, the Corporation’s Board approved and adopted the CONSOL Energy Supplemental Retirement Plan, effective January 1, 2007. Certain modifications were made to the CONSOL Energy Supplemental Retirement Plan which became effective December 4, 2007. The CONSOL Energy Supplemental Retirement Plan is designed primarily for the purpose of providing benefits for a select group of management and highly compensated employees of the Corporation and its subsidiaries and is intended to qualify as a “top hat” plan under the Employee Retirement Income Security Act of 1974, as amended. The CONSOL Energy Supplemental Retirement Plan is an unsecured obligation of the Corporation, the benefits of which will be paid from its general assets. CNX Gas’ employees do not participate in the CONSOL Energy Supplemental Retirement Plan.

Thus, the currently-employed named executives, and Mr. DeIuliis (as of January 16, 2009), and other eligible individuals are participants in the CONSOL Energy Supplemental Retirement Plan.

We established this Plan in order to attract and maintain persons that we considered to be important to our success by providing benefits that are not restricted by the artificial limits imposed by the federal income tax laws. The reasons for this Plan and the general change in the manner in which supplemental retirement compensation is described in the “Compensation Discussion and Analysis” on page 23.

The Compensation Committee has reserved the right to terminate a participant’s participation in the CONSOL Energy Supplemental Retirement Plan at any time. Additionally, if a participant’s employment is terminated or if a participant no longer meets the CONSOL Energy Supplemental Retirement Plan’s basic eligibility standards, the participant’s participation in the CONSOL Energy Supplemental Retirement Plan (and right to accrue any benefits under it) will terminate automatically, with no further action required. Final average compensation and years of service will be determined at this time.

The amount of each participant’s benefit as of age 65 (expressed as an annual amount) will be equal to 50% of “final average compensation” multiplied by the “service fraction” as calculated on the participant’s date of employment termination with the Corporation. “Final average compensation” means the average of a participant’s five highest consecutive annual compensation amounts (annual base salary plus amounts received under the Corporation’s Short-Term Plan) while employed by the Corporation or its subsidiaries. The “service fraction” means a fraction with a numerator equal to a participant’s number of years of service and with a denominator of 20. The service fraction can never exceed one.

The benefit described above will be reduced by a participant’s age 65 vested benefits (including benefits which have been paid or are payable in the future (converted to an annual amount)) under: (a) the Pension Plan; (b) the

Restoration Plan; and (c) any other plan or arrangement providing retirement type benefits, including arrangements with prior employers, to the extent service with such other employer or under such arrangement is credited under the CONSOL Energy Supplemental Retirement Plan.

No benefit will be vested under the CONSOL Energy Supplemental Retirement Plan until a participant has five years of service with the Corporation or its participating subsidiaries while the participant meets the eligibility standards in the plan. For a description of the effect of employment termination or change in control upon a participant’s right to benefits under the CONSOL Energy Supplemental Retirement Plan, see “Understanding Our Change in Control and Employment Termination Tables” on page 66.

Benefits under the CONSOL Energy Supplemental Retirement Plan will be paid in the form of a life annuity with a guaranteed term of 20 years (which will be the actuarial equivalent of a single life annuity) commencing in the month following the later to occur of: (a) the end of the month following the month in which the participant turns age 50; or (b) the end of the month following the month in which the employment termination of a participant occurs. In the event the benefits commence prior to the participant’s normal retirement age, the benefit will be actuarially reduced, as necessary (using assumptions specified in the Pension Plan).

CNX Gas Employee Retirement Plan

CNX Gas established pension benefits for salaried employees under the CNX Gas Employee Retirement Plan which are very similar to the benefits these employees had under the Pension Plan. The benefits are calculated based on an employee’s years of service and average monthly pay during the employee’s five highest-paid years, which is referred to as the covered compensation. Average monthly pay for this purpose includes regular compensation but excludes compensation in excess of limits imposed by the Code. Such covered compensation is reflected in the “Salary” column of the Summary Compensation Table (up to $230,000).

The portion of accrued pension benefit earned under the CNX Gas Retirement Plan is payable in the form of a single life annuity, 50% joint and survivor annuity, 75% joint and survivor annuity or 100% joint and survivor annuity. Payment under the CNX Gas Employee Retirement Plan may not commence prior to age 50 except in the event of an incapacity retirement. Payments commencing prior to age 65 are reduced based on various early reduction schedules depending upon age at the payment commencement date and years of service at the time of termination. The CNX Gas Employee Retirement Plan provides the same type of retirement options as described above for the Pension Plan. Mr. DeIuliis is eligible for separation retirement under the CNX Gas Employee Retirement Plan. Compensation earned by employees of CNX Gas on and after January 1, 2006 is included in determining the employee’s final average compensation for purposes of calculating retirement benefits attributable to service earned prior to January 1, 2006 under the Pension Plan, to the extent that the final average compensation does not increase by more than 4.25% per year from January 1, 2006 onward. Any benefits that are attributable to this prior service due to increases, not in excess of limits imposed by federal income tax laws, in the final average compensation earned on and after January 1, 2006 in excess of the 4.25% per year threshold are paid under the CNX Gas Employee Retirement Plan. This applies only to those CNX Gas employees who were previously employed by CONSOL Energy prior to August 1, 2004 and eligible to participate in the Pension Plan. Mr. DeIuliis is eligible for this additional compensation growth under the Pension Plan.

NONQUALIFIED DEFERRED COMPENSATION TABLE - 2008

Name (a)	Executive Contributions in Last FY ($) (b)		Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)		Aggregate Withdrawals/Distributions ($) (e)	Aggregate Balance at Last FYE(6) ($) (f)
J. Brett Harvey	-		-	$(329,880	)(2)(3)	-	$623,592
Williams J. Lyons	-		-	$(371,024	)(2)(4)	-	$700,295
Peter B. Lilly	-		-	$(221,513	)(2)(5)	-	$418,736
Nicholas J. DeIuliis	-		-	-		-	-
P. Jerome Richey	$133,312	(1)	-	$(104,168	)(2)(7)	-	$220,928

(1)	Mr. Richey elected to defer until retirement, 100% (or 1,685 restricted stock units) of a restricted stock unit award granted to him on February 19, 2008.

(2)	Under our Plan, in the event the Corporation declares a cash dividend, the restricted stock units are automatically increased in connection with the associated dividend equivalent rights. The amount shown reflects the expense calculated on the dividend equivalent rights based on our closing stock price on the dividend payment date. The dividend amounts for each of the executives were as follows: $8,534 (Mr. Harvey); $9,442 (Mr. Lyons); $5,738 (Mr. Lilly); and $2,114 (Mr. Richey). The remaining amount consists of stock price appreciation (or depreciation).

(3)	Mr. Harvey elected to defer until retirement, 50% (or 21,372 restricted stock units) of a restricted stock unit award granted to him on May 2, 2006.

(4)	Mr. Lyons elected to defer until retirement, 100% (or 10,500 restricted stock units) of a restricted stock unit award granted to him on May 2, 2006 and 50% (or 13,279 restricted stock units) of a restricted stock award granted to him on April 27, 2004.

(5)	Mr. Lilly elected to defer until retirement, 100% (or 14,354 restricted stock units) of a restricted stock unit award granted to him on May 2, 2006.

(6)	The financial statement expense relating to the deferred restricted stock unit awards is included in the Summary Compensation Table under the “Stock Awards” column. The amount for Mr. Harvey shown in the 2006 row relating to his May 2, 2006 award is $952,780. The amount for Mr. Lyons shown in the 2006 row relating to his April 27, 2004 and May 2, 2006 award is $528,772, shown in the 2007 row relating to his April 27, 2004 award is $40,761 and shown in the 2008 row relating to his April 27, 2004 award is $9,027. The amounts shown for Mr. Lilly relating to his May 2, 2006 award are $159,951 in the 2006 row, $158,252 in the 2007 row and $158,253 in the 2008 row. The amount for Mr. Richey shown in the 2007 row relating to his May 2, 2006 award is $39,271, and $37,000 relating to the February 20, 2007 award and shown in the 2008 row relating to his May 2, 2006 award is $26,262, $27,218 relating to the February 20, 2007 award and $37,271 relating to the February 20, 2008 award.

(7)	Mr. Richey elected to defer until retirement, 100% (or 1,781 restricted stock units) of a restricted stock unit award granted to him on May 2, 2006 and 100% (or 3,185 restricted stock units) of a restricted stock unit award granted to him on February 20, 2007.

UNDERSTANDING OUR DEFERRED COMPENSATION TABLE

Our Plan permits the granting of restricted stock units (with associated dividend equivalent rights). A person may, prior to December 31 of the calendar year that precedes the beginning of the service period, file a deferral election with us pursuant to which the recipient may elect to defer the issuance of each annual share installment which vests under his or her award. The deferral may be 100% or 50% of each installment (i) until 5 years from the grant date, (ii) termination of employment or (iii) upon a “change in control.” The dividend equivalent rights associated with our restricted stock unit awards automatically increase the number of shares underlying a restricted stock unit award when we declare and pay a regular cash dividend on our common stock.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLES

Except as otherwise provided, the following narrative and tables set forth the potential payments and the value of other benefits that would vest or otherwise accelerate vesting at, following, or in connection with any termination, including without limitation resignation, severance, retirement or a constructive termination of a named executive, or a “change in control” of CONSOL Energy or CNX Gas, in the case of Mr. DeIuliis, or a change in the named executive’s responsibilities, as such scenarios are contemplated in the contracts, agreements, plans or arrangements described below. For the currently employed named executives, the amounts in each table represent the total amount of benefits “payable” to an individual assuming an employment termination and/or change in control occurred on December 31, 2008. A description of some elements of the plans, arrangements and agreements covered by the following tables and which provide for payments or benefits in connection with a termination of employment or change in control are also described under “Compensation Discussion and Analysis” on page 23 and “Understanding Our Summary Compensation and Grants of Plan-Based Awards Tables” on page 44. The footnotes to the tables describe the assumptions that were used.

J. Brett Harvey*

Executive Benefits and Payments Upon Termination	Early Retirement	Incapacity Retirement (with a social security disability)	Termination for Good Reason or Not for Cause (reduction in force)	Termination For Cause	Death	Disability (without a social security disability)	Change in Control(1)
Compensation:
Base Salary	-	-	$2,000,000	-	-	-	$3,000,000
Short-term Incentive(2)	$1,200,000	$1,200,000	$2,400,000	-	$1,200,000	$1,200,000	$4,642,671
Severance Pay(3)	-	-	-	-	-	-	-
Long-Term Incentive Compensation:(4)
CONSOL Energy Options: Unvested	$175,973	$175,973	$175,973	-	$175,973	$175,973	$175,973
CONSOL Energy Restricted Stock Units: Unvested	$2,694,322	$2,694,322	$2,694,322	-	$2,694,322	$2,694,322	$2,694,322
CONSOL Energy Performance Share Units: Unvested	$2,248,732	$2,248,732	$2,248,732	-	$2,248,732	$2,248,732	$2,248,732
Benefits and Perquisites:
Outplacement service	-	-	$25,000	-	-	-	$25,000
Retiree medical benefits(5)	$71,566	$71,566	$71,566	$71,566	$35,783	$71,566	$71,566
401(k) payment	-	-	-	-	-	-	$41,400
CONSOL Energy Employee Retirement Plan(6)	$295,543	$371,146	$295,543	$295,543	$126,393	$295,543	$295,543
CONSOL Energy Restoration Plan(7)	$5,232,761	$6,137,017	$5,232,761	$5,232,761	$2,473,081	$5,232,761	$6,032,488
CONSOL Energy Supplemental Retirement Plan(8)	$3,496,882	$5,839,228	$3,496,882	-	$3,227,601	$5,832,025	$7,190,728
Accrued Vacation Pay(9)	$96,154	$96,154	$96,154	$96,154	$96,154	$96,154	$96,154
Disability Benefits(10)	-	-	-	-	-	-	-
Basic Life Insurance(11)	-	-	-	-	$1,000,000	-	-
Funeral Allowance(12)	-	-	-	-	$10,000	-	-
280G Tax Gross-up(13)	-	-	-	-	-	-	-
Total:	$15,511,933	$18,834,138	$18,736,933	$5,696,024	$13,288,039	$17,847,076	$26,514,577

*	Applicable footnotes follow the last table in this section of the Proxy Statement.

William Lyons*

Executive Benefits and Payments Upon Termination	Early Retirement	Incapacity Retirement (with a social security disability)	Termination Not for Cause (reduction in force)	Termination for Cause	Death	Disability (without a social security disability)	Change in Control(1)
Compensation:
Base Salary	-	-	-	-	-	-	$1,200,000
Short-term Incentive(2)	$312,000	$312,000	$312,000	-	$312,000	$312,000	$1,103,333
Severance Pay(3)	-	-	$230,769	-	-	-	-
Long-Term Incentive Compensation:(4)
CONSOL Energy Options: Unvested	$32,380	$32,380	$32,380	-	$32,380	$32,380	$32,380
CONSOL Energy Restricted Stock Units: Unvested	$541,820	$541,820	$541,820	-	$541,820	$541,820	$541,820
CONSOL Energy Performance Share Units: Unvested	$413,810	$413,810	$413,810	-	$413,810	$413,810	$413,810
Benefits and Perquisites:
Outplacement service	-	-	-	-	-	-	$25,000
Retiree medical benefits(5)	$90,451	$90,451	$90,451	$90,451	$45,226	$90,451	$90,451
401(k) payment	-	-	-	-	-	-	$34,500
CONSOL Energy Employee Retirement Plan(6)	$1,180,757	$1,239,351	$1,180,757	$1,180,757	$503,633	$1,180,757	$1,180,757
CONSOL Energy Restoration Plan(7)	$2,755,156	$2,903,430	$2,755,156	$2,755,156	$1,267,197	$2,755,156	$2,901,766
CONSOL Energy Supplemental Retirement Plan(8)	$575,959	$868,143	$575,959	-	$539,298	$849,622	$1,844,751
Accrued Vacation Pay(9)	$46,154	$46,154	$46,154	-	$46,154	$46,154	$46,154
Disability Benefits(10)	-	-	-	-	-	-	-
Basic Life Insurance(11)	-	-	-	-	$910,000	-	-
Funeral Allowance(12)	-	-	-	-	$10,000	-	-
280G Tax Gross-up(13)	-	-	-	-	-	-	-
Total:	$5,948,487	$6,447,539	$6,179,256	$4,026,364	$4,621,518	$6,222,150	$9,414,722

*	Applicable footnotes follow the last table in this section of the Proxy Statement.

Peter Lilly (retired 1/31/09)*(14)

Executive Benefits and Payments Upon Termination	Separation Retirement	Incapacity Retirement (with a social security disability)	Termination Not for Cause (reduction in force)	Termination for Cause	Death	Disability (without a social security disability)	Change in Control(1)
Compensation:
Base Salary	-	-	-	-	-	-	$1,500,000
Short-term Incentive(2)	-	-	-	-	-	-	$1,437,500
Severance Pay(3)	-	-	$288,462	-	-	-	-
Long-Term Incentive Compensation:(4)
CONSOL Energy Options: Unvested	-	-	-	-	$60,451	-	$60,451
CONSOL Energy Restricted Stock Units: Unvested	-	-	-	-	$768,059	-	$768,059
CONSOL Energy Performance Share Units: Unvested	-	-	-	-	$563,798	$311,236	$563,798
Benefits and Perquisites:
Outplacement service	-	-	-	-	-	-	$25,000
Retiree Medical Benefits(5)	$91,358	$91,358	$91,358	$91,358	$45,679	$91,358	$91,358
401(k) payment	-	-	-	-	-	-	$34,500
CONSOL Energy Employee Retirement Plan(6)	$114,027	$114,027	$114,027	$114,027	$50,687	$114,027	$114,027
CONSOL Energy Restoration Plan(7)	$333,022	$333,022	$333,022	$333,022	$155,938	$333,022	$404,597
CONSOL Energy Supplemental Retirement Plan(8)	$812,681	$1,191,440	$812,681	-	$761,462	$1,191,440	$1,876,183
Accrued Vacation Pay(9)	-	-	$57,692	-	$57,692	-	$57,692
Disability Benefits(10)	-	-	-	-	-	-	-
Basic Life Insurance(11)	-	-	-	-	$1,000,000	-	-
Funeral Allowance(12)	-	-	-	-	$10,000	-	-
280G Tax Gross-up(13)	-	-	-	-	-	-	-
Total:	$1,351,088	$1,729,847	$1,697,242	$538,407	$3,473,766	$2,041,083	$6,933,165

*	Applicable footnotes follow the last table in this section of the Proxy Statement.

Nicholas DeIuliis*

Executive Benefits and Payments Upon Termination	Separation Retirement	Incapacity Retirement (with a social security disability)	Termination Not for Cause (reduction in force)	Termination for Cause	Death	Disability (without a social security disability)	Change in Control(1)
Compensation
Base Salary	-	-	-	-	-	-	$1,400,000
Short-term Incentive(2)	-	-	-	-	-	-	$1,835,250
Severance Pay(3)	-	-	$183,077	-	-	-	-
Long-Term Incentive Compensation:(4)
CONSOL Energy Options: Unvested	-	-	-	-	$15,974	-	$15,974
CONSOL Energy Restricted Stock Units: Unvested	-	-	-	-	$30,009	-	$30,009
CNX Gas Options: Unvested	-	-	-	-	$795,192	-	$795,192
CNX Gas Long-Term Incentive Plan: Performance Share Units	-	-	-	-	$4,482,660	$4,482,660	$8,728,520
Benefits and Perquisites:
Outplacement service	-	-	-	-	-	-	$25,000
Estimated premiums for continued life/medical/dental benefits	-	-	-	-	-	-	$25,500
401(k) payment	-	-	-	-	-	-	$34,500
CONSOL Energy Employee Retirement Plan(6)	-	$887,525	-	-	-	-	-
CONSOL Energy Restoration Plan(7)	-	-	-	-	-	-	-
CNX Gas Employee Retirement Plan(6)	-	$60,707	-	-	-	-	-
Accrued Vacation Pay(9)	-	-	$53,846	-	$53,846	-	$53,846
Disability Benefits(10)	-	-	-	-	-	$2,079,655	-
Basic Life Insurance(11)	-	-	-	-	$1,000,000	-	-
Funeral Allowance(12)	-	-	-	-	$10,000	-	-
280G Tax Gross-up(13)	-	-	-	-	-	-	$5,155,587
Other:(15)	-	-	-	-	-	-	$18,262
Total:	-	$948,232	$236,923	-	$6,387,681	$6,562,315	$18,117,640	(15)

*	Applicable footnotes follow the last table in this section of the Proxy Statement.

P. Jerome Richey*

Executive Benefits and Payments Upon Termination	Separation Retirement	Incapacity Retirement (with a social security disability)	Termination Not for Cause (reduction in force)	Termination For Cause	Death	Disability (without a social security disability)	Change in Control(1)
Compensation:
Base Salary	-	-	$380,000	-	-	-	$760,000
Short-term Incentive(2)	-	-	$244,000	-	-	-	$488,000
Severance Pay(3)	-	-	$380,000	-	-	-	-
Long-Term Incentive Compensation:(4)
CONSOL Energy Options: Unvested	-	-	$25,914	-	$25,914	-	$25,914
CONSOL Energy Restricted Stock Units: Unvested	-	-	$210,863	-	$210,863	-	$210,863
CONSOL Energy Performance Share Units: Unvested	-	-	$139,470	-	$139,470	$76,823	$139,470
Benefits and Perquisites:
Outplacement service	-	-	-	-	-	-	$25,000
Estimated premiums for continued life/medical/dental benefits	-	-	-	-	-	-	$20,400
401(k) payment	-	-	-	-	-	-	$27,600
CONSOL Energy Employee Retirement Plan(6)	-	-	-	-	-	-	-
CONSOL Energy Restoration Plan(7)	-	-	-	-	-	-	$16,841
CONSOL Energy Supplemental Retirement Plan(8)	-	$547,686	-	-	$338,103	$547,686	$804,472
Accrued Vacation Pay(9)	-	-	$36,538	-	$36,538	-	$36,538
Disability Benefits(10)	-	-	-	-	-	$444,984	-
Basic Life Insurance(11)	-	-	-	-	$700,000	-	-
Funeral Allowance(12)	-	-	-	-	$10,000	-	-
280G Tax Gross-up(13)	-	-	-	-	-	-	$804,596
Total:	-	$547,686	$1,416,785	-	$1,460,888	$1,069,493	$3,359,694

*	Applicable footnotes follow the last table in this section of the Proxy Statement.

(1)	If a change in control occurred and the executive’s employment did not terminate, the named executive would be entitled only to the payments and benefits shown under Long-Term Incentive Compensation. The narrative following these tables contains a description of a “change in control.”

(2)	The amount shown for the “short-term incentive” compensation, other than for the change in control, is the target bonus for which the executive was eligible for during the period ended December 31, 2008. In the event of a qualifying termination in connection with a change in control, each named executive, pursuant to his change in control agreement, would be entitled to a pro rated payment of his “short-term incentive” compensation based upon the length of service during the year in which the termination occurs. Using the assumption that a change in control occurred at year-end, the executive would have already earned the short-term incentive award and we have not, therefore, reflected this amount in the table. Assuming a target payout for 2008 and a change in control at year-end, each individual would receive—in addition to the amount shown in the table—the amounts set forth in the Grants of Plan-Based Awards Table under the target amounts for non-equity incentive plan awards. In the event of a termination not for cause or a termination for good reason, Mr. Harvey would also be entitled to the pro rated payment of his “short-term incentive” compensation for the year in which the termination occurs pursuant to his employment agreement, and assuming a target payout for 2008, he would receive the amount set forth in the Grants of Plan-Based Awards Table under the target amount for non-equity incentive plan awards.

(3)	The CONSOL Energy Inc. Severance Pay Plan for Salaried Employees, provides 1 week of severance for every year of service up to a maximum of 25 weeks in the event that employment is involuntarily terminated because of a reduction in workforce. The letter agreement with Mr. Lilly gives him credit for years of industry service; accordingly, Mr. Lilly is entitled to 25 weeks of severance. And Messrs. Harvey, Lyons, DeIuliis and Richey who are entitled to 10 weeks, 25 weeks, 17 weeks and 1 year, respectively, of severance. Mr. Richey is entitled to 1 year’s severance pursuant to his letter agreement, as more fully described in “Understanding Our Summary Compensation and Grants of Plan-Based Awards Tables.”

(4)	The values for long-term incentive compensation represent the value of the unvested CONSOL Energy stock options, CONSOL Energy restricted stock units, CONSOL Energy performance share units and/or CNX Gas stock options and performance share units (as applicable), which would, in the case of death or change in control, accelerate and vest and in all other termination scenarios would continue to vest according to the vesting schedule. The value of the CONSOL Energy unvested options and restricted stock units and performance share units was calculated using a closing market price of $28.58 for CONSOL Energy, and assumes target payout. The value of the CNX Gas unvested options was calculated using a closing market price of $27.30. In the event that a participant’s employment in CNX Gas terminates due to death or disability, the participant is entitled to a prorated portion of the performance share units, based on the ratio of the number of complete months the participant was employed or served during the relevant period to the total number of months in the relevant period; full payment is due upon a change in control.

•

In the event of a termination as a result of a reduction in force (as determined by CNX Gas in its sole discretion), Mr. DeIuliis would be entitled to retain his unvested CNX Gas options which would continue to vest and become exercisable in accordance with the ordinary vesting schedule, resulting in a value of $795,192 to Mr. DeIuliis.

(5)	Messrs. Harvey, Lyons and Lilly are entitled to receive retiree medical benefits under The CONSOL Energy Inc. Comprehensive Medical Expense Benefits Plan For Salaried Employees.

•	Mr. Lilly is entitled to credited service from August 1, 1977 with respect to retiree medical benefits under The CONSOL Energy Inc. Comprehensive Medical Expense Benefits Plan For Salaried Employees.

•

Additionally, Mr. Harvey’s employment agreement provides service credit for eleven additional years of service under The CONSOL Energy Inc. Comprehensive Medical Expense Benefits Plan for Salaried Employees, which represents his years of service at PacifiCorp Energy Inc. and its affiliates.

(6)	Amounts represent the present value of accumulated benefit computed through December 31, 2008 payable January 1, 2009 using FAS 87 assumptions as stated in Note 15 to the Form 10-K. Amounts shown for Incapacity Retirement represent the unreduced benefit otherwise payable at age 65 for Messrs. Harvey, Lyons and DeIuliis. Entire amount shown for Incapacity Retirement for Mr. Lilly is due to benefit earned under Separation Retirement. Amounts shown for death represent the Surviving Spouse Benefit under the Pension Plan and, in the case of Messrs. DeIuliis, the CNX Gas Retirement Plan payable in the form of an annuity to the spouse commencing the month following death if the employee had attained age 50 or the month following the month the deceased would have attained age 50. In the event of Separation Retirement, Mr. DeIuliis has accrued vested benefits under the CONSOL Energy Employee Retirement Plan of $130,625 and under the CNX Gas Employee Retirement Plan of $9,628, which amounts are not payable until he attains age 50. Mr. Richey has less than five years of service as of December 31, 2008 therefore no benefits are vested as of this date.

(7)	Amounts represent the lump sum actuarial equivalent value of the accumulated benefit computed through December 31, 2008 for Messrs. Harvey, Lyons and Lilly, in each case computed using the PBGC rate in effect January 1, 2009 and assumed mortality in accordance with the 1971 Group Annuity Mortality Table set back two years. See “CONSOL Energy Retirement Restoration Plan” on page 55 for a discussion on mandatory form of payment for the plan. Amounts shown for Incapacity Retirement represent the unreduced benefit otherwise payable at age 65. Entire amount shown for Incapacity Retirement for Mr. Lilly is due to benefit earned under Separation Retirement. Amounts shown for death represent the Surviving Spouse Benefit under the Restoration Plan payable in the form of a lump sum payable the month following death if the employee had attained age 50 or the month following the month the deceased would have attained age 50. Amounts shown for termination under a change in control represent the full value payable at December 31, 2008.

(8)	Amounts represent the present value of accumulated benefit computed through December 21, 2008 payable January 1, 2009 using FAS 87 assumptions as stated in Note 15 to the Form 10-K except for amounts shown for termination under a change in control which represent the lump sum actuarial equivalent value of accumulated benefits through December 31, 2008 using the PBGC rate in effect January 1, 2009 and assumed mortality in accordance with the 1971 Group Annuity Mortality Table set back two years. See “CONSOL Energy Supplemental Retirement Plan” on page 56 for a discussion on mandatory forms of payment for the plan. Amounts shown for Incapacity Retirement and Disability represent the unreduced benefit otherwise payable at age 65. Amounts shown for death represent the benefit payable to the participant’s beneficiary for a guaranteed twenty year term determined as if the participant had separated from service immediately prior to his death. Amounts shown for termination under a change of control represent the full value payable at December 31, 2008. Of the amount shown, $3,496,882 and $575,959 represent the amount due to benefit earned under Early Retirement for Messrs. Harvey and Lyons, respectively, and $812,681 represents the amount due to benefit earned under Separation Retirement for Mr. Lilly. Mr. Richey has less than five years of service as of December 31, 2008 therefore no benefits are vested as of this date, except in the case of an Incapacity Retirement, Disability or change in control where benefits vest immediately.

(9)	Accrued vacation is paid when an employee retires under a normal, early or incapacity retirement, or is terminated because of a reduction in force or dies. Each of the executives is entitled to 5 weeks of accrued vacation pay.

(10)	Disability benefits are paid up until age 65 at 60% of base salary in all cases except Mr. Richey whose benefits are paid at 70% of base salary pursuant to his election, and are offset by the amount of any social security disability benefits and retirement benefits received.

(11)	Basic life insurance is provided to the executive payable at two times base salary (with a maximum total benefit of $1,000,000).

(12)	A fixed amount of $10,000 is provided as an allowance for funeral expenses.

(13)	This calculation is an estimate for proxy disclosure purposes only. Payments on an actual change of control may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing stock options, changes in compensation, reasonable compensation analyses and the value of the covenant not to compete. Assumptions used in the Proxy Statement include:

•	Marginal federal, Pennsylvania state and FICA tax rates of 35%, 3.07% and 1.45%, respectively;

•	Any payments with respect to the 2008 bonus were not contingent on the change-in-control (and thus, not required to be included in the calculation);

•

Stock options are assumed to become fully vested and/or exercisable and are valued in accordance with Rev. Proc. 98-34 and Q&A 24(c) of Internal Code Section 280G based on expected life of the option; and

•

We did not attribute any value to non-competition covenants or take the position that any part of the value of the performance-based equity and long-term incentive plans provided to Mr. Harvey and CNX Gas executives was reasonable compensation for services prior to the change of control, which would have reduced the estimated excise tax gross-up payment, if any.

(14)	Mr. Lilly retired from the Corporation on January 31, 2009. For a description of the payments he received in connection with his employment termination, See “Compensation Discussion and Analysis” on page 23.

(15)	Amount represents present value of the accrued pension benefit to which Mr. DeIuliis would have been entitled under the CNX Gas Retirement Plan had he continued to participate for an additional 30 months.

UNDERSTANDING OUR CHANGE IN CONTROL AND EMPLOYMENT TERMINATION TABLES

Executive Summary Regarding CONSOL Energy Agreements and/or Programs with Change of Control Provisions

This section provides information regarding the following Corporation agreements and/or programs which provide for benefits to be paid to named executives, in connection with employment termination and/or a change in control of the Corporation or, with respect to Mr. DeIuliis, CNX Gas:

•	Employment Agreement with our Chief Executive Officer;

•	CONSOL Energy Change in Control Agreements;

•	CONSOL Energy Stock Options;

•	CONSOL Energy Restricted Stock Units;

•	CONSOL Energy Long-Term Incentive Program;

•	CONSOL Energy Supplemental Retirement Plan;

•	CONSOL Energy Severance Pay Plan for Salaried Employees;

•	CNX Gas Change in Control Agreements;

•	CNX Gas Long-Term Incentive Programs; and

•	CNX Gas Stock Options.

The severance provisions of Mr. Richey’s letter agreement with the Corporation are described in this Proxy Statement in “Understanding our Summary Compensation and Grants of Plan-Based Awards Tables” on page 44.

Employment Agreement with our Chief Executive Officer

As previously discussed in the “Compensation, Discussion and Analysis” on page 23 and “Understanding our Summary Compensation and Grants of Plan-Based Awards Tables” on page 44, Mr. Harvey has an employment agreement with CONSOL Energy.

If Mr. Harvey resigns for “good reason” (as defined below) or is terminated without “cause” (as defined below), and in each case he delivers a signed release of claims reasonably satisfactory to the Corporation to the Corporation’s General Counsel within thirty (30) days of the date of his termination and does not revoke such release within the seven-day revocation period provided for in the release, he is entitled to receive severance payments in the form of:

•	his then current base salary through the date of termination and any annual bonus awarded in accordance with the Corporation’s bonus program but not yet paid;

•

an amount equal to two times his then current base salary and two times the target annual bonus amount (provided that Mr. Harvey has not breached the confidentiality, non-competition and non-solicitation restrictions set forth in the employment agreement);

•	payment of the pro-rata portion of his target bonus in the year of termination if the relevant performance goals are met;

•	medical benefits or reimbursements for a maximum period of 24 months;

•	payment of all accrued but unused vacation time;

•	payment for reasonable outplacement assistance services actually incurred by him in seeking other employment within 12 months of his termination; and

•	reimbursement for business expenses incurred prior to such termination.

Except for the payments relating to the pro-rata portion of Mr. Harvey’s target bonus and outplacement services, these amounts are to be paid in a single lump sum within 10 days after the date of termination, provided that no amount will be paid until expiration of the seven day statutory revocation period with respect to the release described above. The pro-rata portion of Mr. Harvey’s target bonus is to be paid in accordance with the terms of the applicable plan subject to the attainment of the performance goals applicable to such bonus award and the payment for outplacement services is to be paid no later than the end of the calendar year following the year in which such expense is incurred by Mr. Harvey. If Mr. Harvey’s employment is terminated for good reason or without cause, he and his dependents will continue to receive his medical insurance benefits from the Corporation, on terms substantially comparable to terms of the Corporation’s medical plan, for up to 24 months following the termination date.

If Mr. Harvey’s employment is terminated due to death or “permanent disability,” which is defined in accordance with the Corporation’s long-term disability plan applicable to Mr. Harvey, he (or his estate, if applicable) will be entitled to receive:

•	his then current base salary through the date of termination;

•	a pro-rata portion of his target bonus for the year of termination;

•	payment for all accrued, but unused vacation time; and

•	reimbursement for business expenses incurred prior to such termination, with such amounts payable in a single lump sum within 10 days following termination.

If Mr. Harvey’s employment is terminated for “cause” or by Mr. Harvey other than for good reason and not due to death or permanent disability, he will be entitled to receive solely his base salary through the termination date, payment for all accrued but unused vacation time through the termination date, and reimbursement of reimbursable expenses incurred prior to termination.

The employment agreement defines “Cause” as:

•	gross negligence in the performance of Mr. Harvey’s duties which results in material financial harm to the Corporation;

•	Mr. Harvey’s conviction of, or plea of guilty or nolo contendere to any felony, or any misdemeanor involving fraud, embezzlement or theft;

•	Mr. Harvey’s intentional failure or refusal to perform his duties and responsibilities with the Corporation, without the same being corrected within 15 days after being given written notice thereof;

•	the material breach by Mr. Harvey of any of the covenants contained in the employment agreement discussed below;

•	Mr. Harvey’s willful violation of any material provision of the Corporation’s code of conduct for executives and management employees; or

•	Mr. Harvey’s at will engagement in conduct that is demonstrably and materially injurious to the Corporation, monetarily or otherwise.

Mr. Harvey may be terminated for “cause” only by majority vote of all members of the Board (other than Mr. Harvey), which vote must be communicated to Mr. Harvey in writing.

The employment agreement defines “good reason” as, without Mr. Harvey’s written consent:

•	the material diminution of Mr. Harvey’s duties or responsibilities including the assignment of any duties and responsibilities materially inconsistent with his position;

•	a material reduction in Mr. Harvey’s base salary;

•	a material reduction in Mr. Harvey’s annual target bonus opportunity (excluding any reduction that is generally applicable to all or substantially all executive officers of the Corporation);

•

a material reduction in the overall level of employee benefits (including long-term incentive opportunities) provided to Mr. Harvey (excluding any reduction that is generally applicable to all or substantially all executive officers of the Corporation);

•

the breach of the agreement by the Corporation caused by the failure to obtain a written assumption of the employment agreement by any person acquiring all or substantially all of the assets of the Corporation prior to such acquisition;

•	the relocation of Mr. Harvey’s principal work location to a location more than 50 miles from Pittsburgh, Pennsylvania; or

•

the Corporation giving Mr. Harvey notice of nonextension of the term of the employment agreement solely at either the end of the initial three year term or the end of the first one year extension of the term;

provided, however, that, notwithstanding the foregoing, Mr. Harvey must give written notice to the Corporation of his intention to terminate his employment for Good Reason within sixty days after the event or omission which constitutes “good reason;” the event must remain uncorrected by the Company for 30 days following the notice; and the termination must occur within 60 days following the expiration of the notice period. Any failure to give such written notice within such period results in a waiver of his right to terminate for “good reason” as a result of such act or omission.

All stock option and restricted stock unit awards contain non-competition provisions by which he agreed that he would not, during the term of his employment and for a period of two years after termination of such employment:

•

(a) directly or indirectly engage in any business which is in competition with any line of business conducted by the Corporation or an affiliate of the Corporation and which is in any area where the Corporation or its affiliates do business;

•	(b) perform or solicit the performance of services for any customer or client of the Corporation or its affiliates;

•

(c) induce any employee of the Corporation or its affiliate to do (a) or (b) above or terminate such employee’s employment with the Corporation or its affiliates, or offer employment to any person who was employed by the Corporation or its affiliates unless such person has ceased such employment for a period of at least 12 months; or

•	(d) directly or indirectly assist others in any of the above referenced actions.

Further, Mr. Harvey’s employment agreement contains restrictive covenants relating to confidential information, the terms of which are identical to those set forth in the CONSOL Energy stock option and restricted stock award agreements. See “‘Change in Control’ and Restrictive Covenant Provisions – CONSOL Energy Stock Options and Restricted Stock Unit Awards” below for a description of these restrictive covenants.

CONSOL Energy Change in Control Agreements

Messrs. Harvey, Lyons, and Richey have change in control severance agreements with CONSOL Energy (which we refer to as CIC Agreements) Mr. DeIuliis entered into change in a control agreement with CNX Gas. Mr. Lilly’s CIC Agreement is no longer effective because he resigned in January 2009.

The CONSOL Energy change in control agreement between CONSOL Energy and each of Messrs. Harvey, Lyons and Richey which we refer to as the CONSOL Energy Executives, provides severance benefits if the CONSOL Energy Executives are terminated after, or in connection with, a CONSOL Energy “change in control,” as defined below, by CONSOL Energy for any reason other than cause (as defined below), death or disability (also as defined below), that occurs not more than three months prior to or within two years after, a CONSOL Energy “change in control,” is required by a third party initiating the CONSOL Energy change in control or within the two-year period after a CONSOL Energy “change in control,” if he is “constructively terminated” (as defined below).

Under the two circumstances described above, the CONSOL Energy Executives would be entitled to receive:

•	a lump sum cash payment equal to a multiple of base pay plus a multiple of incentive pay (the multiple, in each case, for Mr. Harvey, 3.0, for Mr. Lyons, 2.5; and for Mr. Richey, 2.0);

•	a pro-rated payment of his incentive pay for the year in which his termination of employment occurs;

•

for a specified period (for Mr. Harvey, 36 months; for Mr. Lyons, 30 months; and for Richey, 24 months), the continuation of medical and dental coverage (or monthly reimbursements in lieu of continuation);

•

if he would have been eligible for post-retirement medical had he retired from employment during the applicable period, but is not so eligible due to termination, then at the conclusion of the benefit period, the Corporation will provide him with additional continued group medical coverage comparable to that which would have been available under the Corporation’s post-retirement program for so long as such coverage would have been available under such program, or the Corporation will provide monthly reimbursements to him in lieu of such coverage;

•

a lump sum cash payment equal to the total amount that the CONSOL Energy Executive would have received under the Corporation’s 401(k) plan as a Corporation match if he was eligible to participate in the Corporation’s 401(k) plan for a specified period after his termination date (for Mr. Harvey, 36 months; for Mr. Lyons, 30 months; and for Mr. Richey, 24 months) and he contributed the maximum amount to the plan for the match;

•

a lump sum cash payment equal to the difference between the present value of his accrued pension benefits at his termination date under the Corporation’s qualified defined benefit plan and (if eligible) any plan or plans sponsored by the Company providing nonqualified retirement benefits (which currently includes the CONSOL Energy Inc. Supplemental Retirement Plan and The Retirement Restoration Plan of CONSOL Energy Inc.) and the present value of the accrued pension benefits to which the CONSOL Energy Executives would have been entitled under the pension plans if he had continued participation in those plans for a specified period after his termination date (for Mr. Harvey, 36 months; for Mr. Lyons, 30 months; and for Mr. Richey, 24 months);

•	a lump sum cash payment of $25,000 in order to cover the cost of outplacement assistance services and other expenses associated with seeking other employment; and

•

any amounts earned, accrued or owing but not yet paid as of his termination date, payable in a lump sum, and any benefits accrued or earned in accordance with the terms of any applicable benefit plans and programs of the Corporation.

In addition, upon a “change in control,” all equity granted to each of Mr. Harvey, Lyons and Richey by CONSOL Energy will become fully vested and/or exercisable on the date the “change in control” occurs and all stock options or stock appreciation rights will remain exercisable for the period set forth in the applicable award agreement. With respect to each CONSOL Energy Executive, if it is determined that any payment or distribution by CONSOL Energy to or for his benefit would constitute an “excess parachute payment” within the meaning of Section 280G of the federal income tax laws, CONSOL Energy will pay to him an additional amount, subject to certain limitations, such that the net amount retained by him after deduction of any excise tax imposed under Section 4999 of the federal income tax laws, and any tax imposed upon the gross-up payment, will be equal to the excise tax on the payment.

In the event of a “constructive termination” of a CONSOL Energy Executive in connection with “change in control,” CONSOL Energy may elect to require reasonable cooperation from the Executive for a specified period (Mr. Harvey, 36 months; Mr. Lyons, 30 months; and Richey, 24 months). During this consultancy period, he must be available to provide advice and assistance to CONSOL Energy. In no event may the CONSOL Energy Executive be required to provide more than five hours of consulting services per week and he shall be permitted to engage in other business activities, subject to some restrictions.

The CONSOL Energy CIC Agreements contain confidentiality, non-competition and non-solicitation obligations. Messrs. Harvey, Lyons and Richey have agreed not to compete with the business for one year, or to solicit employees of CONSOL Energy for two years, following termination of employment in which such CONSOL Energy Executive is receiving severance benefits under the CONSOL Energy CIC Agreements. The term of the agreements is three years, subject to a one-year extension annually, commencing on January 1, 2006, unless CONSOL Energy gives notice not later than October 31 of the preceding year that it does not wish to extend the agreement. Regardless of any such notice by CONSOL Energy, the agreement will continue in effect for a period of 24 months beyond the term provided in the agreement if a “change in control” occurs during the period that the agreement is in effect.

No payments are made or benefits provided under the CIC Agreements unless the CONSOL Energy Executive executes, and does not revoke, a written release of any and all claims against CONSOL Energy and all related parties, with respect to all matters arising out of the CONSOL Energy Executive’s employment by the Corporation (other than entitlements under the terms of the agreement or under any other plans or programs of CONSOL Energy in which the CONSOL Energy Executive participated and under which he has accrued or become entitled to a benefit) or a termination thereof.

“Cause” is a determination by the Board that the CONSOL Energy Executive has:

•	(a) been convicted of, or has pleaded guilty or nolo contendere to, any felony, or any misdemeanor involving fraud, embezzlement or theft; or

•

(b) wrongfully disclosed material confidential information of the Corporation or any subsidiary, has intentionally violated any material express provision of the Corporation’s code of conduct for executives and management employees (as then in effect) or has intentionally failed or refused to perform any of his material assigned duties for the Corporation, and any such failure or refusal has been demonstrably and materially harmful to the Corporation.

Notwithstanding the foregoing, the CONSOL Energy Executive will not be deemed to have been terminated for “cause” under (b) unless the majority of the members of the Board plus one member, find that, in the good faith opinion of the Board, the CONSOL Energy Executive has committed an act constituting “cause,” and such resolution is delivered in writing to the CONSOL Energy Executive.

A “change in control” under the Corporation’s CIC Agreements means the occurrence of any of the following events:

•

(i) the acquisition by any individual, entity or group of beneficial ownership of more than 25% of the combined voting power of the then outstanding voting stock of the Corporation; provided, however, that the following acquisitions will not constitute a “change in control”: (A) any issuance of voting stock of the Corporation directly from the Corporation that is approved by the then incumbent Board, (B) any acquisition by the Corporation of voting stock of the Corporation, (C) any acquisition of voting stock of the Corporation by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any subsidiary of the Corporation, (D) any acquisition of voting stock of the Corporation by an underwriter holding securities of the Corporation in connection with a public offering thereof, or (E) any acquisition of voting stock of the Corporation by any person pursuant to a transaction that complies with clauses (A), (B) and (C) of (iii) below; or

•

(ii) individuals who constitute the Board as of the agreement date, cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the incumbent Board are deemed to have then been a member of the incumbent Board, but excluding any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

•

(iii) consummation of a reorganization, merger or consolidation of the Corporation or a direct or indirect wholly owned subsidiary of the Corporation, a sale or other disposition of all or substantially all of the assets of the Corporation, or other transaction involving the Corporation, unless, in each case, immediately following such transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners of voting stock of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such transaction or any direct or indirect parent corporation thereof, (B) no person other than the Corporation beneficially owns 25% or more of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such transaction or any direct or indirect parent corporation thereof and (C) at least a majority of the members of the Board of the entity resulting from such transaction or any direct or indirect parent corporation thereof were members of the incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such transaction; or

•

(iv) approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation, except pursuant to a transaction that complies with clauses (A), (B) and (C) of (iii) above.

A “constructive termination” means:

•	a material adverse change in position;

•	a material reduction in annual base salary or target bonus or a material reduction in employee benefits;

•	a material adverse change in circumstances as determined in good faith by the CONSOL Energy Executive, including a material change in the scope of CONSOL Energy’s business, as determined by him;

•

the liquidation, dissolution, merger, consolidation or reorganization of the Corporation or transfer of substantially all of the Corporation’s business or assets unless the successor assumes all duties and obligations of the Corporation under the CIC Agreement; or

•	the relocation of the CONSOL Energy Executive’s principal work location to a location that increases his normal commute by 50 miles or that requires travel increases by a material amount.

CONSOL Energy Stock Options

In the event that a named executive’s employment with the Corporation (including any affiliate of the Corporation) is terminated for “cause” as defined in our Plan or the named executive breaches non-competition or proprietary information covenants (see description below), then any stock option (whether vested or unvested) that is granted to the named executive will be canceled and forfeited in its entirety on the date of termination of employment or breach of covenant, as applicable. In addition, any stock option exercised during the six month period prior to such termination of employment or breach of covenant, as applicable, will be rescinded, and the named executive will be required to pay to the Corporation within 10 days an amount in cash equal to the gain realized by the exercise of the stock option.

In the event that the named executive’s voluntarily terminates his employment, due to disability as defined in our Plan or by the Corporation without “cause,” the non-vested portion of any stock option will be deemed cancelled on the termination date and the vested portion, if any, of the stock option as of the date of such termination will remain exercisable for the lesser of a period of 90 days following termination or until the expiration date of the stock option. Notwithstanding the previous section, if such termination occurs on or after the date the named executive has reached the age of 55 by reason of an “early retirement” or “incapacity retirement” as defined in the Pension Plan (or any successor plan), then in that event the non-vested portion of the stock option will continue to vest and become exercisable in the ordinary course and will remain exercisable until the stock option’s expiration date. If the named executive’s employment is terminated by reason of a “normal retirement,” as defined in the Pension Plan (or any successor plan), the non-vested portion of the stock option will vest in its entirety on the effective date of the named executive’s retirement and the stock option will remain exercisable until its expiration date.

In the event that employment with the Corporation (including any affiliate) is terminated by reason of a reduction in force as specified and implemented by the Corporation, the non-vested portion of a stock option will continue to vest and become exercisable in accordance with the vesting schedule set forth above, and will remain exercisable until the expiration date. In the event that the named executive’s employment is terminated by reason of death, the non-vested portion of the stock option will vest in its entirety immediately upon the date of death and will remain exercisable for the lesser of a period of three years following death or the expiration date.

CONSOL Energy Restricted Stock Units

All shares subject to restricted stock unit awards are issued under our Plan, will vest (i.e., will not be subject to forfeiture as the result of employment termination) upon the occurrence of any of the following events and will be delivered on the termination date, or as soon as administratively practical thereafter (but in no event later than 15th day of third month following that date):

•	termination of employment with the Corporation on or after age 65;

•

termination of employment with the Corporation on or after age 55 under circumstances which also satisfy the criteria for either “early retirement” or “incapacity retirement” under the Pension Plan, as in effect at that time; or

•	termination of employment with the Corporation by reason of death or as part of a reduction in force as specified and implemented by the Corporation.

In no event will any shares vest in the event employment with the Corporation is terminated for “cause” as defined in our Plan (see below) or if a named executive leaves the Corporation’s employment for any reason other than in connection with one of the special vesting events specified above.

In addition, if employment is terminated for “cause” or the named executive breaches non-competition or proprietary information covenants (see below), then, in addition to awards being cancelled with respect to any unvested shares, the named executive also forfeits all of his right, title and interest in and to any shares which have vested under existing awards and which are held by him at that time or are otherwise subject to deferred issuance. In addition, to the extent a named executive has sold any of his vested shares within the six month period ending with the date of the named executive’s termination for “cause” or breach of the non-competition or proprietary information covenants or at any time thereafter, then the named executive is required to repay to the Corporation, within 10 days after receipt of written demand from the Corporation, the cash proceeds received upon each such sale, provided the demand is made by the Corporation within one year after the date of that sale.

CONSOL Energy Long-Term Incentive Programs

If a named executive’s employment with CONSOL Energy or any affiliate is terminated:

•	on or after the date the named executive has reached the age of 55 by reason of an “Early Retirement” or “Incapacity Retirement;”

•	by reason of a “Normal Retirement;”

•	on account of death or Disability (other than an Incapacity Retirement); or

•	by reason of a reduction in force as specified and implemented by the Corporation,

prior to the payment date or the change in control payment date, as applicable, the named executive shall be entitled to retain his or her units and receive payment therefore to the extent earned and payable under the LTIP program.

However, in the case of a Disability, the named executive shall only be entitled to retain a prorated portion of the units determined at the end of the performance period and based on the number of complete months that the named executive work in the performance period. If named executive’s employment with CONSOL Energy or any affiliate is terminated for any other reason, including by the named executive voluntarily, or by CONSOL Energy with Cause or without Cause (other than in connection with a reduction in force as explained above), prior to the payment date or the change in control payment date, as applicable, the units awarded to the named executive shall be cancelled and forfeited.

CONSOL Energy Equity Incentive Plan Definitions

The following definitions and provisions are set forth in our Plan:

“Cause” is defined, unless otherwise defined in the applicable award agreement, as a determination by the Compensation Committee that a person has committed an act of embezzlement, fraud, dishonesty or breach of fiduciary duty to the Corporation, deliberately and repeatedly violated the rules of the Corporation or the valid instructions of the Board or an authorized officer of the Corporation, made any unauthorized disclosure of any of the material secrets or confidential information of the Corporation, or engaged in any conduct that could reasonably be expected to result in material loss, damage or injury to the Corporation.

“Disability” is defined, unless otherwise defined in the applicable award agreement, as an award recipient’s inability, because of physical or mental incapacity or injury (that has continued for a period of at least 12 consecutive calendar months) to perform for the Corporation or an affiliate of the Corporation substantially the same services as he or she performed prior to incurring the incapacity or injury.

“Change in Control” and Restrictive Covenant Provisions - CONSOL Energy Stock Options and Restricted Stock Units

All stock options and restricted stock units, whether or not vested, may, in the Board’s discretion and authority, vest upon a “change in control,” which is defined under our Plan as, (unless otherwise defined in the applicable award agreement), the earliest to occur of:

•

any one person (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, and any corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of Corporation stock), or more than one person acting as a group, is or becomes the beneficial owner of shares that, together with the shares held by that person or group, possess more than 50% of the total fair market value or total voting power of the Corporation’s shares;

•

a majority of members of the Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

•	the sale of all or substantially all of the Corporation’s assets.

However, in the event the accelerated vesting of the awards, either alone or together with any other payments or benefits to which the named executive may otherwise become entitled from the Corporation in connection with the “change in control” would, in the Corporation’s good faith opinion, be deemed to be a parachute payment under Section 280G of the Code (or any successor provision), then, unless any agreement between the named executive and the Corporation provides otherwise, the number of options/restricted stock units which vest on this accelerated basis will be reduced to the extent necessary to assure, in the Corporation’s good faith opinion, that no portion of the accelerated award will be considered such a parachute payment.

All stock option and restricted stock unit awards contain a covenant regarding confidential information and trade secrets, pursuant to which the recipient must agree, at any time during or after his or her employment with the Corporation, not to disclose or use for his or any other person or entity’s own benefit or purposes, other than the Corporation and its affiliates, any proprietary confidential information or trade secrets, which are unique to the Corporation and not generally known to the industry or the public. In addition, upon termination with the Corporation for any reason, the award recipient must immediately return all materials relating to the business of the Corporation and its affiliates, excluding personal notes, notebooks and diaries, and cannot retain or use for their own account at any time any trade names, trademarks or other proprietary business designation used or owned in connection with the business of the Corporation or its affiliates.

CONSOL Energy Supplemental Retirement Plan

If a participant’s employment with CONSOL Energy or any subsidiary terminates for “cause” (which, as defined to include a violation of any nonsolicitation, noncompetition, or nondisclosure provision contained in any agreement entered into by and between a participant and CONSOL Energy or any subsidiary), no benefits will be payable under the plan. Additionally, each participant will agree by participating in the Supplemental Retirement Plan that within ten (10) days after the date we provide the participant with a notice that there has occurred a termination on account of “cause,” the participant will pay to us in cash an amount equal to any and all distributions paid to or on behalf of such participant under the plan within the six (6) months prior to the date of the earliest breach. A forfeiture of Supplemental Retirement Plan benefits will also occur for certain cause events even if the event does not occur or is not discovered until after any termination of employment. Benefits under the CONSOL Energy Supplemental Retirement Plan will immediately vest upon death or disability of a participant or upon a “change in control” (as described below).

Further, if the participant’s employment is terminated after, or in connection with, a “change of control” (as defined in the CONSOL Energy Supplemental Retirement Plan) on account of:

•	an involuntary termination associated with a “change in control” within the two year period after the “change in control,” or

•

a termination by CONSOL Energy other than for “cause” or due to the participant’s death or disability that (A) occurs not more than three months prior to the date on which a “change in control” occurs or (B) is required by a third party who initiates a “change in control,” the participant will be entitled to the vested benefits in a lump sum payment.

The benefit will be calculated as if the participant terminated on the date of the change in control, but the participant will be considered only for purposes of applying the appropriate actuarial reduction to have a minimum age of 55 and a minimum of 20 years of credited service. Additional service credit will also be provided for the term of any payments under a participant’s CIC Agreement, if any, with the Corporation. See “Understanding our Pension Benefits Table” on page 54 for more information regarding the CONSOL Energy Supplemental Retirement Plan.

CONSOL Energy Severance Pay Plan For Salaried Employees

Eligible employees of CONSOL Energy are entitled to benefits under the CONSOL Energy Severance Pay Plan immediately upon completion of one year of continuous service with CONSOL Energy. Pursuant to the Corporation’s Severance Pay Plan upon an involuntary termination that is part of a workforce reduction, the CONSOL Energy Executive is entitled to one week’s compensation for each completed full year of continuous service, up to a maximum of 25 weeks’ compensation, subject to the Corporation’s Severance Pay Plan’s reemployment provisions described below. Benefits under the Corporation’s Severance Pay Plan do not apply where the CONSOL Energy Executive is terminated for “cause” or resigns, or where such CONSOL Energy Executive’s employment ends in connection with the sale of stock or all or part of the CONSOL Energy asset and the CONSOL Energy Executive is offered employment by the purchaser (or its affiliate) of the stock or all or part of the CONSOL Energy asset.

Calculation of the one week’s compensation is made on the basis of straight time pay (excluding any bonus or overtime compensation) for such employee’s permanently assigned position. In addition to severance benefits, employees are granted any vacation pay to which they are entitled. Officers with less than one year of service are paid only to and including date of termination.

In the event that the terminated officer is re-employed as a full-time employee before the severance pay period has expired, the employee shall reimburse CONSOL Energy for the amount of severance benefits which relate to the unexpired period. If the officer was granted vacation pay, the officer may, at his option, remit the vacation pay to CONSOL Energy and schedule a later vacation at a time mutually agreed upon with CONSOL Energy.

Officers will not be entitled to severance under this Plan unless and until such officer executes, and does not revoke, a release, deemed satisfactory by the Corporation, waiving any and all claims against the Corporation, its affiliates and subsidiaries and all related parties.

CNX Gas Corporation Change in Control Agreement

Mr. DeIuliis entered into a change in control severance agreement with CNX Gas and CONSOL Energy, which provides that, subject to CONSOL Energy’s reemployment rights described below, Mr. DeIuliis will be entitled to severance benefits if he is terminated after, or in connection with, a CNX Gas “change in control” (as defined below in “CNX Gas Stock Options”) for any reason other than “cause,” death or disability that occurs not more than three months prior to, or within two years after, a CNX Gas “change in control,” or is required to terminate employment by a third party initiating the CNX Gas change in control or within the two-year period after a CNX Gas “change in control,” if he is constructively terminated.

“Cause” is defined as a determination by the CNX Board that Mr. DeIuliis has been convicted of a felony, or misdemeanor involving fraud, embezzlement or theft, or has wrongfully disclosed material confidential information of CNX or its affiliates, has intentionally violated a material provision of the Corporation’s code of conduct or failed or refused to perform any of his material assigned duties and such failure or refusal has been demonstrably and materially harmful to CNX Gas.

A constructive termination is:

•	a material adverse change in his position;

•	a material reduction in annual base salary or target bonus or a material reduction in employee benefits;

•

a material change in circumstances, including a material change in the scope of CNX Gas’ business, which has rendered him unable to carry out his duties, provided that a good faith determination by him that such material change has occurred will be conclusive and binding on CNX Gas and the Corporation;

•

in connection with the liquidation, dissolution, merger, consolidation or reorganization of CNX Gas or transfer of all or substantially all of CNX Gas’ business or assets, CNX Gas breaches the agreement by not requiring the successor to assume the obligations under the agreement; or

•	the relocation of Mr. DeIuliis’ principal work location to a location that increases his normal commute by 50 miles or more or his required travel away from the office materially increases.

The payments to which Mr. DeIuliis would be entitled to receive are:

•

a lump sum cash payment equal to (x) 2.5 times his base pay, plus 2.5 times his incentive pay and (y) a pro-rated payment of his incentive pay for the year in which his termination of employment occurs;

•	for 30 months, the continuation of medical and dental coverage (or a lump sum payment in lieu of continuation at the election of CNX Gas);

•

if Mr. DeIuliis would have been eligible for post-retirement medical had he retired from employment during the period of 30 months, following termination of employment but is not so eligible because of the termination, then at the end of such period described in the bullet point immediately above, CNX Gas will provide continued medical coverage comparable to that which would have been available to him under the CNX Gas post-retirement medical benefits program for as long as such coverage would have been available under that program (or a lump sum cash payment in lieu of continuation at the election of CNX Gas);

•

a lump cash payment equal to the amount that the Mr. DeIuliis would have received under CNX Gas’ 401(k) plan as a match, if he was eligible to participate in CNX Gas’ 401(k) plan for 30 months after his termination date, and he contributed the maximum amount to the plan for the match;

•

a lump cash payment equal to the difference between the present value of his accrued pension benefits at his termination date under CNX Gas’ qualified defined benefit plan and (if eligible) its pension restoration plan and the present value of the accrued pension benefits to which Mr. DeIuliis would have been entitled under the pension plans if he had continued participation in those plans for 30 months after his termination date;

•	a lump sum cash payment of $25,000 in order to cover the cost of outplacement assistance services and other expenses associated with seeking other employment; and

•

any amounts earned, accrued or owing but not yet paid as of his termination date, payable in a lump sum, and any benefits accrued or earned in accordance with the terms of any applicable benefit plans and programs of CNX Gas.

In addition upon a CNX Gas “change in control,” all equity awards held by Mr. DeIuliis in CNX Gas and CONSOL Energy will become fully vested and/or exercisable on the date the “change in control” occurs and all stock options or stock appreciation rights will remain exercisable for the period set forth in the applicable award agreement. The CNX Gas CIC Agreements also provide that in the event that Mr. DeIuliis’ employment is terminated in connection with a CNX Gas “change in control” for any reason other than death, disability or “cause” or if Mr. DeIuliis is “constructively terminated” as described above (other than in the event of a CONSOL Energy “change in control”), CONSOL Energy may, in its sole discretion, elect on or before the 30th day following his termination date to reemploy him on a full time basis in a salaried position. In the event CONSOL Energy elects to reemploy Mr. DeIuliis, he is entitled to receive generally comparable annual base salary, incentive pay and employee benefits from CONSOL Energy for a period not extending beyond the two year anniversary of the CNX Gas “change in control.” If he refuses or fails to accept CONSOL Energy’s offer of reemployment, he will not be considered to have terminated employment under the agreement and will not receive any benefits under the agreement.

Upon any reemployment, Mr. DeIuliis must agree and acknowledge that no compensation and benefits will be payable to him under the agreement, except by CONSOL Energy during the reemployment period and he will terminate his agreement with CNX Gas and execute a new change in control severance agreement with CONSOL Energy. If, however, CONSOL Energy terminates his employment with it during the reemployment period, CONSOL Energy will have to pay him the “change in control” payments and benefits described above offset by any salary, incentive pay and months of benefits, as applicable, received by him from CONSOL Energy during the reemployment period.

In the event Mr. DeIuliis is terminated under circumstances described above and CONSOL Energy does not exercise its right to reemploy him, CNX Gas may, in its sole discretion, elect to require reasonable cooperation from him following his termination date for up to 24 months, which is referred to as the consultancy period. During the consultancy period, Mr. DeIuliis must be available to provide advice and assistance to CNX Gas. In no event may he be required to provide more than five hours of consulting services per work week without his consent and such executive shall be permitted to engage in other business activities, subject to some restrictions. No payments are to be made or benefits provided under the CNX Gas CIC Agreements unless Mr. DeIuliis executes, and does not revoke, a written release of any and all claims against CNX Gas and all related parties, including CONSOL Energy and/or its affiliates, with respect to all matters arising out of his employment by CNX Gas (other than entitlements under the terms of the agreement or under any other plans or programs of CNX Gas or CONSOL Energy in which Mr. DeIuliis participated and under which he has accrued or become entitled to a benefit) or a termination thereof.

If it is determined that any payment by CNX Gas to or for Mr. DeIuliis’ benefit would constitute an “excess parachute payment” within the meaning of Section 280G of the federal income tax laws, CNX Gas will pay to him a gross-up payment, subject to certain limitations, such that the net amount retained by him after deduction of any excise tax imposed under Section 4999 of the federal income tax laws and any tax imposed upon the gross-up payment, will be equal to the payment.

The CNX Gas CIC Agreements contain confidentiality, non-competition and non-solicitation obligations. Mr. DeIuliis has agreed not to compete with the business of CNX Gas and CONSOL Energy (and its subsidiaries) for one year, or to solicit the employees of CNX Gas and CONSOL Energy (and its subsidiaries) for two years, following a termination of employment in which he is receiving severance benefits under the CNX Gas CIC Agreement.

CNX Gas Long-Term Incentive Programs

The CNX Gas Long-Term Incentive Programs, the terms of which are more fully described in “Understanding Our Summary Compensation and Grants of Plan-Based Awards Tables” on page 44, provide that in the event of a “change in control” of CNX Gas, the value of units earned will be distributed to CNX Gas participants in cash on the closing date of the change in control transaction. The value of such units will be determined as of the closing date of the transaction, which, for purposes of the disclosure set forth above, is December 31, 2008 or December 31, 2010 (which is deemed to be the last day of the performance period), as applicable, and calculated in accordance with the formula previously described. Notwithstanding the foregoing, no award intended to qualify as performance-based compensation will become payable or be paid prior to approval of the CNX Gas Equity Incentive Plan’s material terms by CNX Gas’ shareholders.

If a participant’s employment with CNX Gas or any affiliate is terminated due to death or disability during the performance period, such participant will be entitled to a prorated portion of the performance share units, to the extent earned pursuant to the provisions of each program, determined at the end of the performance period and based on the ratio of the number of complete months the participant is employed or serves during the performance period to the total number of months in the performance period (or the number of remaining months in the performance period if such participant is admitted after the performance period has already begun).

In the event that any benefits under these programs, either alone or together with any other payments or benefits otherwise owed to the CNX Gas participant by CNX Gas on or after a “change in control” would, in CNX Gas’ good faith opinion, be deemed to be parachute payments, the benefits under these programs will be reduced, if at all, to the extent provided in the CIC Agreements executed by each of the participants.

Notwithstanding, the units will be forfeited and cancelled in the event of:

•	the termination of a participant’s employment prior to the applicable payment date, for any reason other than death or disability, whether or not payable, without payment by CNX Gas; or

•	the participant’s breach of the programs’ confidentiality, and two-year non-competition or non-solicitation provisions.

Additionally, certain adjustments will be made in connection with a “Take In Transaction,” which is the happening of one of the following events: CONSOL Energy (i) acquires all of the issued and outstanding stock of CNX Gas, (ii) acquires over 90% of the issued and outstanding stock of CNX Gas through a reorganization, merger or consolidation, (iii) acquires over 90% of the issued and outstanding common stock of CNX Gas and CNX Gas is no longer listed on a national securities exchange; or (iv) the stockholders of CNX Gas approve a liquidation or dissolution of CNX Gas at a time when CONSOL Energy owns greater than 50% of the issued and outstanding stock of CNX Gas. In the event of a Take In Transaction the performance awards will be paid 50% in cash and 50% in restricted stock units of CONSOL Energy, treating the date of the transaction as the end of the performance period under the applicable performance award program.

CNX Gas Stock Options

The vesting of CNX Gas options will accelerate upon a “change of control” of CNX Gas. A termination of employment will have the following effects on CNX Gas stock option awards:

•

if the participant is terminated for “cause” or has breached any of the restrictive covenants set forth in the applicable CNX Gas stock option award agreement, such as its non-compete provisions, the CNX Gas options (whether vested or unvested) will be deemed cancelled and forfeited in their entirety;

•

if the participant is terminated without “cause” (except for a reduction in force) or does so voluntarily, the unvested portion of the CNX Gas options will be deemed cancelled and forfeited and the vested portion, if any, will remain exercisable for a period of 90 days following such termination of employment;

•

if the participant’s employment is terminated as a result of death, the CNX Gas options will vest in full and will remain exercisable for the lesser of three years or until the expiration date of the options; and

•	if the participant terminates employment by retiring, the nature of the retirement affects the status of the options under the CNX Gas Equity Incentive Plan.

The CNX Gas Option Agreements contain a non-competition provision which provides that an option holder will not, during the term of his employment and for a period of two years thereafter, directly or indirectly engage in, assist others in engaging in, or induce any employee of CNX Gas or its affiliates to engage in, any business which is in competition with any line of business conducted by CNX Gas or an affiliate of CNX Gas or perform or solicit the performance of services for any customer or client of CNX Gas or its affiliates, or terminate such employee’s employment with CNX Gas or any of its affiliates. In addition, the option holder cannot directly or indirectly employ or offer employment (in connection with any business which is in competition with any line of business conducted by CNX Gas or its affiliates) to any person who was employed by CNX Gas or its affiliates unless such person has ceased to be employed by CNX Gas or its affiliates for a period of at least 12 months.

In addition to the non-competition provision, the CNX Gas Option Agreements contain provisions regarding confidential information and trade secrets, which provide that the option holder will not, at any time during or after the term of his employment, disclose or use for his or any other person or entity’s own benefit or purposes, other than CNX Gas and its affiliates, any proprietary confidential information or trade secrets, which are unique to CNX Gas and not generally known to the industry or the public. In addition, upon termination with CNX Gas for any reason, the employee must immediately return all materials relating to the business of CNX Gas and its affiliates, excluding personal notes, notebooks and diaries, and cannot retain or use for their own account at any time any trade names, trademarks or other proprietary business designation used or owned in connection with the business of CNX Gas or its affiliates.

In the event of a “Take in Transaction”: (i) vested Options will be paid a cash amount equal to the spread between the exercise price and the fair market value of CNX Gas common stock on the date of the transaction; (ii) unvested Options will convert into the right the purchase shares of CONSOL Energy common stock based on the relative values of each company’s common stock on the date of the transaction, as determined by the Boards of CNX Gas and CONSOL Energy; (iii) any restricted stock units will be converted into restricted stock units of CONSOL Energy based on the relative values of each company’s common stock on the date of the transaction, as determined by the boards of CNX Gas and CONSOL Energy.

“Cause” is defined under the CNX Gas Equity Incentive Plan to mean a determination by the CNX Gas Board that a person has committed an act of embezzlement, fraud, dishonesty or breach of fiduciary duty to CNX Gas, deliberately and repeatedly violated the rules of CNX Gas or the valid instructions of the CNX Gas Board or an authorized officer of CNX Gas, made any unauthorized disclosure of any of the material secrets or confidential information of CNX Gas, or engaged in any conduct that could reasonably be expected to result in material loss, damage or injury to CNX Gas.

The CNX Gas Equity Incentive Plan and the CIC Agreements define a “change in control” to be the following:

•

(i) the acquisition after the date hereof by any “person” of beneficial ownership of more than 25% of the combined voting power of the then outstanding voting stock of CNX Gas; provided, however, that for purposes of this clause (i), the following acquisitions will not constitute a “change in control”: (A) any issuance of voting stock of CNX Gas directly from CNX Gas that is approved by the CNX Gas Incumbent Board (as defined in clause (ii) below), (B) any acquisition by CNX Gas of voting stock of CNX Gas, (C) any acquisition of voting stock of CNX Gas by any employee benefit plan (or related trust) sponsored or maintained by CNX Gas or any subsidiary, (D) any acquisition of voting stock of CNX Gas by an underwriter holding securities of CNX Gas in connection with a public offering thereof, (E) any acquisition of voting stock by the CONSOL Energy and/or its subsidiaries, or (F) any acquisition of voting stock of CNX Gas by any “person” pursuant to a business combination that complies with clauses (A), (B), (C) of clause (iii) below;

•

(ii) other than at a time when CONSOL Energy and/or its subsidiaries beneficially own more than 50% of the total voting stock, individuals who constitute the CNX Gas Board as of the Effective Date (the “CNX Gas Incumbent Board,” as modified by this clause (ii)), cease for any reason to constitute at least a majority of the CNX Gas Board, provided, however, that any individual becoming a CNX Gas director subsequent to such date whose election, or nomination for election by CNX Gas’ shareholders, was approved by a vote of at least two thirds of the directors then comprising the CNX Gas Incumbent Board (either by a specific vote or by approval of the proxy statement of CNX Gas in which such person is named as a nominee for director, without objection to such nomination) will be deemed to have then been a member of the CNX Gas Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the CNX Gas Board;

•

(iii) consummation of a reorganization, merger or consolidation of CNX Gas or a sale or other disposition of all or substantially all of the assets of CNX Gas, or other transaction involving CNX Gas (each, a “business combination”), unless, in each case, immediately following such business combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of voting stock of CNX Gas immediately prior to such business combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such business combination or any direct or indirect parent corporation thereof (including, without limitation, an entity which as a result of such transaction owns CNX Gas or all or substantially all of CNX Gas’ assets either directly or through one or more subsidiaries), (B) no person, other than CNX Gas and/or CONSOL Energy and/or its subsidiaries, beneficially own 25% or more of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such business combination or any direct or indirect parent corporation thereof (disregarding all “acquisitions” described in subsections (A)-(C) of clause (i)), and (C) other than at a time when CONSOL Energy and/or its subsidiaries beneficially own more than 50% of the total voting stock, at least a majority of the members of the board of directors of the entity resulting from such business combination or any direct or indirect parent corporation thereof were members of the CNX Gas Incumbent Board at the time of the execution of the initial agreement or of the action of the CNX Gas Board providing for such business combination; or

•	(iv) approval by the shareholders of CNX Gas of a complete liquidation or dissolution of CNX Gas, except pursuant to a business combination that complies with clauses (A), (B) and (C) of clause (iii).

Additionally, the CNX Gas Equity Incentive Plan defines a change in control as: other than at a time when CONSOL Energy and/or its subsidiaries beneficially own less than 50% of the total voting stock of CNX Gas, the earliest to occur of:

•

any one “person” (other than CONSOL Energy, any trustee or other fiduciary holding securities under an employee benefit plan of CONSOL Energy, and any corporation owned, directly or indirectly, by the shareholders of CONSOL Energy in substantially the same proportions as their ownership of shares of CONSOL Energy’s common stock), or more than one “person” acting as a “group,” is or becomes the “beneficial owner” of shares of common stock of CONSOL Energy that, together with the shares held by such “person” or “group,” possess more than 50% of the total fair market value or voting power of CONSOL Energy’s shares of common stock;

•

a majority of the members of the CONSOL Energy’s Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Corporation’s Board prior to the date of appointment or election; or

•	the sale of all or substantially all of CONSOL Energy’s assets.

The CNX Gas CIC Agreements further define a change in control to include any “change in control” of CONSOL Energy, which is defined as follows:

•

(i) the acquisition after the date hereof by any “person” of “beneficial ownership” of more than 25% of the combined voting power of the then outstanding voting stock of CONSOL Energy; provided, however, that for purposes of this clause (i), the following acquisitions will not constitute a “change in control”: (A) any issuance of voting stock of CONSOL Energy directly from CONSOL Energy that is approved by the Incumbent Board of CONSOL Energy (as defined in clause (ii) below), (B) any acquisition by CONSOL Energy and/or its subsidiaries of voting stock of CONSOL Energy, (C) any acquisition of voting stock of CONSOL Energy by any employee benefit plan (or related trust) sponsored or maintained by CONSOL Energy and/or its subsidiaries, (D) any acquisition of voting stock of CONSOL Energy by an underwriter holding securities of CONSOL Energy in connection with a public offering thereof, or (E) any acquisition of voting stock of CONSOL Energy by any Person pursuant to a business combination that complies with clauses (A), (B), (C) of clause (iii) below;

•

(ii) individuals who constitute the CONSOL Energy board as of the effective date (the “Incumbent Board of CONSOL Energy,” as modified by this clause (ii)), cease for any reason to constitute at least a majority of the CONSOL Energy Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the CONSOL Energy shareholders, was approved by a vote of at least two thirds of the directors then comprising the Incumbent Board of CONSOL Energy (either by a specific vote or by approval of the Proxy Statement of CONSOL Energy in which such person is named as a nominee for director, without objection to such nomination) will be deemed to have then been a member of the Incumbent Board of CONSOL Energy, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the CONSOL Energy board;

•

(iii) consummation of a reorganization, merger or consolidation of CONSOL Energy, a sale or other disposition of all or substantially all of the assets of CONSOL Energy, or other transaction involving CONSOL Energy (each, a “business combination”), unless, in each case, immediately following such business combination of CONSOL Energy, (A) all or substantially all of the individuals and entities who were the beneficial owners of voting stock of CONSOL Energy immediately prior to such business combination of CONSOL Energy beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such business combination of CONSOL Energy or any direct or indirect parent corporation thereof (including, without limitation, an entity which as a result of such transaction owns CONSOL Energy or all or substantially all of CONSOL Energy’s assets either directly or through one or more subsidiaries), (B) no person, other than

CONSOL Energy beneficially owns 25% or more of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such business combination of CONSOL Energy or any direct or indirect parent corporation thereof (disregarding all “acquisitions” described in subsections (A)-(C) of clause (i)), and (C) at least a majority of the members of the board of directors of the entity resulting from such business combination of CONSOL Energy or any direct or indirect parent corporation thereof were members of the Incumbent Board of CONSOL Energy at the time of the execution of the initial agreement or of the action of the CONSOL Energy board providing for such business combination of CONSOL Energy; or

•

(iv) approval by the shareholders of CONSOL Energy of a complete liquidation or dissolution of CONSOL Energy, except pursuant to a business combination of CONSOL Energy that complies with clauses (A), (B) and (C) of clause (iii).

ACCOUNTANTS AND AUDIT COMMITTEE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 19, 2008 (the “Dismissal Date”), the Audit Committee recommended and approved the dismissal of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm. The reports of PricewaterhouseCoopers LLP on the consolidated financial statements of the Corporation for the years ended December 31, 2007 and 2006, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle. During the years ended December 31, 2007 and 2006 and through the Dismissal Date, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report on the financial statements of the Corporation for such years. During the years ended December 31, 2007 and 2006, and through the Dismissal Date, there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

Also on February 19, 2008, the Audit Committee recommended and approved the selection of Ernst & Young LLP, as the Corporation’s new independent registered public accountants. During the years ended December 31, 2007 and 2006, and through the Dismissal Date, neither the Corporation, nor anyone on its behalf, consulted Ernst & Young LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the financial statements of the Company; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K.

On February 21, 2008, the Company provided PricewaterhouseCoopers LLP with a copy of the disclosures it is making herein in response to Item 304(a) of Regulation S-K, and requested that PricewaterhouseCoopers LLP furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not it agreed with the statements related to PricewaterhouseCoopers LLP made by the Company in this report. A copy of PricewaterhouseCoopers LLP’s letter to the SEC dated February 27, 2008 is attached as Exhibit 23.1 to the Registration Statement on Form S-4 (file no. 333-149442) filed on February 28, 2008.

Representatives of Ernst & Young LLP are expected to be present at the meeting and will have an opportunity to make a statement if they desire to do so and respond to appropriate questions; representatives of PricewaterhouseCoopers LLP are not expected to attend the meeting and therefore will not have the opportunity to make any statement nor be available to answer questions at the meeting.

The following table presents fees billed for professional audit services rendered by primarily E&Y, with respect to 2008, and solely PricewaterhouseCoopers LLP (“PwC”), with respect to 2007, for the audit of CONSOL Energy’s annual financial statements for the years ended December 31, 2008 and December 31, 2007, and fees for other services rendered by E&Y and PricewaterhouseCoopers LLP during those periods.

CONSOL Energy Auditors’ Fees

	2008 (E&Y Fees)	2008 (PricewaterhouseCoopers Fees)	2007 (PricewaterhouseCoopers Fees)
Audit Fees	$961,556	$348,284	$1,202,585
Audit-Related Fees	-	-	-
Tax Fees	-	-	-
All Other Fees	-	-	$1,500
Total	$961,556	$348,284	$1,204,085

CNX Gas Auditors’ Fees

	2008 (E&Y Fees)	2008 (PricewaterhouseCoopers Fees)	2007 (PricewaterhouseCoopers Fees)
Audit Fees	$524,364	$122,498	$738,676
Audit-Related Fees	-	-	-
Tax Fees	-	-	-
All Other Fees	-	-	-
Total	$524,364	$122,498	$738,676

As used in each of the tables above, the following terms have the meanings set forth below:

Audit Fees

The fees for professional services rendered for the audit of CONSOL Energy’s annual financial statements, for Sarbanes-Oxley attestation procedures, for the review of the financial statements included in CONSOL Energy’s Quarterly Reports on Form 10-Q and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

The fees for assurance and related services that are reasonably related to the performance of the audit or review of CONSOL Energy’s financial statements, which are not included under “Audit Fees” above.

Tax Fees

The fees for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees

The fees for products and services provided, other than for the services reported under the headings “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” for the fiscal year ended December 31, 2007 relate to a software package purchased from PricewaterhouseCoopers LLP.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. The services performed by Ernst & Young LLP in 2008 and PricewaterhouseCoopers LLP in 2007 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. Proposed services may require specific pre-approval by the Audit Committee (e.g. annual financial statement audit services) or alternatively, may be pre-approved without consideration of specific case-by-case services (e.g. audit related and tax services). In either case, the Audit Committee must consider whether such services are consistent with SEC rules on auditor independence.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management of CONSOL Energy and Ernst & Young LLP, the independent registered public accounting firm of the Corporation, the audited financial statements of CONSOL Energy as of and for the fiscal year ended December 31, 2008, including the fiscal year ended December 31, 2007, and the fiscal year ended December 31, 2006 (the “Audited Financial Statements”). In addition, we have discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 114 effective December 15, 2006 (Communication with Audit Committees).

The Audit Committee also has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with that firm its independence from the Corporation and its subsidiaries. The Audit Committee also discussed with management of the Corporation and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

The Audit Committee has considered whether the provision of the non-audit services by Ernst & Young LLP described in this Proxy Statement is compatible with maintaining the independence of Ernst & Young LLP.

Management is responsible for the internal controls and the financial reporting process of the Corporation and its subsidiaries. Ernst & Young LLP is responsible for performing an independent audit of CONSOL Energy’s financial statements and of its internal control over financial reporting in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions with management and a review of the report of Ernst & Young LLP with respect to the Audited Financial Statements, and relying thereon, the Audit Committee has recommended to the Board the inclusion of the Audited Financial Statements in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

Members of the Audit Committee:

             Raj K. Gupta, Chairman

             James E. Altmeyer, Sr.

             William E. Davis

             John T. Mills

             Philip W. Baxter

The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of CONSOL Energy under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates the Report by reference therein.

PROPOSAL NO. 2 - RATIFICATION OF ANTICIPATED APPOINTMENT OF INDEPENDENT AUDITOR

It is anticipated that prior to the Annual Meeting, the Audit Committee will appoint Ernst & Young LLP, an independent registered public accounting firm, as the independent auditor of CONSOL Energy for the fiscal year ending December 31, 2009. The Audit Committee recommends that the shareholders ratify this anticipated appointment.

During 2008, Ernst & Young LLP reviewed the financial statements included in CONSOL Energy’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2008, June 30, 2008, September 30, 2008 and audited CONSOL Energy’s annual consolidated financial statements and those of its subsidiaries and its internal control over financial reporting for the fiscal year ended December 31, 2008, reviewed financial information in filings with the SEC and other regulatory agencies and provided various other services.

In 2007, PricewaterhouseCoopers LLP served as CONSOL Energy’s independent auditor. Accordingly, PricewaterhouseCoopers LLP reviewed the financial statements included in CONSOL Energy’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2007, June 30, 2007, September 30, 2007 and audited CONSOL Energy’s annual consolidated financial statements and those of its subsidiaries and its internal control over financial reporting for the fiscal year ended December 31, 2007, reviewed financial information in filings with the SEC and other regulatory agencies and provided various other services.

The affirmative vote of the majority of the votes cast by the holders of CONSOL Energy common stock present, in person or by proxy and entitled to vote, at the Annual Meeting on this proposal shall constitute ratification of the anticipated appointment of Ernst & Young LLP. If the shareholders do not ratify the anticipated appointment of Ernst & Young LLP, the selection of independent registered public accounting firm will be reconsidered by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

RATIFICATION OF THE ANTICIPATED SELECTION OF ERNST  & YOUNG LLP AS INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER CONSOL ENERGY

EQUITY COMPENSATION PLAN

THE FOLLOWING TABLE SUMMARIZES THE CORPORATION’S EQUITY COMPENSATION PLAN

INFORMATION AS OF DECEMBER 31, 2008. INFORMATION IS INCLUDED FOR EQUITY

COMPENSATION PLANS APPROVED BY CONSOL ENERGY SHAREHOLDERS.

Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders as of 12/31/08	5,443,884	(1)	$26.40	(2)	2,275,193	(3)

(1)	Of this total, 4,894,864 are outstanding stock options, 376,379 are restricted stock units, 12,917 are deferred stock units, 126,877 are performance share units (earned at maximum level), and 32,847 are phantom stock units, which may only be settled in cash under the Corporation’s 1999 Directors Deferred Compensation Plan.

(2)	The weighted-average exercise price does not take into account the restricted stock units, deferred stock units, performance share units or phantom stock units.

(3)	Of this total, 1,276,956 shares are available for awards other than options. Because the phantom stock units are settled only in cash, such securities do not affect the number of securities remaining available for future issuance under the Plan. For more information regarding the Corporation’s 1999 Deferred Compensation Plan, see “Understanding Our Director Compensation Table” on page 10.

The Plan was approved prior to CONSOL Energy’s initial public offering by its then shareholders. In May 2005, the shareholders approved an amendment to the Plan, including an increase in the total number of shares of common stock that can be covered by grants, to 9,100,000 shares. In May 2006, there was a 2-for-1 stock split bringing the total number of common stock that can be covered by grants to 18,200,000.

Under “PROPOSAL 3 – AMENDMENT TO EQUITY INCENTIVE PLAN,” the Plan is proposed to be amended to authorize the issuance of an aggregate of up to an additional 5,600,000 shares, for awards granted under the Plan.

PROPOSAL NO. 3 - AMENDMENT AND RESTATEMENT OF EQUITY INCENTIVE PLAN

The Corporation proposes to amend and restate our Equity Incentive Plan to, among other things, increase the number of shares authorized for issuance thereunder from 18,200,000 to 23,800,000. The following is a summary of the Equity Incentive Plan, as amended and restated (the “Plan”). The complete text of the Plan is attached as Appendix A to this Proxy Statement. To the extent the description below differs from the Plan text attached in Appendix A, the text of the Plan governs the terms and provisions of the Plan.

Because our executive officers and directors are eligible to receive awards under the Plan, they may be deemed to have a personal interest in the adoption of this proposal.

Purposes of the Proposal

Since the Plan was amended and restated in 2005, the Corporation has experienced significant growth in its corporate functions and competitive pressure in the coal industry to increase the pool of employee participants under the Plan. As a result, the Corporation has used more shares under the Plan than originally anticipated to compensate and retain these employees for their efforts.

Additionally, as more fully described in detail in the “Compensation Discussion and Analysis” on page 23, on March 13, 2009, CONSOL Energy filed a registration statement on Form S-4 related to the registration of CONSOL Energy restricted stock units and the common stock underlying those units, in connection with an offer that CONSOL Energy is proposing to make to employees of CNX Gas and/or CONSOL Energy who hold CNX Gas performance share units. The proposed offer, if made, would permit those holders to surrender their CNX Gas performance share units to CNX Gas in exchange for CONSOL Energy restricted stock units. The exchange offer should better incentivize the holders of such awards for the interests of both CONSOL Energy and CNX Gas.

The following table sets forth the number of restricted stock units that the Corporation’s Executive Vice President and Chief Operating Officer, non-employee directors, as a group, and non-executive employees will receive if such persons accept the Corporation’s offer:

Plan Benefits Table

Name and Position	Dollar Value ($)(1)	Number of CONSOL Restricted Stock Units(1)
Nicholas J. DeIuliis, Executive Vice President and Chief Operating Officer	$7.7M	291,625
Executive Group	$7.7M	291,625
Non-Executive Director Group	*	*
Non-Executive Officer Employee Group	$11.7M	441,377

(1)	The total market values shown are based on multiplying the actual performance share units earned as if the performance period had ended on January 16, 2009 by a stock price on that same date for CNX Gas common stock of $25.44. The number of CONSOL restricted stock units is based on the total market value, divided by the stock price on January 16, 2009 for CONSOL Energy common stock of $26.48.

*	The number of shares relating to future awards is indeterminable.

CONSOL Energy Equity Incentive Plan Summary

The purposes of our Plan are to promote the interests of the Corporation and our shareholders by:

•	attracting and retaining eligible directors, executive officers and other key employees of the Corporation and our affiliates;

•	motivating such individuals by means of performance-related incentives to achieve long-range performance goals; and

•	enabling such individuals to participate in the long-term growth and financial success of the Corporation.

The Plan is administered by our Compensation Committee, which has delegated the day-to-day ministerial aspects of our Plan to our officers. Our Compensation Committee grants awards under our Plan and, in the case of awards to non-employee directors on our Board and our Chief Executive Officer, such awards are subject to ratification and approval by our Board. The employees and directors of the Corporation and our affiliates’ (which include CNX Gas) are eligible to receive awards under our Plan. Some of the Corporation’s employees (including our executive officers) and non-employee directors have participated in and will continue to be eligible to participate in our Plan.

The Plan consists of the following components: stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards (cash and equity), deferred stock units and other stock-based awards. The total number of shares of CONSOL Energy common stock with respect to which awards presently may be granted under our Plan is 18,200,000 and the Board recommends that our shareholders approve an increase to the number of shares authorized for issuance under the Plan to 23,800,000. The Plan, as amended, will provide that the aggregate number of shares available for issuance under the Plan will be reduced by one share for each share issued in settlement of any award; provided, however, that such aggregate number of shares will be reduced by 1.44 shares for awards granted after April 28, 2009 for each share issued in settlement of a “full-value award” granted after April 28, 2009 (e.g., any award under the Plan pursuant to which shares, other than a stock option or stock appreciation right, may be issued). If any shares of common stock covered by or related to an award granted under our Plan are forfeited, or if such an award is settled for cash, otherwise terminated or canceled without the delivery of shares of common stock, then the shares covered by or related to such award, or the number of shares otherwise counted against the aggregate number of shares of common stock with respect to which awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, will again become shares with respect to which awards may be granted; provided, however, that shares (i) delivered in payment of the exercise price of an option, (ii) not issued upon the net settlement or net exercise of stock appreciation rights, or (iii) delivered to or withheld by the Corporation to pay withholding taxes related to an option or stock appreciation right, will not become available again for issuance under the Plan. Awards granted under the Plan may provide for the payment of dividends or dividend equivalents, payable in cash, shares, other securities or other property on a current or deferred basis. Except to the extent provided in an award agreement, no award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant, except by will or the laws of descent and distribution.

Limitations on Awards

The total number of shares which may be issued under the Plan with respect to stock options is 23,800,000. Subject to certain anti-dilution adjustments described below, (i) the maximum number of shares with respect to which awards may be granted to any participant during a calendar year is 2,000,000 shares, and (ii) the maximum annual number of shares in respect of which restricted stock awards, restricted stock units, performance awards, and other stock-based awards may be granted under the Plan to any participant is 650,000 shares. The maximum annual amount of any award settled for cash with respect to any participant is $2,000,000.

Stock Options

The Plan permits the granting of options, both incentive stock options and non-qualified stock options, to purchase shares of CONSOL Energy common stock (provided that incentive stock options may only be granted to employees of the Corporation or a parent or subsidiary of the Corporation). Our Compensation Committee establishes the exercise price at the time each option is granted. The Plan provides that the option exercise price for each share covered by an option, including incentive and non-qualified stock options, must equal or exceed the fair market value of a share of CONSOL Energy common stock on the date the option is granted, except in the case of substitute awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Corporation, and that the term of the option may not exceed ten years from the grant date.

The exercise price of options granted under the Plan may be paid for by cash, or its equivalent, or by exchanging shares of CONSOL Energy common stock (which are not the subject of any pledge or other security interest) with a fair market value on the exercise date equal to the aggregate exercise price of the options, or by a combination of the foregoing. A participant may also elect to pay all or any portion of the aggregate exercise price by having shares with a fair market value on the exercise date equal to the aggregate exercise price withheld by CONSOL Energy or sold by a broker-dealer.

Our Plan also provides that the Compensation Committee may provide in an award agreement for the automatic grant of a restoration option to a participant who delivers shares in payment of the exercise price of any option granted under the Plan, or in the event that the withholding tax liability arising upon exercise of any such option by a participant is satisfied through the withholding by CONSOL Energy of shares otherwise deliverable upon exercise of the option. A restoration option entitles the holder to purchase a number of shares equal to the number of such shares delivered or withheld upon exercise of the original option. A restoration option must have an exercise price of not less than 100% of the per share fair market value on the grant date. To date, the Compensation Committee has not granted any options with a restoration provision.

Stock Appreciation Rights

Stock appreciation rights may be granted in tandem with another award, in addition to another award, or freestanding and unrelated to another award. Stock appreciation rights granted in tandem with or in addition to an award may be granted either at the same time as the award or, except in the case of incentive stock options, at a later time. Stock appreciation rights are not exercisable earlier than six months after the date granted. Stock appreciation rights will have grant prices no less than the fair market value of a share of CONSOL Energy common stock on the grant date and will have terms no longer than ten years.

Stock appreciation rights entitle the participant to receive an amount equal to the excess of the fair market value of a share of CONSOL Energy common stock on the exercise date of the stock appreciation right over the grant price. Our Compensation Committee determines whether a stock appreciation right is settled in cash, shares or a combination of cash and shares. A stock appreciation right settled in shares of common stock will be counted in full against the number of shares available for awards under our Plan, regardless of the number of shares of common stock issued upon settlement of the stock appreciation right.

The Compensation Committee will determine at or after the time of each grant of stock appreciation right, the methods of exercise, methods and form of settlement, and any other terms and conditions of such stock appreciation right.

Restricted Stock and Restricted Stock Units

Restricted stock and restricted stock units may also be granted under our Plan. Our Compensation Committee determines the number of shares of restricted stock and/or the number of restricted stock units to be granted to each participant, the duration of such awards, the conditions under which the restricted stock and restricted stock units may be forfeited to CONSOL Energy, and the other terms and conditions of such awards. The Plan, as amended, will provide that the standard vesting schedule applicable to awards of restricted stock and restricted stock units will be, in one or more increments, over a service period of no less than three years; provided, however, that this limitation will not: (i) apply to awards to Eligible Directors (as described below) pursuant to the Corporation’s compensation program applicable to such directors, (ii) adversely affect a participant’s rights under another plan or agreement, or (iii) apply to substitute awards or any other awards granted in exchange for the surrender of, or substitution of, another company’s awards to its employees and directors. Notwithstanding, certain special events, such as death, disability, retirement, and change in control, may cause the awards to accelerate and vest prior to the expiration of the three-year period.

Shares of restricted stock and restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of restricted stock, as provided in the Plan or the applicable award agreements. Each restricted stock unit has a value equal to the fair market value of a share. Restricted stock units may be paid in cash, shares, other securities or other property, as determined in the sole discretion of the Compensation Committee, upon the lapse of the applicable restrictions or pursuant to the terms of the applicable award agreement. Dividends and other distributions paid on or in respect of any shares of restricted stock or restricted stock units may be paid directly to the participant, or may be reinvested in additional shares of restricted stock or restricted stock units, as determined by the Compensation Committee in its sole discretion.

Performance Awards

Performance awards may currently be granted under the Plan. A “Performance Award” consists of a right that is:

•	denominated in cash, options or shares of our common stock;

•	valued, as determined by our Compensation Committee, in accordance with the achievement of performance goals during the applicable performance periods; and

•	payable at such time and in the form as our Compensation Committee determines.

In relation to any performance award, the performance period may consist of one or more calendar years or other fiscal period of at least 12 months in length for which performance is being measured. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or on a deferred basis. For awards intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code, performance goals, the achievement of which will be necessary to receive the underlying performance award, will be pre-established by the Compensation Committee and relate to one or more of the following performance measures (subject to such modifications as specified by our Compensation Committee): cash flow; cash flow from operations; earnings (including earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record; stock price; return on equity; total or relative increases to shareholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification and other non-financial operating and management performance objectives.

To the extent consistent with Section 162(m) of the Internal Revenue Code, our Compensation Committee may determine that adjustments will apply, in whole or in part, in such manner as determined by the Compensation Committee, to exclude the affect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganization and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in CONSOL Energy’s annual report to shareholders for the applicable year. Performance measures may be determined either individually, alternatively or in any combination, applied to either CONSOL Energy as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by our Compensation Committee.

Our Compensation Committee may, in its discretion, also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any performance award. Our Compensation Committee may also reduce the amount of any performance award if it concludes that such reduction is necessary or appropriate based on:

•	an evaluation of such participant’s performance;

•	comparisons with compensation received by other similarly situated individuals working within our industry;

•	our financial results and conditions; or

•

such other factors or conditions that our Compensation Committee deems relevant; provided that the Compensation Committee will not have the discretion to increase any award that is intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code.

Other Stock-Based Awards

Other stock-based awards may also be granted under the Plan. An “Other Stock-Based Award” consists of any right that is not an award described above; and an award of shares or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares (including, without limitation, securities convertible into shares), as deemed by the Compensation Committee to be consistent with the purposes of the Plan. The Compensation Committee will determine the terms and conditions of any such other stock-based awards, subject to the terms of the Plan and any applicable award agreement.

Eligible Directors

Our Compensation Committee recommends to our Board that it approve the grant of equity awards to be granted to our non-employee directors under our Plan. Except as otherwise provided by the Board, our Plan describes certain terms of option awards to be granted to our non-employee directors, which are set forth in “Understanding Our Director Compensation Table.”

Additionally, our Plan permits the Board to grant deferred stock units to non-employee directors in lieu of all or any portion of the annual retainer or meeting fees otherwise payable to such directors. More information regarding the terms of deferred stock units is set forth in “Understanding Our Director Compensation Table.”

Change in Control

In the event that the Corporation engages in a transaction constituting a “change in control,” our Compensation Committee will have complete authority and discretion, but not the obligation, to accelerate the vesting of outstanding awards and the termination of restrictions on shares. As part of any agreement in connection with a “change in control,” our Compensation Committee may also negotiate terms providing protection for participants, including, the assumption of any awards outstanding under our Plan or the substitution of similar awards for those awards outstanding under our Plan.

Amendment and Termination

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an award agreement or in the Plan, our Compensation Committee may amend, suspend, discontinue or terminate the Plan, any award agreement or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation, or termination will:

•

be made without shareholder approval if such amendment, alteration, suspension, discontinuation or termination would constitute a repricing of an option or a stock-settled stock appreciation right under applicable listing standards or if such approval is necessary to comply with tax or regulatory requirements; or

•	be made without the consent of the affected participant, if such action would adversely affect any material rights of such participant under any outstanding award; or

•

as proposed to be amended, accelerate the vesting or exercisability of any awards other than in connection with a participant’s death, disability, retirement or a change in control or other transaction described in the Plan; provided, however, that this limitation will not apply to (i) awards for up to five percent of the aggregate number of shares authorized for issuance under the Plan or (ii) any performance award the payment of which remains contingent on the attainment of performance goal(s).

Notwithstanding the foregoing or any provision of the Plan or an award agreement to the contrary, the Compensation Committee may at any time (without the consent of participants) modify, amend, or terminate any or all of the provisions of the Plan or an award agreement to the extent necessary to conform the provisions of the Plan and/or the award agreement with Section 162(m), Section 409A or any other provision of the Federal income tax laws, regardless of whether such modification, amendment or termination of the Plan and/or award agreement shall adversely affect the rights of a participant, and to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations. Notwithstanding, our Compensation Committee may not amend Section 10 (Eligible Directors) of our Plan without the consent of the Board or Section 2(a) of our Plan which provides that the Board must approve awards made to its non-employee directors and our Chief Executive Officer.

Antidilution Adjustments

The Compensation Committee may adjust, if it determines that such adjustment is necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be available under the plan, (i) the number of shares or securities of the Company (or number and kind of other securities or property) with respect to which awards may be granted, (ii) the maximum number of shares subject to an award issued under our Plan, (iii) the number of shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding awards, and (iv) the grant or exercise price with respect to any award, in the event of a change in corporate capitalization (such as a stock split, reverse stock split, or stock dividend) or a corporate transaction (such as a merger, consolidation, or separation, including a spin-off, or other distribution of stock or property of the Corporation or its subsidiaries other than normal cash dividends), and any reorganization or partial or complete liquidation of the Corporation or its subsidiaries. In the alternative, in the event of a merger, consolidation or other transaction or event having a similar effect, the Corporation may provide for an equivalent award in respect of securities of the surviving entity or, if deemed appropriate, make a cash payment to the holder of an outstanding award; provided, in each case, that with respect to awards of incentive stock options, no such adjustment will be authorized if such adjustment would cause the Plan to violate Section 422(b)(1) of the Code, be inconsistent with the requirements of Section 162(m) of the Code or fail to comply with, or qualify for, an exception to Section 409A of the Code.

Cancellation of Awards and Termination of Employment/Service

The Compensation Committee may cause any award granted hereunder to be canceled in consideration of a cash payment or alternative award made to the holder of such canceled award equal in value to the fair market value of such canceled award except to the extent that such payment would violate the requirements of Section 409A of the Internal Revenue Code. The Compensation Committee will determine the terms and conditions that will apply to any outstanding awards upon the termination of employment/services of a participant under the Plan.

Withholding

A participant may be required to pay to the Corporation or an affiliate and the Corporation or an affiliate may withhold from any award, from any payment due or transfer made under any award or under the Plan or from any compensation or other amount owing to a participant an amount (in cash, shares, other securities, other awards or other property) sufficient to cover any federal, state, local or foreign income taxes or such other applicable taxes required by law in respect of an award, its exercise, or any payment or transfer under an award or under the Plan and to take such other action as may be necessary in the opinion of the Corporation to satisfy all obligations for the payment of such taxes. The stock option awards and restricted stock unit awards granted under the Plan provide that participants may satisfy their withholding tax obligations by making a cash payment to the Corporation or instructing the Corporation to withhold from the total number of shares deliverable to the participant under the applicable award the number of shares having a fair market value equal to the applicable minimum statutory tax withholding requirements as determined in accordance with the Plan.

Federal Tax Consequences

The following is a brief summary of the principal United States federal income tax consequences applicable to our Plan participants and the Corporation, and is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local or foreign tax consequences. To the extent any awards under our Plan are subject to Section 409A of the Internal Revenue Code, the following description assumes that such awards will be designed to conform to the requirements of Section 409A of the Internal Revenue Code and the

regulations promulgated thereunder (or an exception thereto). Our Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code.

Incentive Stock Options.

Options issued under our Plan and designated as incentive stock options are intended to qualify under Section 422 of the Internal Revenue Code. Under the provisions of Section 422 and the related regulations, an optionee who has been granted an incentive stock option will not recognize income and the Corporation will not be entitled to a deduction at the time of the grant or exercise of the option; provided, however, that the difference between the value of the common stock received on the exercise date and the exercise price paid is an item of tax preference for purposes of determining the optionee’s alternative minimum tax. The taxation of gain or loss upon the sale of the common stock acquired upon exercise of an incentive stock option depends, in part, on whether the holding period of the common stock is at least two years from the date the option was granted and at least one year from the date the common stock was transferred to the optionee. If this holding period is satisfied, any gain or loss realized on a subsequent disposition of the common stock will be treated as a long-term capital gain or loss. If this holding period is not met, then, upon such “disqualifying disposition” of the common stock, the optionee will realize compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the common stock at the time of exercise over the option price limited, however, to the gain on sale. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. If the optionee recognizes ordinary income upon a disqualifying disposition, the Corporation generally will be entitled to a tax deduction in the same amount.

Nonqualified Stock Options and Stock Appreciation Rights.

An optionee will generally not recognize income at the time a nonqualified stock option is granted. Rather, the optionee recognizes compensation income only when the nonqualified stock option is exercised. The amount of income recognized is equal to the excess of the fair market value of the common stock received over the sum of the exercise price plus the amount, if any, paid by the optionee for the nonqualified stock option. The Corporation is generally entitled to a tax deduction in an amount equal to the compensation income recognized by the optionee. Upon a subsequent disposition of the common stock acquired under a nonqualified stock option, the optionee will realize short-term or long-term capital gain (or loss) depending on the holding period. The capital gain (or loss) will be short-term if the common stock is disposed of within one year after the nonqualified stock option is exercised, and long-term if the common stock was held more than 12 months as of the sale date.

Stock appreciation rights are treated very similarly to nonqualified stock options for tax purposes. A participant receiving a stock appreciation right will not normally recognize any taxable income upon the grant of the stock appreciation right. Upon the exercise of the stock appreciation right, the participant will recognize compensation taxable as ordinary income equal to either: the cash received upon the exercise; or if common stock is received upon the exercise of the stock appreciation right, the fair market value of the common stock received. The Corporation will generally be entitled to a tax deduction in an amount equal to the compensation income recognized by the participant.

Unrestricted Stock.

The tax consequences of receiving common stock pursuant to a stock award under our Plan are similar to receiving cash compensation from the Corporation, unless the common stock awarded is restricted stock (i.e., subject to a substantial risk of forfeiture). If the shares of common stock are unrestricted (i.e., not subject to a substantial risk of forfeiture), the participant must recognize ordinary income equal to the fair market value of the common stock received less any amount paid for common stock.

Restricted Stock.

A participant that receives a restricted stock award under our Plan will normally not be required to recognize income for federal income tax purposes at the time of grant, nor is the Corporation entitled to any deduction, to the extent that the common stock awarded has not vested (i.e., no longer subject to a substantial risk of forfeiture). When any part of a restricted stock award vests, the participant will realize compensation taxable as ordinary income in an amount equal to the fair market value of the vested common stock on the vesting date. The participant may, however, make an election, referred to as a Section 83(b) election, within thirty days following the grant of the restricted stock award, to be taxed at the time of the grant of the award based on the fair market value of the common stock on the grant date. If a Section 83(b) election has not been made, any dividends received with respect to the restricted stock award prior to the lapse of the restrictions will be treated as additional compensation that is taxable as ordinary income to the participant. The Corporation will be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income. Upon the sale of the vested common stock, the participant will realize short-term or long-term capital gain or loss depending on the holding period.

Restricted Stock Units.

Under current tax law, a participant who receives restricted stock units will not recognize taxable income for federal income tax purposes until the common stock underlying the restricted stock units is actually issued to the participant. Upon issuance of common stock, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the common stock received, and the Corporation will be entitled to a corresponding deduction. If the participant is an employee of the Corporation, the participant will be subject to Social Security and Medicare taxes at the time the restricted stock units vest, even though none of the common stock underlying the restricted stock units is issued at that time. However, no additional Social Security or Medicare taxes will be due when the common stock subject to the vested restricted stock units is subsequently issued (even if the market value of the common stock has increased).

Performance Awards.

A participant generally will not recognize income upon the grant of a performance award. Upon payment of the performance award, the participant will recognize ordinary income in an amount equal to the cash received or, if the performance award is payable in common stock, the fair market value of the common stock received. When the participant recognizes ordinary income upon payment of a performance award, the Corporation will generally be entitled to a tax deduction in the same amount.

Limitations on Corporation’s Deductions; Consequences of Change of Control.

As described in the “Compensation Discussion and Analysis,” with certain exceptions, Section 162(m) of the Code limits the Corporation’s deduction for compensation in excess of $1,000,000 paid to certain covered employees (generally our Chief Executive Officer and three other highest-paid executive officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. We believe that stock options, stock appreciation rights and performance awards (intended to be treated as qualified performance-based compensation as defined in the Code) granted to covered employees under the plan satisfy the requirements of qualified performance-based compensation and therefore we will be entitled to a deduction with respect to such awards. In addition, if a “change of control” of the Corporation causes awards under our Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of our deductions under Section 280G of the Internal Revenue Code.

Internal Revenue Code Section 409A.

As described in the “Compensation Discussion and Analysis,” awards of stock options, stock appreciation rights, restricted stock units, other stock-based awards and performance awards under our Plan may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the Internal Revenue Code. Generally, to the extent that these awards fail to meet certain requirements under Section 409A the regulations issued thereunder or an exception thereto, the award recipient will be subject to immediate taxation, interest and tax penalties in the year the award vests. It is our intent that awards under the plan will be structured and administered in a manner that complies with the requirements of Section 409A of the Internal Revenue Code.

Adoption of the amended and restated Plan requires the affirmative vote of a majority of the shares of CONSOL Energy common stock present in person or represented by proxy and entitled to be voted on the Plan at the Annual Meeting; provided that the total vote cast on this proposal represents over 50% in interest of all securities entitled to vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE CONSOL ENERGY INC. EQUITY INCENTIVE PLAN.

Required Vote

The affirmative vote of a majority of shares of common stock present in person or by proxy at the meeting and entitled to vote thereon is required to approve the proposal to amend the Equity Incentive Plan; provided that the total vote cast on this proposal represents over 50% in interest of all securities entitled to vote on the proposal.

PROPOSAL NO. 4 - SHAREHOLDER PROPOSAL REGARDING MAJORITY VOTING

The United Brotherhood of Carpenters and Joiners of America, 101 Constitution Avenue, N.W., Washington, D.C. 20001, has notified the Corporation that it intends to present the following resolution, reproduced verbatim, at the Annual Meeting, on behalf of the United Brotherhood of Carpenters Pension Fund, beneficial owner of 2,971 shares of the Common Stock of the Corporation. The Board and the Corporation accept no responsibility for the proposed resolution and supporting statement. As required by Securities and Exchange Commission rules, the resolution and supporting statement are printed below. A shareholder submitting a proposal must appear personally or by proxy at the meeting to move the proposal for consideration. Approval of the shareholder proposal requires the affirmative vote of a majority of the shares of CONSOL Energy Common Stock present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting.

Resolved: That the shareholders of CONSOL Energy Inc. hereby request that the Board of Directors initiate the appropriate process to amend the Company’s corporate governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement: In order to provide shareholders a meaningful role in director elections, the Company’s director election vote standard should be changed to a majority vote standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. We believe that a majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual directors and entire boards. The Company presently uses a plurality vote standard in all director elections. Under the plurality standard, a board nominee can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee.

In response to strong shareholder support for a majority vote standard, a strong majority of the nation’s leading companies, including Intel, General Electric, Motorola, Hewlett Packard, Morgan Stanley, Home Depot, Gannett, Marathon Oil, and Pfizer, have adopted a majority vote standard in company bylaws or articles of incorporation. Additionally, these companies have adopted director resignation policies in their bylaws or corporate governance policies to address post-election issues related to the status of director nominees that fail to win election. Other companies have responded only partially to the call for change by simply adopting post election director resignation policies that set procedures for addressing the status of director nominees that receive more “withhold” votes than “for” votes. At the time of this proposal submission, our Company and its board had not taken either action.

We believe that a post election director resignation policy without a majority vote standard in company governance documents is an inadequate reform. The critical first step in establishing a meaningful majority vote policy is the adoption of a majority vote standard. With a majority vote standard in place, the board can then take action to develop a post election procedure to address the status of directors that fail to win election. A majority vote standard combined with a post election director resignation policy would establish a meaningful right for shareholders to elect directors, and reserve for the board an important post election role in determining the continued status of an unelected director. We urge the Board to take this important step of establishing a majority vote standard in the Company’s governance documents.

END OF SHAREHOLDER PROPOSAL

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL AND WILL SO VOTE PROXIES RECEIVED THAT DO NOT OTHERWISE SPECIFY

The Board carefully considered this proposal and believes that it is not in the best interests of the Corporation or our shareholders at this time to amend our certificate of incorporation or bylaws to provide for the election of directors by a majority of votes cast. The proposed change is unnecessary and has the potential to disrupt the Corporation’s highly effective governance processes.

Shareholders of the Corporation elect directors by plurality voting – the overwhelmingly predominate method applicable for many years to corporate director elections in the United States. Under plurality voting, the director nominees receiving the highest number of votes are elected even through the votes to elect them may be less than a majority of the votes cast. The Board believes the plurality system is both fair and impartial because it applies whether or not a candidate is nominated in a contested or uncontested election.

Moreover, the Board believes that CONSOL Energy already has a strong corporate governance process designed to identify and propose director nominees who will best serve the interests of the Corporation and its shareholders. The Board maintains a Nominating and Corporate Governance Committee that is composed entirely of independent directors and applies robust criteria to identify director nominees, which criteria are described under “Board of Directors and its Committees – Nominating and Corporate Governance Committee” on page 5. CONSOL Energy also includes in the proxy statement information on how shareholders can communicate their views on potential nominees or other matters to the Board. In addition, the Corporation’s Bylaws contain a procedure allowing for the nomination by shareholders of proposed directors. As a result of these practices, the Corporation has consistently elected, by plurality, highly qualified and effective directors. Thus, we believe that the Corporation already maintains appropriate mechanisms for electing an effective Board committed to delivering long-term shareholder value.

While some large public companies have embraced a majority vote standard and/or adopted director resignation policies, the Board believes that caution in this still developing area of corporate governance is the most prudent approach. For example, the proposal does not deal fully with the removal of incumbent directors who are up for re-election but do not receive a majority vote. Under Delaware law, these directors would “hold over,” continuing to serve with the same voting rights and powers until his or her successor is elected and qualified. Therefore, even if the proposal were adopted, the Corporation could not force a director who failed to receive a majority vote to leave the Board until his or her successor is elected at a subsequent shareholder meeting.

Moreover, the shareholder proposal fails to address vacancies on the Board if a director is not elected because he fails to receive a majority of the votes cast. Delaware law and the Corporation’s By-laws permit the Board to elect a director to fill the vacancy or let the position remain vacant. Alternatively, another meeting of shareholders could be held for the sole purpose of filling the vacancy. If the shareholder proposal were adopted, the Board could be left with vacancies for an indefinite period of time, making it difficult to staff key committees and otherwise meet its obligations to oversee the business and affairs of the Company. This could cause additional uncertainty, disruption and expense for the Company.

Another negative consequence of the proposal may be to unnecessarily increase the cost of soliciting shareholder votes. Implementation of this proposal could provide special interest shareholder groups with the power to promote

“vote-no” campaigns that are not in the best interests of all shareholders, potentially forcing our Corporation to resort to expensive strategies to obtain the required vote, to the detriment of the majority of CONSOL Energy shareholders. The end result may be increased spending for routine elections.

The proposal becomes even more problematic when considered in light of a proposed change to the New York Stock Exchange rules. For many years the New York Stock Exchange has permitted its brokers to vote shares the brokers hold in uncontested director elections even though the account holder has not given voting instructions to the brokers. The NYSE has proposed to change this long standing practice on director elections and prohibit brokers from voting shares for which the account holder has not given voting instructions in uncontested director elections. This change could result in significantly fewer votes being cast in uncontested director elections.

Because of the problems with the majority voting standard, plurality voting for directors has been and continues to be the prevailing legal rule throughout the United States. Plurality voting for directors is the default system under Delaware law and in 2006 the American Bar Association’s Committee on Corporate Law recommended retaining the default system of plurality voting in the ABA’s Model Business Corporation Act. The ABA Committee concluded that it was not advisable to change the statutory plurality default rule to a majority vote standard due to the issues raised by implementation of the majority voting concept. Similarly, the Corporation does not believe that shareholders should be asked to approve a proposal relating to an untested voting system without the benefit of a consensus in this area and a greater understanding of the full ramifications of its adoption. The Corporation is monitoring and will continue to monitor developments on this topic, and will take appropriate action to maintain its commitment to sound governance practices. If a consensus emerges that majority voting for directors as implemented through amendments to the charter or bylaws is the best corporate governance practice in this area, the Corporation will revisit our director election procedures. The Corporation does not believe that its interests, or its shareholders’ interests, would be best served by prematurely adopting such a change.

PROPOSAL NO. 5 - SHAREHOLDER PROPOSAL REGARDING EARLY DISCLOSURE OF SHAREHOLDER PROPOSAL VOTING RESULTS

We have been notified of the intention to present the following resolution, reproduced verbatim, at the Annual Meeting by the Comptroller of the City of New York, William C. Thompson, Jr., as custodian and trustee of the New York City Employees’ Retirement System, beneficial owner of 198,450 shares of Common Stock of the Corporation, and custodian of the New York City Board of Education Retirement System, beneficial owner of 8,400 shares of Common Stock of the Corporation. The Board and the Corporation accept no responsibility for the proposed resolution and supporting statement. As required by Securities and Exchange Commission rules, the resolution and supporting statement are printed below. A shareholder submitting a proposal must appear personally or by proxy at the meeting to move the proposal for consideration. Approval of the shareholder proposal requires the affirmative vote of a majority of the shares of CONSOL Energy Common Stock present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting.

Whereas: SEC rules that require companies to disclose vote results on proposals do not prohibit companies from disclosing to proponents of shareholder proposals the preliminary results at annual and special meetings, or the final results when vote tabulations are completed;.

Whereas: Disclosure of preliminary vote results to proponents of proposals at annual and special meetings or shortly thereafter, and final results when tabulations are completed, are positive indicators that could lead to constructive engagement between companies and proponent(s);

Whereas: A company’s refusal to disclose available vote results to proponents of proposals as stated above, even when requested by proponents, could contribute to a proponent’s negative perception of the company’s regard for shareholder rights;

Whereas: Expedited disclosure of vote results to proponents of shareholder proposals could allow proponents and companies more time to consider appropriate actions, including meaningful dialogue, thereby increasing the opportunities for positive outcomes;

Resolved: The shareholders request the Board of Directors to adopt a policy that would authorize the corporate secretary to disclose to proponent(s) of shareholder proposals, at annual or special meetings where their proposals are presented, or within five business days thereafter, the preliminary vote results on their proposals or the final vote results, if available, excluding non-public material information. If the final vote results are unavailable at the annual or special meetings, or within five business days thereafter, disclose such results to proponent(s) within ten business days after the vote tabulations are completed, excluding non-public material information.

Supporting Statement

Companies should endeavor to provide proponents of proposals timely disclosure of the vote results on their proposals. In so doing, the opportunity for good-faith dialogue between proponents of proposals and company representatives on issues of concern to the proponents, and the company’s position and policies on such issues, would most likely be increased. By increasing the opportunity for engagement, companies can help to reduce the number of proposals that are resubmitted annually, and establish positive, productive relationships with proponents of proposals. This opportunity could be missed when proponents are unnecessarily subjected to long waiting periods for vote results on their proposals.

END OF STOCKHOLDER PROPOSAL

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL AND WILL SO VOTE PROXIES RECEIVED THAT DO NOT OTHERWISE SPECIFY.

CONSOL Energy takes shareholder proposals very seriously and where possible our Board prefers to address shareholder concerns before they become resolutions. To that end, our annual proxy statement provides a means for shareholders and other interested persons to communicate directly with our Board. The Board does not believe that it should adopt a policy mandating disclosure of voting results to selective shareholders (in this case proponents of shareholder proposals). With regard to informing all of our shareholders of voting results, Part I, Item 4(c) of the Quarterly Report on Form 10-K and Form 10-Q require the Corporation to provide in these public filings the vote results and a brief description of matters voted on by shareholders during the applicable quarter. CONSOL Energy has consistently complied with this requirement and has provided detailed disclosure of the vote results on proposals submitted at its annual meetings in its public filings. The Board believes that these public disclosures should be made in the time frame mandated by the Securities and Exchange Commission. Therefore, the Board believes that the adoption of this proposal would not provide any additional meaningful information to the Corporation’s shareholders or the general public and would not be a productive use of the Corporation’s resources or manpower.

ADDITIONAL MATTERS

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement or Presentation at Next Year’s Annual Meeting

Any proposal submitted by a shareholder for inclusion in the next Annual Meeting Proxy Statement must (a) conform to the requirements of Rule 14A-8 promulgated under the Securities Exchange Act of 1934 and (b) be received by the Corporate Secretary of CONSOL Energy no later than November 23, 2009. Any such proposal should be addressed to the Corporate Secretary, CONSOL Energy Inc., 1000 CONSOL Energy Drive, Canonsburg, PA 15317. There is more information below regarding the content of proposals.

CONSOL Energy’s Third Amended and Restated Bylaws require that all shareholder proposals to be submitted at the Annual Meeting, but not included in the Corporation’s Proxy Statement, be received by the Secretary of CONSOL Energy as written notice no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting, together with certain information specified in the Third Amended and Restated Bylaws. If the date of the Annual Meeting is more than 30 days before or more than 60 days after the anniversary date, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the Annual Meeting and not later than the close of business on the later of the 90th day prior to the Annual Meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by CONSOL Energy.

General Information Regarding the Content of Proposals

Director nominations must be accompanied by a statement of the nominee indicating willingness to serve if elected, disclose the principal occupations or employment of the nominee during the past five years and evidence of the nominating shareholder’s ownership of CONSOL Energy stock, which includes:

•	the name and address of the shareholder as it appears on CONSOL Energy’s books, and of such beneficial owner;

•	the class and number of shares of CONSOL Energy which are owned beneficially and of record by the shareholder;

•	a representation that such owner intends to appear in person or by proxy at the meeting to propose such nomination; and

•

a representation whether the shareholder or beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of CONSOL Energy’s outstanding capital stock required to elect the nominee and/or (b) otherwise solicit proxies from shareholders in support of such nomination.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address and the same last name by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Corporation and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once shareholders have received notice from their broker or the Corporation that materials will be sent in the householding manner to the shareholder’s address, householding will continue until otherwise notified or until the shareholder revokes such consent. If, at any time, shareholders no longer wish to participate in householding and would prefer to receive a separate proxy statement, they should notify their broker if shares are held in a brokerage account or the Corporation if holding registered shares. The Corporation will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Any such notice should be addressed to the Investor Relations department of CONSOL Energy Inc., 1000 CONSOL Energy Drive, Canonsburg, PA 15317, or notice may be given by calling CONSOL Energy at (724) 485-8800:

•	to receive a separate copy of an annual report or proxy statement for this meeting;

•	to receive separate copies of those materials for future meetings; or

•	if the shareholder shares an address and wishes to request delivery of a single copy of annual reports or proxy statements if now receiving multiple copies of annual reports or proxy statements.

Other

The Board knows of no other proposals that may properly be presented for consideration at the Annual Meeting but, if other matters do properly come before the Annual Meeting, the persons named in the proxy will vote your shares according to their best judgment.

By Order of the Board of Directors

of CONSOL Energy Inc.

APPENDIX A

CONSOL Energy Inc.

Equity Incentive Plan

As Amended and Restated

Effective April 28, 2009

Capitalized terms shall have the meaning set forth in Section 16 of the Plan.

1.	PURPOSE.

The purposes of the CONSOL Energy Inc. Equity Incentive Plan as amended and restated as set forth herein are to promote the interests of the Company and its stockholders by (i) attracting and retaining Eligible Directors, executive officers and other key employees of the Company and its Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company. The Plan is amended and restated as set forth herein to comply with Section 409A.

2.	RESPONSIBILITY FOR ADMINISTRATION.

(a) Authority of Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Board by the Plan, the Board shall have full power and discretionary authority to decide all matters relating to the administration and interpretation of the Plan; provided, however, that ministerial responsibilities of the Plan (e.g., management of day-to-day matters) may be delegated to the Company’s officers, as set forth in Section 2(d) below. The Board’s powers include the authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award, including the discretion to determine the extent to which Awards will be structured to conform to the requirements applicable to performance-based compensation described in Section 162(m) of the Code; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Board; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to Awards (except those restrictions imposed by law); (x) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect; and (xi) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan. All decisions and determinations of the Board shall be final, conclusive and binding on the Company, the Participant and any and all interested parties.

(b) Board Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Board, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee.

(c) Delegation to Committee. The Board may delegate to the Committee any or all its authority for the administration of the Plan, and may revoke such delegation at any time; provided, however, that the Board shall ratify and approve (i) any Awards to the Company’s Eligible Directors and Chief Executive Officer and (ii) amendments to the Plan. If authority is delegated to the Committee, all references to the Board in the Plan shall mean and relate to the Committee except as otherwise provided by the Board.

(d) Delegation to Officer. Except to the extent prohibited by applicable law or regulation, the Board or the Committee may delegate all or any portion of its responsibilities and powers to any person or persons selected by it, and may revoke such delegation at any time. The ministerial responsibilities of the Plan (e.g., management of day-to-day matters) are a function that has been delegated to the Company’s officers as permitted by the terms of the Plan and in compliance with applicable law and regulation. No officer to whom administrative authority has been delegated pursuant to this provision may waive or modify any restriction applicable to an award to such officer under the Plan.

(e) No Liability. No member of the Board, the Committee, or any person they delegate responsibilities and/or duties to, shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

3.	SHARES AVAILABLE FOR AWARDS; LIMITATIONS.

(a) Shares Available. Subject to adjustment as provided in Section 3(c), the total number of Shares with respect to which Awards may be granted under the Plan shall be 23,800,000. For Awards issued after April 28, 2009, the aggregate number of Shares available with respect to Awards under the Plan shall be reduced by one (1) Share for each Share to which an Award relates; provided, however, that such aggregate number of Shares available with respect to Awards under the Plan shall be reduced by 1.44 Shares for each Share which relates to a Full-Value Award. The total number of Shares which may be issued under the Plan with respect to Stock Options shall be 23,800,000. If, after the Effective Date, any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of shares with respect to which Awards may be granted (including the 1.44 shares that relate to Full Value Awards), to the extent of any such forfeiture, termination or cancellation, shall again become Shares with respect to which Awards may be granted; provided, however, that Shares (i) delivered in payment of the exercise price of an Option, (ii) not issued upon the net settlement or net exercise of Stock Appreciation Rights, or (iii) delivered to or withheld by the Company to pay withholding taxes related to an Option or Stock Appreciation Right, shall not become available again for issuance under this Plan.

(b) Limitations on Awards. Subject to adjustment as provided in Section 3(c), the maximum number of Shares with respect to which Awards may be granted to any Participant during a calendar year shall be 2,000,000 Shares. The maximum annual number of Shares in respect of which Restricted Stock Awards, Restricted Stock Units, Performance Awards and Other Stock-Based Awards may be granted under the Plan to any Participant is 650,000 and the maximum annual amount of any Award settled in cash with respect to any Participant is $2 million.

(c) Adjustments. In the event a dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Board to be necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, in an equitable manner, (i) adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (B) the maximum number of Shares subject to an Award granted to a Participant pursuant to Section 3(b) of the Plan, (C) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (D) the grant or exercise price with respect to any Award; (ii) if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that (A) with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended, (B) with respect to any Award no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section 162(m) of the Code, unless otherwise determined by the Board, and (C) with respect to any Award subject to Section 409A, no such adjustment shall be authorized to the extent that such authority would cause the Plan to fail to comply with, or qualify for, an exception to Section 409A.

(d) Substitute Awards. Any Shares underlying Substitute Awards shall not, unless required by law, be counted against the Shares available for Awards under the Plan.

(e) Sources of Shares Deliverable under Awards. Shares to be issued under the Plan may be made available from authorized and unissued Shares or of treasury Shares. During the term of the Plan, the Company will at all times reserve and keep available the number of Shares of Stock that shall be sufficient to satisfy the requirements of the Plan.

4.	ELIGIBILITY.

Any Employee, including any officer or employee-director of the Company or any Affiliate, who is not a member of the Committee, shall be eligible to be designated a Participant. Eligible Directors shall be eligible for Awards as described in Section 10.

5.	STOCK OPTIONS.

(a) Grant. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the Participants to whom Options shall be granted (provided that Incentive Stock Options may only be granted to employees of the Company or a parent or subsidiary of the Company within the meaning of Code Sections 424 (e) and (f)), the number of Shares to be covered by each Option, the Option price and the conditions and limitations applicable to the exercise of the Option. The Board shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

(b) Exercise Price. The Board in its sole discretion shall establish the exercise price at the time each Option is granted. The exercise price of an Option may not be less than the Fair Market Value on the Grant Date, except in the case of Substitute Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

(c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Board may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable. Notwithstanding the foregoing, an Option shall not be exercisable after the expiration of ten years from the Grant Date.

(d) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Option price is received by the Company. Such payment may be made in cash, or its equivalent, or by exchanging, actually or constructively, Shares owned by the Participant (for any minimum period set forth in the Award Agreement or as may otherwise be required by the Board and which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such Option price. A Participant may elect to pay all or any portion of the aggregate exercise price by having Shares with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer or, as provided in an Award Agreement, by having Shares withheld with such value by the Company.

(e) Restoration Options. The Board may provide in an Award Agreement for the automatic grant of a Restoration Option to a Participant who delivers Shares in payment of the exercise price of any Option granted hereunder in accordance with Section 5(d), or in the event that the withholding tax liability arising upon exercise of any such Option by a Participant is satisfied through the withholding by the Company of Shares otherwise deliverable upon exercise of the Option. The grant of a Restoration Option shall be subject to the satisfaction of such conditions or criteria as the Board in its sole discretion shall establish from time to time. A Restoration Option shall entitle the holder thereof to purchase a number of Shares equal to the number of such Shares so delivered or withheld upon exercise of the original Option. A Restoration Option shall have a per share exercise price of not less than 100% of the per Share Fair Market Value on the Grant Date of such Restoration Option and such other terms and conditions as the Board in its sole discretion shall determine.

6.	STOCK APPRECIATION RIGHTS.

(a) Grant. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or, except in the case of Incentive Stock Options, at a later time. Stock Appreciation Rights shall not be exercisable earlier than six months after the Grant Date, and shall have a grant price no less that the Fair Market Value of Shares covered by the right on the Grant Date (except with respect to a Substitute Award).

(b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof. The Board shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares. Stock Appreciation Rights to be settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of Exercise Gain Shares issued upon settlement of the Stock Appreciation Right.

(c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Board shall determine, at or after the grant of a Stock Appreciation Right, the term (up to a maximum of ten years from the Grant Date), methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Board may be changed by the Board from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Board may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

7.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(a) Grant. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards. The standard vesting schedule applicable to Awards of Restricted Stock and/or Restricted Stock Units shall provide for vesting of such Awards, in or more increments, over a service period of no less than three years; provided however, this limitation shall not: (i) apply to Awards granted to Eligible Directors pursuant to the Company’s compensation program applicable to Eligible Directors, (ii) adversely affect a Participant’s rights under another plan or agreement, or (iii) apply to Substitute Awards or any other Awards granted in exchange for the surrender of, or substitution of, another company’s awards to its employees and directors.

(b) Transfer Restrictions. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant’s legal representative.

(c) Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Board, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

(d) Dividends and Distributions. Dividends and other distributions paid on or in respect of any Shares of Restricted Stock or Restricted Stock Units may be paid directly to the Participant, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Board in its sole discretion.

8.	PERFORMANCE AWARDS.

(a) Grant. Subject to the limitations set forth in Section 3, the Board shall have sole and complete authority to determine the Eligible Individuals who shall receive a “Performance Award,” which shall consist of a right that is (i) denominated in cash, Options, or Shares, (ii) valued, as determined by the Board, in accordance with the achievement of such performance goals during such performance periods as the Board shall establish, and (iii) payable at such time and in such form as the Board shall determine. Unless otherwise determined by the Board, any such Performance Award shall be evidenced by an Award Agreement containing the terms of the award, including, but not limited to, the performance criteria and such terms and conditions as may be determined from time to time by the Board, in each case, not inconsistent with this Plan. In relation to any Performance Award, the performance period may consist of one or more calendar years or other fiscal period of at least 12 months in length for which performance is being measured.

(b) Terms and Conditions. For Awards intended to be performance-based compensation under Section 162(m) of the Code, Performance Awards shall be conditioned upon the achievement of pre-established goals relating to one or more of the following performance measures, as determined in writing by the Board and subject to such modifications as specified by the Board: cash flow; cash flow from operations; earnings (including earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record; stock price; return on equity; total or relative increases to stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification and other non-financial operating and management performance objectives. To the extent consistent with Section 162(m) of the Code, the Board may determine at the time the performance goals are established that certain adjustments shall apply, in whole or in part, in such manner as determined by the Board, to exclude the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company’s annual report to stockholders for the applicable year. Performance measures may be determined either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Board.

(c) Preestablished Performance Goals. For Awards intended to be performance-based compensation under Section 162(m) of the Code, performance goals relating to the performance measures set forth above shall be preestablished in writing by the Board, and achievement thereof certified in writing prior to payment of the Award, as required by Section 162(m) and regulations promulgated thereunder. All such performance goals shall be established in writing no later than ninety (90) days after the beginning of the applicable performance period; provided however, that for a performance period of less than one year, the Board shall take any such actions prior to the lapse of 25% of the performance period. In addition to establishing minimum performance goals below which no compensation shall be payable pursuant to a Performance Award, the Board, in its discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved.

(d) Additional Restrictions/Negative Discretion. The Board, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any Performance Awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore and notwithstanding any provision of this Plan to the contrary, the Board, in its sole discretion, may retain the discretion to reduce the amount of any Performance Award to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant’s performance; (ii) comparisons with compensation received by other similarly situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions; or (iv) such other factors or conditions that the Board deems relevant; provided, however, the Board shall not use its discretionary authority to increase any Award that is intended to be performance-based compensation under Section 162(m) of the Code.

(e) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Board, on a deferred basis.

9.	OTHER STOCK-BASED AWARDS.

The Board shall have authority to grant to Participants “Other Stock-Based Awards,” which shall consist of any right that is (i) not an Award described in Sections 5 through 8 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Board to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Board shall determine the terms and conditions of any such Other Stock-Based Award.

10.	ELIGIBLE DIRECTORS.

Except as otherwise determined by the Board in its sole discretion, Eligible Directors shall receive Awards in accordance with this Section. Except as otherwise provided in this Section, Awards to Eligible Directors shall be subject to the remaining provisions of the Plan.

(a) Terms of Grants. The exercise price per Share of each Option granted to an Eligible Director shall be the Fair Market Value of a Share on the Grant Date. Options shall vest ratably and become exercisable in one-third increments on each anniversary of the Grant Date. Except as otherwise provided in this paragraph, Options shall expire 10 years from the Grant Date. Unvested Options shall immediately vest and become exercisable if an individual ceases to be a director on account of death, disability or retirement at normal retirement age for directors, and shall remain exercisable until the normal expiration of the Option. Upon termination as a director for any other reason other than Cause, unvested Options shall be forfeited and vested Options shall remain exercisable for three months following the termination date. Upon termination as a Director for Cause, all Options (whether or not vested) shall be forfeited as of the termination date.

(b) Deferred Stock Unit Grants. The Board may grant Deferred Stock Units to Eligible Directors in lieu of all or any portion of the annual retainer or meeting fees otherwise payable to the Eligible Directors. Each Deferred Stock Unit shall entitle the Eligible Director to receive one Share or an amount of cash equal to the Fair Market Value of a Share on the payment date, on terms and conditions established by the Board. The Board may also permit Eligible Directors to elect to receive Deferred Stock Units in lieu of all or any portion of the annual retainer or meeting fees otherwise payable to the Eligible Director in cash, or to defer receipt of Shares or cash to be paid pursuant to Deferred Stock Units, in accordance with a deferred compensation policy to be established by the Company.

(c) Other Awards. The Board in its sole discretion may grant other types of Awards to Eligible Directors other than those specifically described in this Section 10.

11.	TERMINATION OF EMPLOYMENT/SERVICE.

The Board shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment/service, including a termination by the Company or an Affiliate of the Company without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement.

12.	CHANGE IN CONTROL.

To the extent not inconsistent with Section 14(r) hereof, in the event that the Company engages in a transaction constituting a Change in Control, the Board shall have complete authority and discretion, but not the obligation, to accelerate the vesting of outstanding Awards and the termination of restrictions on Shares. As part of any agreement in connection with a Change in Control, the Board may also negotiate terms providing protection for Participants, including, the assumption of any Awards outstanding under the Plan or the substitution of similar awards for those outstanding under the Plan.

13.	AMENDMENT AND TERMINATION.

(a) Amendments to the Plan and Award Agreements. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, cancel or terminate the Plan or an Award Agreement or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall: (i) be made without stockholder approval if it would constitute a repricing of an Option or a stock-settled Stock Appreciation Right under applicable listing standards or if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply; or (ii) be made without the consent of the affected Participant, if such action would adversely affect any material rights of such Participant under any outstanding Award; or (iii) accelerate the vesting or exercisability of any Awards other than in connection with a Participant’s death, Disability, Retirement or a Change in Control or other transaction contemplated by Section 3(c) hereof; provided further, the foregoing limitation shall not apply to (A) Awards for up to 5 percent (5%) of the aggregate number of Shares authorized for issuance under this Plan or (B) any Performance Award the payment of which remains contingent on the attainment of performance goal(s). Notwithstanding the foregoing or any provision of the Plan or an Award Agreement to the contrary, the Board may at any time (without the consent of any Participant) modify, amend or terminate any or all of the provisions of this Plan or an Award Agreement to the extent necessary to: (i) conform the provisions of the Plan and/or Award with Section 162(m), Section 409A or any other provision of the Code or other applicable law, the regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment or termination of the Plan and/or Award shall adversely affect the rights of a Participant; and (ii) to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.

(b) Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Board is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 3(c) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section 162(m) or Section 409A.

(c) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Board may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award except to the extent that such payment would violate the requirements of Section 409A of the Code.

14.	GENERAL PROVISIONS.

(a) Dividend Equivalents. In the sole and complete discretion of the Board, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

(b) Nontransferability. Except to the extent provided in an Award Agreement, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution.

(c) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Eligible Directors, consultants, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(d) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e) Withholding. A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant an amount (in cash, Shares, other securities, other Awards or other property) sufficient to cover any federal, state, local or foreign income taxes or such other applicable taxes required by law in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company may, in its discretion, permit a Participant (or any beneficiary or other Person entitled to act) to elect to pay a portion or all of the amount such taxes in such manner as the Committee shall deem to be appropriate, including, but not limited to, authorizing the Company to withhold, or agreeing to surrender to the Company, Shares owned by such Participant or a portion of such forms of payment that would otherwise be distributed pursuant to an Award. Notwithstanding the foregoing or any provisions of the Plan to the contrary, any broker-assisted cashless exercise shall comply with the requirements for equity classification of Paragraph 35 of FASB Statement No. 123(R) and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements. The Board may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise, or payments of any Award to the extent not inconsistent with Section 14(r) hereof.

(f) Award Agreements. Unless otherwise determined by the Board, each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

(g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(i) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

(j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to the conflict of law principles thereof.

(k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l) Other Laws. The Board may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Board in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Board shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(o) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(p) Parachute Payments. The Board may provide in an Award Agreement that no amounts shall be paid or considered paid to the extent that any such payments would be nondeductible by the Company under Code Section 280G.

(q) Section 162(m). Notwithstanding any provision of the Plan or Award Agreement to the contrary if an Award under this Plan is intended to qualify as performance-based compensation under Section 162(m) of the Code and the regulations issued thereunder and a provision of this Plan or an Award Agreement would prevent such Award from so qualifying, such provision shall be administered, interpreted and construed to carry out such intention (or disregarded to the extent such provision cannot be so administered, interpreted or construed). In no event shall any member of the Board, the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 162(m) of the Code.

(r) Section 409A. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Award Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:

(i) If a Participant is a Specified Employee and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon Separation from Service, such payment shall be delayed for a period of six (6) months after the date the Participant Separates from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the 6-month anniversary of the date of termination unless another compliant date is specified in the applicable agreement.

(ii) For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has Separated from Service or employment will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

(iii) The Board, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Board shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options, Stock Appreciation Rights and other stock rights subject to Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Board to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period). To the extent authorized, a Participant who first becomes eligible to participate in the Plan may file an election (“Initial Election”) at any time prior to the 30-day period following the date on which the Participant initially becomes eligible to participate in the Plan (or at such other date as may be specified by the Board to the extent consistent with Section 409A). Any such Initial Election shall only apply to compensation earned and payable for services rendered after the effective date of the Election.

(iv) The grant of Non-Qualified Stock Options, Stock Appreciation Rights and other stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Employees and Eligible Directors of the Company and its subsidiaries and affiliates in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

(v) Notwithstanding anything to the contrary contained herein and with respect to Options that were earned and vested under the Plan prior to January 1, 2005 (as determined under Section 409A, “Grandfather Options”), such Grandfathered Options are intended to be exempt from Section 409A and shall be administered and interpreted in a manner intended to ensure that any such Grandfathered Option remains exempt from Section 409A. No amendments or other modifications shall be made to such Grandfathered Options except as specifically set forth in a separate writing thereto, and no amendment or modification to the Plan shall be interpreted or construed in a manner that would cause a material modification (within the meaning of Section 409A, including Treas. Reg. § 1.409A-6(a)(4)) to any such Grandfathered Options.

(vi) In no event shall any member of the Board, the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

15.	TERM OF THE PLAN.

(a) Effective Date. The Plan shall be effective as of the Effective Date.

(b) Expiration Date. No Incentive Stock Option shall be granted under the Plan after April 7, 2009 and no deferred stock units or awards other than incentive stock options may be granted after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

16.	DEFINITIONS.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest and (iii) an Affiliate of the Company as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, in either case as determined by the Committee.

“Annual Service Period” means an annual period determined by the Board, which annual period shall be January 1 through December 31 or such other annual period as may be designated from time to time by the Board.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Award or other Stock-Based Award.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which shall not become effective until executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean, unless otherwise defined in the applicable Award Agreement, a determination by the Committee that a Participant has: (1) committed an act of embezzlement, fraud, dishonesty or breach of fiduciary duty to the Company; (2) deliberately and repeatedly violated the rules of the Company or the valid instructions of the Board or an authorized officer of the Company; (3) made any unauthorized disclosure of any of the material secrets or confidential information of the Company; or (4) engaged in any conduct that could reasonably be expected to result in material loss, damage or injury to the Company.

“Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement, the earliest to occur of: (1) any one “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares), or more than one “person” acting as a “group,” is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Shares that, together with the Shares held by such “person” or “group,” possess more than 50% of the total fair market value or total voting power of the Shares and other stock of the Company; (2) a majority of members of the Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (3) the sale of all or substantially all of the Company’s assets. Notwithstanding the foregoing or any provision of this Plan to the contrary, it is intended that the foregoing definition of Change in Control qualify as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, within the meaning of Treas. Reg. § 1.409A-3(i)(5), and shall be interpreted and construed to effectuate such intent.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean a committee of the Board designated by the Board to be responsible for the administration of the Plan (though excluding day-to-day administration). To the extent deemed appropriate by the Board, the Committee shall be composed of not less than two individuals who are “outside directors” within the meaning of Code Section 162(m) and “non-employee directors” within the meaning of Section 16 and “independent directors” within the meaning of Section 303A of the New York Stock Exchange Listed Company Manual.

“Company” shall mean CONSOL Energy Inc.

“Deferred Stock Unit” means a right, granted to Eligible Directors in accordance with Section 10, to acquire a Share for no consideration or some other amount determined by the Board.

“Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a Participant’s inability, because of physical or mental incapacity or injury (that has continued for a period of at least 12 consecutive calendar months), to perform for the Company or an Affiliate substantially the same services as he or she performed prior to incurring such incapacity or injury. Notwithstanding the foregoing, with respect to any Award that is subject to Section 409A (and not excepted therefrom) and payable upon Disability, such term shall mean the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of not less than 12 months.

“Effective Date” shall mean May 3, 2005.

“Eligible Director” means a director who is not an employee of the Company or any of its Affiliates.

“Employee” shall mean an employee or consultant of the Company or of any Affiliate, including any individual who enters into an employment agreement with the Company or an Affiliate which provides for commencement of employment within three months of the date of the agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the fair market value of the property or other items being valued, as determined by the Board in its sole discretion. Fair Market Value with respect to the Shares, as of any date, shall mean (i) if the Shares are listed on a securities exchange or are traded over the NASDAQ National Market System, the closing sales price of the Shares on such exchange or over such system on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, (ii) if the Shares are not so listed or traded, the mean between the bid and offered prices of the Shares as quoted by the National Association of Securities Dealers through NASDAQ for such date or (iii) in the event there is no public market for the Shares, the fair market value as determined by the Board in its sole discretion.

“Full-Value Award” means any Award of Shares under this Plan or an Award payable in Shares, other than an Option or a Stock Appreciation Right.

“Grant Date” means, with respect to an Award, date on which the Board makes the determination to grant such Award, or such other date as is determined by the Board. Within a reasonable time thereafter, the Company will deliver an Award Agreement to the Participant.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 5 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 5 of the Plan and that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option and shall include a Restoration Option.

“Other Stock-Based Award” shall mean any right granted under Section 9 of the Plan.

“Participant” shall mean any Employee or Eligible Director who receives an Award under the Plan.

“Performance Award” shall mean any right granted under Section 8 of the Plan.

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Plan” shall mean this CONSOL Energy Inc. Equity Incentive Plan as amended and restated herein.

“Restoration Option” shall mean an Option granted pursuant to Section 5(e) of the Plan.

“Restricted Stock” shall mean any Share granted under Section 7 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 7 of the Plan.

“Retirement” shall mean with respect to a Participant other than an Eligible Director retirement of a Participant from the employ or service of the Company or any of its Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant’s 65th birthday, unless otherwise defined in the applicable Award Agreement.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

“Section 162(m)” shall mean Section 162(m) of the Internal Revenue Code of 1986 and the rules promulgated thereunder or any successor provision thereto as in effect from time to time.

“Section 409A” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.

“Separation from Service” and “Separate from Service” shall mean the Participant’s death, retirement or other termination of employment or service with the Company (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) that constitutes a “separation from service” (within the meaning of Section 409A). For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1),(2) and (3) of the Code and Treas. Reg. § 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. Whether a Participant has Separated from Service will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. A Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

“Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company as determined in accordance with the regulations issued under Code Section 409A and the procedures established by the Company.

“Shares” shall mean shares of the common stock, $.01 par value, of the Company, or such other securities of the Company as may be designated by the Board from time to time.

“Stock Appreciation Right” shall mean any right granted under Section 6 of the Plan.

“Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

c/o National City Bank Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509

VOTE BY TELEPHONE

Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the Website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week!

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Proxy card must be signed and dated below.

ò    Please fold and detach card at perforation before mailing.    ò

CONSOL ENERGY INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2009

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Brett Harvey and P. Jerome Richey, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned, as designated on the reverse side, may be entitled to vote at the Annual Meeting of Shareholders of CONSOL Energy Inc. to be held on April 28, 2009 at 11:30 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, Allegheny Room, 1111 Airport Boulevard, Pittsburgh, Pennsylvania, and any postponement or adjournment thereof, with all powers that the undersigned would possess if personally present, with respect to the matters referred to on this proxy. A majority of the proxies or substitutes present at the meeting may exercise all power granted hereby.

Dated:	2009

Signature

Signature

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT

Please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to National City

Bank, P.O. Box 535300, Pittsburgh, PA 15253, so that your shares may be represented at the Annual Meeting.

ò    Please fold and detach card at perforation before mailing.    ò

CONSOL ENERGY INC.	PROXY

This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of nominees in proposal 1, FOR proposals 2 and 3, and AGAINST proposals 4 and 5, and the proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any postponement or adjournment thereof.

1. Nominees for Election as Directors:

Nominees:	(01) John Whitmire	(02) J. Brett Harvey	(03) James E. Altmeyer, Sr.	(04) Philip W. Baxter
	(05) William E. Davis	(06) Raj K. Gupta	(07) Patricia A. Hammick	(08) David C. Hardesty, Jr.
	(09) John T. Mills	(10) William P. Powell	(11) Joseph T. Williams

❑	FOR all nominees listed above		❑ WITHHOLD AUTHORITY
	(except as marked to the contrary below)		to vote for all nominees listed above

INSTRUCTIONS: To withhold authority to vote for any such nominee(s), write the name(s) of the nominee(s) on the line below:

2.	Ratification of Anticipated Selection of Independent Auditor: Ernst & Young LLP:

❑ FOR ❑ AGAINST ❑ ABSTAIN

3.	CONSOL Energy Inc. Amendment and Restatement of Equity Incentive Plan:

❑ FOR ❑ AGAINST ❑ ABSTAIN

4.	Shareholder Proposal regarding Majority Voting:

❑ FOR ❑ AGAINST ❑ ABSTAIN

5.	Shareholder Proposal regarding early disclosure of voting results of shareholder proposals:

❑ FOR ❑ AGAINST ❑ ABSTAIN

❑	Please check this box if you plan to attend the Annual Meeting of Shareholders.

CONTINUED ON REVERSE SIDE